As filed with the Securities and Exchange Commission on September 5, 1997

                                          REGISTRATION STATEMENT NO. 333-26675


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------



                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------



                         BARNETT AUTO RECEIVABLES CORP.
             (Exact name of registrant as specified in its charter)

                 Nevada                               Application Pending
           (State or other jurisdiction                  (IRS Employer
         of incorporation or organization)            Identification Number)


                           3800 Howard Hughes Parkway
                                   Suite 1560
                            Las Vegas, Nevada 89109
                                 (702) 735-1811


                        (Address, including zip code, and
                    telephone number, including area code, of
                    Registrant's principal executive office)
                          ----------------------------

                               Gerald G. Robinson
                         BARNETT AUTO RECEIVABLES CORP.
                           3800 Howard Hughes Parkway
                                   Suite 1560
                            Las Vegas, Nevada 89109
                                 (702) 735-1811

               (Address, including zip code, and telephone number,
                        area code, of agent for service)
                          ----------------------------


                                   Copies to:


          Halcyon E. Skinner, Esq.                 REED D. AUERBACH, ESQ.
       Mahoney Adams & Criser, P.A.            STROOCK & STROOCK & LAVAN LLP
         50 North Laura Street                        180 MAIDEN LANE
       Jacksonville, Florida  32202                NEW YORK, NEW YORK 10038


                       ----------------------------
          Approximate Date of Commencement of Proposed Sale to Public:
     From time to time after this Registration Statement becomes effective.
                           ---------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __



                        CALCULATION OF REGISTRATION FEE

                                                           Proposed                       Proposed maximum
Title of each class of                 Amount to be        maximum offering               aggregate offering      Amount of
securities to be registered            registered(1)       price per unit(1)              price                   registration fee


Asset Backed Notes and
Asset Backed Certificates............  $750,000,000       100%                           $750,000,000              $227,272.73(2)

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  A registration fee of $303.04 has previously been paid.


                           --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 1997



Prospectus Supplement                                          [Form 1]
(To Prospectus dated ________)

                                  $------------
                            Barnett Auto Trust 199_-_
                                     Issuer
                          $___ ____% Asset Backed Notes
                       $__ ___% Asset Backed Certificates


                     Barnett Dealer Financial Services, Inc.
                              Servicer And Sponsor
                         Barnett Auto Receivables Corp.
                                    Depositor

Barnett Auto Trust 199_-_ (the "Trust") will be formed pursuant to an Amended and Restated Trust Agreement to be dated as of ________, 199_, between Barnett Auto Receivables Corp. (the "Depositor") and ______________ (the "Owner Trustee") and will issue $________ aggregate principal amount of % Asset Backed Notes (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of __________, 199_, between the Trust and ______________ (the
"Indenture Trustees"). The Trust will also issue $_________ aggregate principal amount of _____% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper (the "Receivables") secured by the motor vehicles financed thereby, including certain monies due or received thereunder on or after _________ (the "Cutoff Date"), transferred to the Trust by the Depositor on or prior to the date of issuance of the Securities.

The Securities will be available for purchase in minimum denominations of $1,000 and integral multiples thereof. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on the Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will generally be payable on the fifteenth day of each month (each, a "Distribution Date"), commencing _________ 15, ___. Principal on the Notes will be payable on each Distribution Date to the extent described herein. The Final Scheduled Distribution Date for the Notes will be the __________ Distribution Date. The Final Scheduled Distribution Date for the Certificates will be the ________ Distribution Date. Capitalized terms used in this Prospectus Supplement are defined herein on the pages indicated in the "Index of Terms" beginning on page 36 herein.
                                                 (Continued on following page)
                                 --------------


The rights of the Certificateholders will be subordinated to the rights of the Noteholders as described herein.

For a discussion of certain factors which should be considered by prospective purchasers of the Securities, see "Risk Factors" beginning on page 13 herein and on page 12 of the accompanying prospectus.

 THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT FRACTIONAL
   UNDIVIDED INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF INTERESTS IN THE DEPOSITOR, THE SERVICER, THE SPONSOR, BARNET BANK, N.A., THE ORIGINATORS OR ANY OF THEIR AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR
      THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
  HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                             Underwriting
                                 Price to    Discounts and    Proceeds to
                                  Public     Commissions      the Depositor (1)
                                 --------    -------------    ----------------

Per Note....................       ______%     _________%        ________%
Per Certificate.............       ______%     _________%        ________%
Total.......................    $__________  $__________      $___________
 ------------------------
(1) Before deducting expenses, estimated to be $__________.
The Notes and the Certificates are offered by the Underwriter when, as and if issued by the Trust, delivered and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System and, in the case of the Notes, Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about __________,
__.

            The date of this Prospectus Supplement is ____ __, 1997.

 (Continued from previous page)

The Certificates represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rate of %___ per annum, will be distributed to the Certificateholders on each Distribution Date. Distributions of interest on the Certificates will be subordinated in priority of payment to interest on the Notes and distributions of principal of the Certificates will be subordinated in priority of payment to payment of principal of the Notes. No principal will be paid on the Certificates until all of the Notes have been paid in full.

However, payment in full of the Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Depositor exercises its option to purchase the Receivables or on the related Distribution Date after the Auction Sale (as defined herein under "Summary of Terms--Terms of the Notes--Auction Sale) occurs. The Depositor has the option to purchase the Receivables when the aggregate principal balance of the Receivables declines to 10% or less of the Initial Pool Balance. The Auction Sale of the Receivables may occur, as described herein, after the aggregate principal balance of the Receivables declines to 5% or less of the Initial Pool Balance. Under certain circumstances it is likely that the Notes and the Certificates will be repaid before their Final Scheduled Distribution Dates.

The Securities will be redeemed if the Depositor exercises its right to purchase the Receivables or if an auction sale is successfully conducted. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.


IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                SUMMARY OF TERMS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" beginning on page 36 herein or, to the extent not defined herein have the meanings assigned to such terms in the accompanying Prospectus.


Issuer.............................Barnett Auto Trust 199_-_ (the "Trust" or the
                                   "Issuer"), a Delaware business trust to be established pursuant to an Amended and Restated Trust Agreement to be dated as of _________, 199_ (as amended and supplemented from time to time, the "Trust Agreement") between the Depositor and the Owner Trustee.


Depositor..........................Barnett Auto Receivables Corp. (the
                                   "Depositor"), a wholly-owned indirect
                                   subsidiary of Barnett Bank, N.A. See
                                   "The Depositor" in the accompanying
                                   Prospectus (the "Prospectus").

Servicer...........................Barnett Dealer Financial Services, Inc.
                                   (in such capacity, the "Servicer" or
                                   "BDFS"), a wholly-owned subsidiary of
                                   Barnett Bank, N.A. See "The Servicer
                                   and the Sponsor" herein and in the
                                   Prospectus.

Sponsor............................BDFS (in such capacity, the "Sponsor").
                                   See "The Servicer and the Sponsor" herein and in the Prospectus.

Owner Trustee......................__________________, as trustee under the
                                   Trust Agreement (the "Owner Trustee").

Indenture Trustee..................___________________, as trustee under the
                                   Indenture (the "Indenture Trustee").

The Notes..........................The Trust will issue ____% Asset Backed
                                   Notes (the "Notes") pursuant to an
                                   Indenture to be dated as of _________ __, 199_ (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee in the aggregate principal amount of $__________. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Noteholders will not be entitled to receive a Definitive Note, except in the event that Definitive Notes are issued in the limited circumstances described herein. Persons acquiring beneficial interests in the Notes will hold their interests through The Depository Trust Company ("DTC") in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. See
                                   "Certain Information Regarding the
                                   Securities-Definitive Securities" in the
                                   Prospectus.

                                   The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account) pursuant to the Indenture to the extent described herein.

The Certificates...................Concurrently with the issuance of the Notes, the Trust will issue  ___% Asset Backed
                                   Certificates (the "Certificates" and,
                                   together with the Notes, the "Securities") pursuant to the terms of the Trust
                                   Agreement.  The Certificates will bear
                                   interest at the rate of ______% per annum
                                   (the "Certificate Rate") and will have an aggregate original principal balance of $______. The Certificates will be available for purchase in denominations of $1,000 and integral multiples of $_____ in excess thereof in book-entry form only (other than the Certificates sold to the Depositor, as described under "Formation of the Trust" herein). Certificateholders will not be entitled to receive a Definitive Certificate, except in the event that Definitive Certificates are issued in the limited circumstances described herein. Persons acquiring beneficial ownership interests in the Certificates will hold their interests in the Certificates through DTC. See "Certain Information Regarding the Securities-Definitive Securities" in the Prospectus.

Cutoff Date........................With respect to each Receivable,
                                   _______ 199_ (the "Cutoff Date").

The Trust.......................... The Trust is a business trust to be established under the laws of Delaware pursuant to the Trust Agreement. The activities of the Trust are limited by the terms of the Trust Agreement to purchasing, owning and managing the Receivables and other activities related thereto. The property of the Trust includes (i) the Receivables; (ii) all monies received under the Receivables on and after the Cutoff Date, and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date; (iii) the Collection Account, the Reserve Account, the Payahead Account, the Note distribution account and the Certificate distribution account, established and maintained by the Servicer; (iv) security interests in the vehicles securing the Receivables (the "Financed Vehicles"); (v) the rights of the Originators to receive proceeds from claims under certain insurance policies; (vi) the rights of the Trust under the Sale and Servicing Agreement; (vii) the rights of the Depositor under the Loan Purchase Agreement;
                                    (viii) the rights of the Originators to
                                    refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors"); (ix) all right, title and interest of the Originators (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements; and (x) all proceeds of the foregoing.

The Receivables....................The Receivables arise from retail installment sale contracts originated indirectly by motor vehicle dealers (the "Dealers") and purchased by certain wholly-owned direct and indirect subsidiaries of Barnett Bank, N.A. (each, an "Originator") pursuant to agreements with the Dealers ("Dealer Agreements") and other motor vehicle installment chattel paper originated directly by the Originators. On or prior to the date of issuance of the Securities (the "Closing Date"), the Depositor will buy the Receivables having an aggregate principal balance of $_____ as of the Cutoff Date from the Originators pursuant to a Loan Purchase Agreement (the "Loan Purchase Agreement") to be dated as of ________ __, 199_ between the Depositor and the Originators. Immediately following such sale, the Trust will purchase such Receivables from the Depositor pursuant to a Sale and Servicing Agreement to be dated as of _________ __, 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Servicer and the Sponsor. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and in the Prospectus.

                                   The Receivables have been selected from the contracts and loans owned by the Originators based on the criteria specified in the Sale and Servicing Agreement and described herein. As of the Cutoff Date, the weighted average annual percentage rate (the "APR") of the Receivables was approximately
                                   _____%, the weighted average remaining
                                   maturity of the Receivables was
                                   approximately _____ months and the weighted average original maturity of the Receivables was approximately _____ months. As of the Cutoff Date, no Receivable has a scheduled maturity later than _______ __, ____ (the "Final Scheduled Maturity Date"). Approximately _____% of the aggregate principal balance of the Receivables as of the Cutoff Date represents financing of new vehicles; the remainder represents financing of used vehicles. As of the Cutoff Date, approximately _____%, _____% and _____%
                                   of the aggregate principal balance of
                                   the Receivables have Obligors with billing addresses in the states of __________, __________, and _________, respectively.
                                   Approximately _____% of the aggregate
                                   principal balance of the Receivables as of the Cutoff Date were Balloon Loans. See
                                   "The Receivables Pool" and "Risk Factors--
                                   Regional Economic Conditions" herein and
                                   "Risk Factors--Balloon Loans" herein and in the Prospectus.

                                   The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and Advances to be remitted by the Depositor, the Servicer and the Sponsor, as the case may be, all for such Collection Period, all losses realized on Receivable that became Liquidated

                                   Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

                                   "Collection Period" means, with respect to a Distribution Date, (i) in the case of the initial Distribution Date, the period from and including the Cutoff Date through and including _________ __, ____ and
                                   (ii) thereafter, the calendar month
                                   preceding the related Distribution.

Terms of the Notes.................The principal terms of the Notes will be described below:

     A.  Distribution Dates........Payments of interest and principal on the
                                   Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing __________. Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such Distribution Date or, in the event Definitive Securities have been issued, at the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs (a "Record Date"). Each reference to a "Payment Date" in the Prospectus shall refer to a Distribution Date. A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in New York, New York, or Wilmington, Delaware are authorized by law, regulation or executive order to be closed.

   B.  Interest Rate...............Notes will bear interest at the rate of
                                   _____% per annum (the "Interest Rate").

   C. Interest.....................Interest on the outstanding principal amount of the Notes will  accrue at the
                                   applicable Interest Rate from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest on the Notes will be payable on each Distribution Date after payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee"). Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the Interest Rate. See "Description of the Notes--The Notes--Payments of Interest" herein.

     D.  Principal.................Principal of the Notes will be payable on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the related Collection Period to the extent of funds available therefor following payment of the Total Servicing Fee and distributions of interest in respect of the Notes and the Certificates. The Noteholders' Principal Distributable Amount for a Collection Period will be based on the Noteholders' Percentage of the Principal Distribution Amount for such Collection Period, as calculated by the Servicer as described under "Description of the Transfer and Servicing Agreements-Distributions" herein. The Principal Distribution Amount for a Collection Period will generally be based upon the sum of all principal collections (including Advances but excluding Payaheads) received on the Receivables plus losses on Receivables that became liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period. The Noteholder's Percentage will be 100% until the Notes have been paid in full and thereafter will be zero. See "Description of the Notes--The Notes--Payments of Principal" herein.

                                   The outstanding principal amount of the
                                   Notes, to the extent not previously paid, will be payable on the ____________ Distribution Date (the "Note Final Scheduled Distribution Date").

     E.  Optional Redemption.......The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Depositor exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, at a redemption price equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon. See "Description of the Notes-- The Notes--Optional Redemption" herein. The "Initial Pool Balance" will equal the Pool Balance as of the Cutoff Date.

     F.  Auction Sale..............In the event that the Pool Balance has declined to 5% or less of the Initial Pool
                                   Balance, the Depositor has not exercised its optional redemption with respect to the Receivables, satisfactory bids are received as described herein and the assets of the Trust are sold pursuant to an auction
                                   (the "Auction Sale"), the Notes will be
                                   redeemed at a redemption price equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate. See "Description of the Notes-The Notes-Auction Sale" herein.

Terms of the Certificates..........The principal terms of the Certificates will be as described below:

     A.  Distribution Dates........Distributions with respect to the
                                   Certificates will be made on each
                                   Distribution Date, commencing __________.
                                   Distributions will be made to holders of record of the Certificates (the "Certificateholders," and, together with the Noteholders, the "Securityholders") as of the related Record Date.

     B.  Certificate Rate..........___% per annum, payable monthly on each
                                   Distribution Date at one-twelfth of the
                                   annual rate.

     C.  Interest..................Interest on the outstanding Certificate
                                   Balance will accrue at the Certificate Rate from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been distributed to but excluding such Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payment of interest on the Certificates is subordinated to payment of interest on the Notes. Upon the occurrence and during the continuation of certain Events of Default under the Indenture, an acceleration of the Notes or an Insolvency Event, distribution of any amounts on the Certificates will be subordinated in priority of payment to payment of principal of the Notes.
                                   Interest on the Certificates for any
                                   Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the Certificate Rate.

     D.  Principal.................Commencing on the Distribution Date on
                                   which all of the Notes have been paid
                                   in full, principal of the Certificates
                                   will be payable  on each Distribution
                                   Date in an amount equal to the
                                   Certificateholders' Principal Distributable
                                   Amount for the related Collection Period, to the extent of funds available therefor following payment of the Total Servicing Fee and distributions of interest and principal in respect of the Notes, if any, and the distribution of interest in respect of the Certificates. The Certificateholders'
                                   Principal Distributable Amount will be based on the Certificateholders' Percentage of the Principal Distribution Amount, and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements-Distributions" herein. The Certificate-holders' Percentage will be 0% until the Notes are paid in full and thereafter will be 100%. See "Description of the Certificates--The Certificates--Distribution of Principal Payments" herein.

                                   On and after any Distribution Date on
                                   which the Notes have been paid in
                                   full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.
                                   See "Description of the Certificates--The
                                   Certificates--Distributions of Principal
                                   Payments" herein.

                                   The outstanding principal amount, if
                                   any, of the Certificates will be payable in full on the _________ Distribution Date (the "Certificate Final Scheduled Distribution
                                    Date").

     E.  Optional Prepayment.......If the Depositor exercises its option to purchase the Receivables, which may occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, the
                                   Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon.
                                   See "Description of the Certificates--The
                                   Certificates--Optional Prepayment"
                                   herein.

     F.  Auction Sale..............In the event of an Auction Sale, the
                                   Certificates will be redeemed at a
                                   redemption price equal to the Certificate
                                   Balance plus accrued and unpaid interest thereon at the Certificate Rate. See "Description of the Certificates--The Certificates--Auction Sale" herein.

 Reserve Account...................Pursuant to the Sale and Servicing Agreement,
                                   a reserve account (the "Reserve Account") will be created for the purpose of providing funds for timely payment of principal of and interest on the Notes and Certificates in the event of shortfalls in the Trust's receipt of payments on the Receivables. The Reserve Account will be initially funded by a deposit by the Depositor on the Closing Date of cash or Eligible Investments having a value of $____ (___% of the aggregate initial principal balance of the
                                   Notes and plus the initial Certificate
                                   Balance).  The amount deposited in the
                                   Reserve Account on the Closing Date is
                                   referred to as the "Reserve Account Initial
                                   Deposit."  The Reserve Account Initial
                                   Deposit will be augmented on each
                                   Distribution Date by the deposit in the
                                   Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders. Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made to the Servicer, the Noteholders and the Certificateholders on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Depositor. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to the greater of (i) ___% of the sum of the aggregate outstanding principal balance of the Notes plus the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates on such Distribution Date) or
                                   (ii) ___% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance. See "Description of the Transfer and Servicing Agreements-Credit Enhancement-Reserve Account" herein.
                                   Funds will be withdrawn from the Reserve
                                   Account and deposited in the Collection
                                   Account on each Distribution Date to pay the Total Servicing Fee and to make required payments on the Notes and distributions on the Certificates in the event funds are not otherwise available, as described herein. However, in certain circumstances the
                                   Reserve Account could be depleted with the result that funds would not be available for deposit in the Collection Account to make such payments.

Collection Account; Priority
of Payments........................Except under certain limited conditions described herein, the Servicer will be
                                   required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Indenture Trustee (the "Collection Account").
                                   Pursuant to the Sale and Servicing
                                   Agreement, the Servicer will have the power, which may be revoked by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account (including funds, if any, deposited therein from the Reserve Account) and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Total Servicing Fee to the Servicer, (ii) the Noteholders' Interest Distributable Amount into the Note Distribution Account, (iii) the Certificateholders' Interest Distributable
                                   Amount into the Certificate Distribution
                                   Account, (iv) the Noteholders' Principal
                                   Distributable Amount into the Note
                                   Distribution Account, (v) commencing on the Distribution Date on which the Notes have been paid in full, the Certificateholders' Principal Distributable Amount into the Certificate Distribution Account; and (vi) any amounts remaining after the application of clauses (i)-(v) above, to the Reserve Account up to the Specified Reserve Account Balance and the remainder, if any, to the Depositor. Notwithstanding the foregoing, on each Distribution Date following the occurrence and during the continuation of certain Events of Default, an acceleration of the Notes or an Insolvency Event, the principal amount of the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

 Sale and Servicing Agreement.....  Under the Sale and Servicing
                                    Agreement, the Depositor will sell the
                                    Receivables to the Trust. In addition, the Servicer will agree with the Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. The Depositor has made certain representations and warranties relating to the Receivables for the benefit of the Securityholders in the Sale and Servicing Agreement. The Trust will be entitled to require the Depositor or the Sponsor, jointly and severally, to purchase any Receivable if the interest of the Securityholders is materially adversely affected by a breach of any representation or warranty made by the Depositor with respect to such Receivable, if such breach has not been cured by the applicable grace period.

                                   The Servicer shall receive a monthly
                                   fee (the "Servicing Fee"), payable on
                                   each Distribution Date (other than the
                                   initial Distribution Date), equal to
                                   one-twelfth (and in the case of the
                                   initial Distribution Date,
                                   ______________________) of the
                                   product of ___% and the Pool Balance
                                   as of the first day of the related
                                   Collection Period. In addition, the
                                   "Servicing Fee" will
                                   include certain late fees, prepayment
                                   charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein and "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. The Servicer or the Owner
                                   Trustee is obligated to provide to the other and to the Indenture Trustee written notice upon the discovery of a breach by the Servicer of certain covenants made by the Servicer in the Sale and Servicing Agreement. If the breach is not cured, the Servicer will be obligated to purchase any Receivable materially and adversely affected by such uncured breach.

Tax Status.........................Upon the issuance of the Securities,
                                   Stroock & Stroock & Lavan  LLP, special
                                   Federal tax counsel to the Trust, will
                                   deliver an opinion to the effect that,
                                   for federal income tax purposes: (1)
                                   the Notes will constitute indebtedness; and
                                   (2) the Certificates will constitute
                                   interests in a trust fund that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation. Each Noteholder, by acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "Federal Income Tax Consequences" herein and in the Prospectus. Investors should consult their own tax advisors regarding state and local tax consequences. See
                                   "State and Local Tax Consequences"
                                    herein  and in the Prospectus.

 ERISA Considerations...............Subject to the conditions and considerations discussed under "ERISA Considerations--The
                                    Notes" herein and in the Prospectus, the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"). The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of a Benefit
                                    Plan by reason of a plan's investment in the entity. See "ERISA Considerations--The Certificates" herein and in the Prospectus.

Rating of the Notes.................It is a condition to the issuance of the Notes that they be rated
                                    _______________ by at least two
                                    nationally recognized rating agencies. The rating of the Notes is based primarily on the creditworthiness of the Receivables, the Reserve Account and the subordination provided by the Certificates. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors-Ratings of the Securities; Possibility of
                                    Withdrawal or Downgrading" herein.

Rating of the Certificates..........It is a condition to the issuance of the Certificates that they be  rated
                                    at least "_" or its equivalent by at
                                    least two nationally  recognized rating
                                    agencies. The rating of the Certificates is based primarily on the creditworthiness of the Receivables and the Reserve Account. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors-Ratings of the Securities; Possibility of Withdrawal or Downgrading" herein.

                                  RISK FACTORS

          Prospective investors should consider the following risk factors, in connection with the purchase of the Securities as well as the Risk Factors specified under the heading "Risk Factors" in the Prospectus.

Limited Liquidity

          There is currently no secondary market for the Securities. The Underwriter currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

[Regional Economic Conditions

          Economic conditions in the states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the billing addresses of the Obligors with respect to approximately _____%, _____%, and _____% by principal balance of the Receivables were located in __________, __________ and ________, respectively.______ , _______,_______, and _______ have experienced economic downturns from time to time and no predictions can be made regarding future economic conditions in __________, __________ and __________ or in any of the other states where the Obligors are located. See "The Receivables Pool" herein.]

Subordination of the Certificates

         Distributions on the Certificates will be subordinated in priority of payment to principal and interest due on the Notes to the extent described below. The Certificateholders will not receive any distribution of interest with respect to a Collection Period until the full amount of interest on the Notes relating to such Collection Period has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal with respect to a Collection Period until the full amount of principal of the Notes relating to such Collection Period has been deposited in the Note Distribution Account. Moreover, the Certificateholders will not receive any distributions of principal until the Notes have been repaid in full. In addition, the Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. The Certificates represent interests solely in the Trust and neither the Certificates nor the Notes will be insured or guaranteed by the the Depositor, the Servicer, the Sponsor, the Indenture Trustee, the Owner Trustee or any other person or entity. Consequently, holders of the Certificates must rely for repayment upon payments on the Receivables, and, if and to the extent available, amounts on deposit in the Reserve Account. If funds in the Reserve Account are exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Securities. In addition, in such event, delinquent payments on the Receivables may result in a shortfall in the distributions on the Certificates on any Distribution Date due to the priority of payments on the Notes. Although on each Distribution Date the Certificateholders' Interest Distributable Amount ranks senior to the Noteholders' Principal Distributable Amount, following the occurrence and during the continuation of certain Events of Default, an acceleration of the Notes or an Insolvency Event, the principal amount of the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

Balloon Loans


         As of the Cutoff Date, approximately _____% of the aggregate principal balance of the Receivables, constituting _____% of the number of Receivables, represent Balloon Loans. "Balloon Loans" are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Obligor will be required to make a balloon payment (a "Balloon Payment") which will be significantly larger than such Obligor's other scheduled monthly payments. The ability of such an Obligor to repay a Balloon Loan at maturity frequently will depend on such Obligor's ability to refinance the Receivables. See "Risk Factors--Balloon Loans" and "Maturity and Prepayment Considerations--Balloon Loans" in the Prospectus.


Ratings of the Securities; Possibility of Withdrawal or Downgrading

         It is a condition to the issuance of the Notes that they be rated _________ by at least two nationally recognized rating agencies (the "Rating Agencies"). It is a condition to the issuance of the Certificates that they be rated at least "___" or its equivalent by the Rating Agencies. A rating is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the receipt of distributions due on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if circumstances so warrant. The ratings of the Securities are based primarily on the creditworthiness of the Receivables and the availability of the Reserve Account and, in the case of the Notes, on the subordination provided by the Certificates.


                             FORMATION OF THE TRUST

The Trust


         BDFS, as Sponsor, will cause Barnett Auto Trust 199_-_, a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates and the Notes,
(iii) making payments on the Certificates and the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


          The Trust will initially be capitalized with equity of $ __________, excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates. The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables. Certificates with an original Certificate Balance of $_______ (at least _____% of the initial Certificate Balance) have been registered with the Securities and Exchange Commission (the "Commission"), and will be registered in definitive form in the name of the Depositor, and the remaining equity interest and the Notes will be sold to the Underwriters for cash. The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements-- Servicing Compensation" herein and "--Servicing Compensation and Payment of Expenses in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the Financed Vehicles.

         If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, there may not be sufficient funds to make distributions with respect to the Securities.

         The Trust's principal offices are in __________, in care of _____________, as Owner Trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Notes ...................$______
Certificates.............$______
    Total................$______

THE OWNER TRUSTEE

         _________________ is the Owner Trustee under the Trust
Agreement.  _________________ is a  __________________ and its
principal offices are located at __________, ___________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.


                               THE TRUST PROPERTY

          The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which were generally originated indirectly by Dealers and purchased by the Originators pursuant to agreements with Dealers ("Dealer Agreements"). On the Closing Date, the Depositor will buy the Receivables from the Originators and the Depositor will sell the Receivables to the Trust. The Servicer will, directly or through subservicers, service the Receivables. The Trust Property also includes (i) all monies received under the Receivables on and after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date, (ii) such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note distribution account and the Certificate distribution account, established and maintained by the Servicer pursuant to the Sale and Servicing as described below, (iii) security interests in the Financed Vehicles, (iv) the rights of the Originators to receive proceeds from claims under certain insurance policies,
(v) the rights of the Trust under the Sale and Servicing Agreement; (vi) the rights of the Depositor under the Loan Purchase Agreement; (vii) the rights of the Originators to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors"); (viii) all right, title and interest of the Originators (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements and (ix) all proceeds (within the meaning of the UCC) of the foregoing. The Reserve Account shall be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.


                              THE RECEIVABLES POOL

POOL COMPOSITION


         The Receivables were selected from the Originators' portfolio by several criteria, including, as of the Cutoff Date, the following: each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date; each Receivable was originated in the United States of America; each Receivable has an original term to maturity of not more than ___ months and a remaining term to maturity of __ months or less as of the Cutoff Date; each Actuarial Receivable provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payment); each Receivable is not more than ___ days contractually past due as of the Cutoff Date and is not more than _______ months paid ahead; each Receivable has an outstanding principal balance between $_____ and $____; and each Receivable has an APR of no less than _____%. As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than _____. No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.


          The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE


 Weighted Average         Aggregate         Number of      Weighted Average     Weighted Average         Average
APR of Receivables     Principal Balance   Receivables      Remaining Term       Original Term      Principal Balance

      %                     $                  $               months              months                   $


     DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

Remaining Principal                 Number of            Aggregate Principal          Percentage of Aggregate
Range of Balance                    Receivables               Balance                    Principal Balance


Less than 30 months.............                            $                            %
30 to 35 months.................
36 to 41 months.................
42 to 47 months.................
48 to 53 months.................
54 to 59 months.................
60 to 65 months.................
66 to 71 months.................
72 to 77 months.................
78 to 89 months.................  ----------               -----------                   ----------

Total                              ==========               $==========                   =========%


 DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE


Remaining Principal                     Number of             Aggregate Principal         Percentage of Aggregate
Range of Balance                        Receivables                Balance                  Principal Balance


Less than 8.00%.................                                 $                                   %
%8.00% to 8.99%.................
9.00% to 9.99%..................
10.00% to 10.99%................
11.00% to 11.99%................
12.00% to 12.99%................
13.00% to 13.99%................
14.00% to 14.99%................
15.00% to 15.99%................
16.00% to 16.99%................
17.00% to 17.99%................
18.00% to 18.99%................
19.00% to 19.99%................
20.00% to 20.99%................
21.00% to 21.99%................
22.00% and above................     -------------               ------------                 --------%

Total                                ============                $===========                 100.00%
                                                                                              =======

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE



                                 Number of          Aggregate Principal            Percentage of Aggregate
State(1)                         Receivables            Balance                        Principal Balance


- ------------.............                             $                                          %
- ------------.............
- ------------.............
- ------------.............
- ------------.............
- ------------.............
- ------------.............
- ------------.............
Others (2)...............        ----------            --------------                      -------

Total....................        ==========            $=============                      100.00%
                                                                                           =======


(1) Based on billing addresses of the Obligors as of the Cutoff Date, which may differ from the state of origination of the Receivable.

(2) Includes __ other states and ____________. (none of which have a concentration of Receivables in excess of ____% of the aggregate principal balance).


               DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE
                        RECEIVABLES AS OF THE CUTOFF DATE


Remaining Principal                    Number of           Aggregate Principal             Percentage of Aggregate
Range of Balance                       Receivables             Balance                        Principal Balance

$ 2,500 to $ 4,999..............                             $                                          %
$ 5,000 to $ 7,499..............
$ 7,500 to $ 9,999..............
$10,000 to $12,499..............
$12,500 to $14,999..............
$15,000 to $17,499..............
$17,500 to $19,999..............
$20,000 to $22,499..............
$22,500 to $24,999..............
$25,000 to $27,499..............
$27,500 to $29,999..............
$30,000 to $32,499..............
$32,500 to $34,999..............
$35,000 to $37,499..............
$37,500 to $39,999..............
$40,000 to $41,499..............
$42,500 to $44,999..............
$45,000 to $47,499..............
$47,500 to $49,999..............
$50,000 to $52,499..............
$52,500 to $54,999..............      ----------                 -------------                  ---------

Total..........................       ==========                 $============                   100.00%
                                                                                                 =======

          The Receivables were originated by Originators located in ___ states.

          As of the Cutoff Date, approximately __% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, represents financing of motor vehicle loans thr ough the Indirect Program.

          Approximately __% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, as of the Cutoff Date, represents financing of new vehicles; the remainder represents financing of used vehicles. As of the Cutoff Date, approximately __% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, were between 1 payment and __ payments paid-ahead.

          As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, represents financing of Balloon Loans.

          As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Actuarial Receivables. "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

          As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

          If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned " interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial

Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

          The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads ) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution
Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in the Prospectus.


DELINQUENCIES AND LOSS

          Set forth below is certain information concerning the historical delinquency and loss experience of Barnett Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables originated by Barnett Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and loss experience on the Receivables will be comparable to that set forth below.



                                             DELINQUENCY EXPERIENCE(1)
                                              (DOLLARS IN THOUSANDS)

                              At       ,                                                         At December 31,
                    -------------------------------------------       --------------------------------------------------------
                                                                              1996                1995               1994
                    -------------------------------------------       --------------------------------------------------------
                    Dollars     Percent      Dollars     Percent      Dollars   Percent    Dollars   Percent  Dollars  Percent


Principal Amount
  Outstanding (2) ...   $                     $                            $                   $                  $

Delinquencies (3)....

  30-59 Days.........              %                        %
  60-89 Days.........              %                        %
  90 Days or more....              %                        %

Total Delinquencies as a
  Percentage of the Total
  Amount Outstanding..  $=====     ====%     $======    ====%




(1) Substantially all of the receivables consist of receivables originated by Barnett Bank, N.A. and certain of its subsidiaries other than Oxford Resources Corp. or its subsidiaries.

(2) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(3) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.


                                         HISTORICAL LOSS EXPERIENCE(1)
                                              (DOLLARS IN THOUSANDS)



                                For ------ Months Ended    ,                           For Year Ended December 31,
                                                                              1996                 1995                   1994
                                ------------------ ---------------         ------------      -----------------       --------------

Principal Amount
     Outstanding(2)........        $                   $                       $                   $                       $

Average Principal Amount
     Outstanding(3)........        $                   $                       $                   $                       $

Number of Loans
     Outstanding...........

Average Number of Loans
     Outstanding(3)........

Gross Losses(4)..............        $                   $                       $                   $                        $

Recoveries(5)................

Net Losses(6)................

Net Losses as a Percent of
     Principal Amount
     Outstanding...........        %                   %

Net Losses as a Percentage of
     Average Principal Amount
     Outstanding...........        %                   %


 (1) Substantially all of the receivables consist of receivables originated by Barnett Bank, N.A. and certain of its subsidiaries other than Oxford Resources Corp. or its subsidiaries.


 (2) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

 (3) Average of the month-end balances for each of the twelve months in the applicable calendar year.

 (4) Gross losses is the aggregate remaining principal balance, including accrued but unpaid interest.

 (5) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.

 (6)      Net Losses is equal to Gross Losses less Recoveries.


          Delinquencies and net charge-offs are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the le vel of future total delinquencies or the severity of future ne t charge-offs. As a result, the delinquency and net charge-of f experience of the Receivables may differ from those shown in the tables.

[MDNA]


                    [WEIGHTED AVERAGE LIFE OF THE SECURITIES

          Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes could occur significantly earlier than the Final Scheduled Distribution Date for the

Notes. The final distribution in respect of the Certificates also could occur prior to the Certificate Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

          The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each monthly has 30 days, (iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and (v) the Seller does not exercise its option to purchase the Receivables. The first two pools have an assumed cutoff date of __________ and the remaining pools have an assumed cutoff date of __________. The ABS Table indicates the projected weighted average life of the Notes and the Certificates and sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

          The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cutoff Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.


                                                    Original Term       Remaining Term to
                       Aggregate                      to Maturity           Maturity
 Pool              Principal Balance      APR         (in Months)          (in Months)

 1................      $                  %
 2................      $                  %
 3................      $                  %
 4................      $                  %

          The actual characteristics and performance of the Receivabl es will differ from the assumptions used in construct ing the ABS Table. The assumptions used are hypotheti cal and have been provided only to give a general sense of how the principal cash flows might behave under varying prepaymen t scenarios. For example, it is very unlikely that the Recei vables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within ea ch of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the or iginal and remaining terms to maturity of the Receivabl es are as assumed. Any difference between such assumptio ns and the actual characteristics and performance of the Recei vables, or actual prepayment experience, will affect the perce ntages of initial balances outstanding over time and the weigh ted average lives of the Notes and the Certificates.]

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Securities will be applied by the Trust to the purchase of the Receivables and the other Trust Property from the Depositor. The Depositor will use the net proceeds paid to it by the Trust to acquire the Receivables from the Originators and to make the Reserve Account Initial Deposit in the amount of $__________ (___% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance).


                          THE SERVICER AND THE SPONSOR


          As of _________________, BDFS serviced approximately [_____] retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicles and light truck), receivables, representing an outstanding balance of approximately [____] million. As of ________________, BDFS serviced approximately [_____] automobile leases equaling approximately $_____ billion of automobile lease receivables. See "The Servicer and the Sponsor" in the Prospectus.


          BDFS is subsidiary of Barnett Banks, Inc. On August 29, 1997, Barnett Banks, Inc. announced a definitive agreement to merge with NationsBank Corporation. The merger, which is subject to the approval of the stockholders of both companies and of various regulatory authorities, is expected to close in the first quarter of 1998. Following the merger, the servicing of motor vehicle loans originated by subsidiaries of Barnett Banks, Inc. and NationsBank Corporation may be consolidated. In such event, temporary interruptions in servicing may occur.


                            DESCRIPTION OF THE NOTES

GENERAL

          The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Notes and the Indenture. The summary is qualified by reference to the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

THE NOTES

          Payments of Interest. The Notes will constitute [Fixed Rate] Securities, as such term is defined under "Certain Information Regarding the Securities-Fixed Rate Securities" in the Prospectus. Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing ___________. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee"). See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein. Interest payments to the Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date.

          Payments of Principal. Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations. Principal payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default, an acceleration of the Notes or an Insolvency Event, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

          The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

          Optional Redemption. The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Depositor exercises its option to purchase the Receivables. The Depositor may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

          Auction Sale. In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

          The Indenture Trustee. ___________________ will be the Indenture Trustee under the Indenture. The Depositor maintains normal commercial banking relations with the Indenture Trustee.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Trust Agreement. The summary is qualified in its entirety by reference to the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

THE CERTIFICATES

          Distributions of Interest Income. Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Certificate Rate. Such amounts will be distributable monthly on each Distribution Date commencing ___________. [The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities"] in the Prospectus. That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders' Interest Distributable Amount. On any Distribution Date, the Certificateholders' Interest Distributable Amount will equal 30 days' interest at the Certificate Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Certificate Rate. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.


         Distributions of Principal Payments. Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders' Distributable Amount, if any, and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreement--Distributions" and "Credit Enhancement--Reserve Account" herein.


         On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

         Subordination of Certificates. The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest. In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full. Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates. In addition, following the occurrence of certain Events of Default, an acceleration of the Notes or an Insolvency Event, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

         Optional Prepayment. If the Depositor exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution shall effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

         Auction Sale. In the event of an Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Certificate Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


         The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the "Transfer and Servicing

Agreements"). This summary is qualified by reference to the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

         Certain information regarding the conveyance of the Receivables by the Originators to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

ACCOUNTS

         [The assets of the Trust will not include a Pre-Funding Account.] All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION

         The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to % per annum (the "Servicing Fee Rate") of the Pool Balance as of the first day of the Collection Period. The "Servicing Fee" will also include such other amounts to be paid to the Servicer as described in the Prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

PAYMENTS ON RECEIVABLES


         Prior to the issuance of the Securities, BDFS will obtain a _________ from Barnett Bank, N.A. and it anticipates that it will make deposits into the Collection Account only on the business day preceding the related Distribution Date.


DISTRIBUTIONS

         Deposits to the Collection Account. On or before the earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date (the "Determination Date"), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

         On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and (i) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and (ii) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. On or before each Distribution Date the Servicer will deposit any Advances for such Distribution Date into the Collection Account. On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account. On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the "Reserve Account Transfer Amount") equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or (ii) the amount, if any, by which (x) the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds (y) the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

          The "Interest Distribution Amount" for a Distribution Date shall be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period); (ii) all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds" of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period; (iv) the Purchase Amount of each Receivable that was repurchased by the Depositor or the Sponsor or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon; (v) all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and (vi) Investment Earnings for such Distribution Date; provided, however, that in calculating the Interest Distribution Amount, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Depositor or the Sponsor or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement, shall all be excluded.

         The "Available Principal" for a Distribution Date shall be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period); (ii) Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables; (iii) all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period; (iv) to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Depositor or the Sponsor or purchased by the Servicer during the preceding Collection Period; and (v) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; provided, however, that in calculating the Available Principal, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Depositor or the Sponsor or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement, shall all be excluded.

         The "Principal Distribution Amount" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection
Period: (i) (a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of (x) the amount of all scheduled payments allocable to principal due during the preceding Collection Period and (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period, in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period; (ii) the principal balance of each Receivable that was repurchased by the Depositor or the Sponsor or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (i) above); (iii) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (i) above); (iv) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; and (v) the aggregate amount of Cram Down Losses during such Collection Period.

         Monthly Withdrawals from Collection Account. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in "Deposits to the Collection Account" above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the "Total Distribution Amount"):

               (i) from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

               (ii) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

               (iii) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Certificateholders' Interest Distributable Amount;

               (iv) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Noteholders' Principal Distributable Amount;

               (v) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

               (vi) from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (i) through (v).

         Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default, an acceleration of the Notes or an Insolvency Event, the Total Distribution Amount remaining after the application of clauses (i) and (ii) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

          For purposes hereof, the following terms have the following meanings:

          "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         "Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

         "Liquidated Receivables" means, Receivables (i) which have been liquidated by the Servicer through the sale of the related Financed Vehicle,
(ii) as to which all or a portion representing 10% or more of a scheduled payment due is 150 or more days delinquent or (iii) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (ii) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

         "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

          "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

          "Noteholders' Percentage" means (i) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (ii) zero for each Distribution Date thereafter.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

          "Certificate Rate" means, with respect to the Certificates, ____% per annum.

          "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

          "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the
Certificateholders' Interest Carryover Shortfall for such Distribution Date.

          "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Certificate Rate (or, in the case of the first Distribution Date, the Certificate Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (ii) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Certificate Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

         "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account. In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date,
(i) the outstanding principal balance of the Notes is zero and (ii) the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

         "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

          "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

          "Certificate Balance" equals, initially, $_____________ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

         On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

               (i) to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate;

               (ii) to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

         On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

               (i) to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Certificate Rate; and

               (ii) to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

CREDIT ENHANCEMENT

         Reserve Account. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be initially funded by a deposit by the Depositor on the Closing Date in the amount of $_______ (____% of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the "Reserve Account Initial Deposit"). The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of the excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.

         "Specified Reserve Account Balance" with respect to any Distribution Date generally means the greater of (a) __% of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date) or (b) __% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

          Subordination of the Certificates. The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default, an acceleration of the Notes, or an Insolvency Event. The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result. In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.

                         FEDERAL INCOME TAX CONSEQUENCES

          Stroock & Stroock & Lavan LLP is of the opinion that, (x) based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for Federal income tax purposes and
(y) based on the applicable provisions of the Trust Agreement and Related Documents, for federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation and (ii) the Trust will not be treated as a publicly traded partnership taxable as a corporation. The Notes will not be issued will original issue discount ("OID"). See "Federal Income Tax Consequences" in the Prospectus.


                        STATE AND LOCAL TAX CONSEQUENCES

          The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.


                              ERISA CONSIDERATIONS

THE NOTES

          A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan or arrangement's particular circumstances before authorizing an investment of a portion of such plan or arrangement's assets in the Certificate. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan or arrangement; and (iv) whether the investment is prudent, considering the nature of the investment.

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan or retirement arrangements, including individual retirement accounts and certain types of Keogh Plans, as well as any entity whose underlying assets include plan assets by reason of a plan or arrangement investing in such entity (including an insurance company general account), (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

          Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, 29 C.F.R. Section 2510.3-101 (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness under applicable local law without substantial equity features for purposes of the Plan Assets Regulation, then the Notes will be eligible for purchase by Benefit Plans.

          However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

          A Benefit Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE CERTIFICATES

          The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity. By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.


                                  UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to ____________________ (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

          The Trust has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession of __% per Note, that the Underwriter and such dealers may allow a discount of ___% per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

          The Trust has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession of __% per Certificate; that the Underwriter and such dealers may allow a discount of __% per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

          The Depositor and the Sponsor have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

         The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

         The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.


                                 LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and Certificates will be passed upon for the Underwriter and the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

                                 INDEX OF TERMS

          Set forth below is a list of the defined terms used in this Prospectus and the first page on which the definitions of such terms may be found herein.



ABS.........................................................22
ABS Table...................................................23
APR..........................................................6
Auction Sale.................................................8
Available Principal.........................................28
Balloon Loans...............................................15
Balloon Payment.............................................15
Benefit Plan................................................12
Business Day.................................................7
Cedel........................................................2
Certificate Balance.........................................32
Certificate Final Scheduled Distribution Date...............10
Certificate Rate.........................................5, 31
Certificateholders...........................................9
Certificateholders' Distributable Amount....................31
Certificateholders' Interest Carryover Shortfall............32
Certificateholders' Interest Distributable Amount...........31
Certificateholders' Monthly Interest Distributable Amount...31 Certificateholders' Monthly Principal Distributable Amount..32
Certificateholders' Percentage..............................32
Certificateholders' Principal Carryover Shortfall...........32
Certificateholders' Principal Distributable Amount..........32
Certificates.................................................1
Closing Date.................................................6
Collection Account..........................................11
Commission..................................................15
Cram Down Loss...............................................7
Cutoff Date..................................................1
Dealer Agreements............................................6
Dealers......................................................6
Depositor....................................................1
Determination Date..........................................27
disqualified persons........................................34
Distribution Date............................................1
DTC..........................................................2
equity interest.............................................34
ERISA.......................................................34
Euroclear....................................................2
Final Scheduled Maturity Date................................6
Financed Vehicles............................................5
Indenture....................................................4
Indenture Trustee............................................4
in-house asset managers.....................................35
Initial Pool Balance.........................................8
Interest Distribution Amount................................28
Interest Period..............................................7
Issuer.......................................................4
Liquidated Receivables......................................30
Liquidation Proceeds........................................28

Loan Purchase Agreement......................................5
Note Final Scheduled Distribution Date.......................8
Noteholder's Distributable Amount...........................30
Noteholder's Interest Carryover Shortfall...................31
Noteholder's Interest Distributable Amount..................30
Noteholder's Monthly Interest Distributable Amount..........31
Noteholders' Monthly Principal Distributable Amount.........31
Noteholders' Percentage.....................................31
Noteholders' Principal Carryover Shortfall..................31
Noteholder's Principal Distributable Amount.................31
Notes........................................................1
OID.........................................................34
Originators..................................................5
Owner Trustee................................................4
parties in interest.........................................34
Payment Date.................................................7
Plan Assets Regulation......................................34
Pool Balance.................................................6
Principal Distribution Amount...............................29
prohibited transaction......................................34
Prospectus...................................................4
PTCE........................................................35
qualified professional asset managers.......................35
Rating Agencies.............................................15
Realized Losses.............................................30
Receivables..................................................1
Record Date..................................................7
Recoveries..................................................28
Reserve Account.............................................10
Reserve Account Initial Deposit.............................10
Reserve Account Transfer Amount.............................28
Sale and Servicing Agreement.................................6
Securities...................................................1
Securityholders..............................................9
Servicer.....................................................4
Servicing Fee Rate..........................................27
Simple Interest Receivables.................................20
Specified Reserve Account Balance...........................10
Total Distribution Amount...................................29
Total Servicing Fee..........................................7
Transfer and Servicing Agreements...........................27
Trust........................................................1
Trust Agreement..............................................4
Trust Property..............................................16

Prospectus Supplement                                                [Form 2]
(to Prospectus dated ____________)

                               $_____________

                            BARNETT AUTO TRUST 199_-_

                                     ISSUER

              $_____________CLASS A ____% ASSET BACKED CERTIFICATES

             $_____________CLASS B _____% ASSET BACKED CERTIFICATES

                     BARNETT DEALER FINANCIAL SERVICES, INC.
                              SERVICER AND SPONSOR


                    BARNETT AUTO RECEIVABLES CORP.
                                   DEPOSITOR

Barnett Auto Trust 199__-__ (the "Trust") will be formed pursuant to a Pooling and Servicing Agreement dated as of ___________________, among Barnett Auto Receivables Corp. (the "Depositor"), Barnett Dealer Financial Services, Inc., (in such capacity the "Servicer" or "BDFS"), BDFS (in such capacity, the "Sponsor"), a wholly-owned subsidiary of Barnett Bank, N.A. and __________________________ (the "Trustee"), and will issue $___________
aggregate principal balance of Class A ___% Asset Backed Certificates (the "Class A Certificates") and $_________ aggregate principal balance of Class B ___% Asset Baked Certificates (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates").


The assets of the Trust will include a pool of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper (the "Receivables") secured by the motor vehicles financed thereby, including certain monies due or received thereunder on or after _________ (the "Cutoff Date"), transferred to the Trust by the Depositor on or prior to the date of issuance of the Certificates.


The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof. The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately ___% of the Trust. The Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately ___% of the Trust. Principal and interest at the applicable Class A or Class B Pass-Through Rate will be distributed to Certificateholders on or about the fifteenth day of each month, commencing __________. The outstanding principal balance, if any, of the Certificates will be due and payable on the Distribution Date (the "Final Scheduled Distribution Date"). Capitalized terms used in this Prospectus Supplement are defined herein on the pages indicated in the "Index of Terms" beginning on page 35 herein.


The rights of the holders of the Class B Certificates are subordinated to the rights of holders of the Class A Certificates to the extent described herein.


The Certificates will be redeemed if the Depositor exercises its right to purchase the Receivables or if an auction sale is successfully conducted. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE 11 HEREIN AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS.


        THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT
      REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR, THE SERVICER,
        THE SPONSOR, BARNETT BANK, N.A., THE ORIGINATORS OR ANY OF THEIR
       AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED
                    OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                  Underwriting  Proceeds to the
                                 Price to Public    Discounts     Depositor(1)

Per Class A Certificate..........    -------%         -----%           -----%
Per Class B Certificate..........    -------%         -----%           -----%
Total............................  $---------        $--------       $-------

- --------------------------------
(1)  Before deducting expenses, estimated to be $_________.


The Certificates are offered by the Underwriter when, as and if issued by the Trust, delivered and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System and Cedel Bank, societe anonyme ("Cedel"), and the Euroclear System ("Euroclear") on or about __________________.


                              --------------------

        The date of this Prospectus Supplement is ______________________

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTUS INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                SUMMARY OF TERMS


         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" beginning on page 35 herein or, to the extent not defined herein have the meanings assigned to such terms in the Prospectus.


Issuer......................................Barnett Auto Trust
                                            199__-__. (the "Trust" or the
                                            "Issuer"), a Delaware business trust
                                            to be established pursuant to the
                                            Agreement.

Depositor...................................Barnett Auto Receivables
                                            Corp. (the "Depositor"), a
                                            wholly-owned indirect subsidiary of
                                            Barnett Bank, N.A. See "The
                                            Depositor" in the Prospectus.


Servicer....................................Barnett Dealer Financial
                                            Services, Inc. (in such capacity,
                                            the "Servicer" or "BDFS"), a
                                            wholly-owned subsidiary of Barnett
                                            Bank, N.A. See "The Servicer and the
                                            Sponsor" herein and in the
                                            Prospectus.

Sponsor.....................................BDFS (in such capacity, the "Sponsor"). See "The Servicer
                                            and the Sponsor" herein and in the
                                            Prospectus.


Trustee and Collateral Agent................______________________, a
                                            _______________ _____________, not
                                            in its individual capacity, but
                                            solely as trustee for the Trust (the
                                            "Trustee") and as collateral agent
                                            with respect to the Reserve Fund
                                            (the "Collateral Agent").

Securities Offered..........................The Trust will issue two classes of Certificates (each, a
                                            "Class") with one class of senior
                                            certificates (the "Class A
                                            Certificates") and one class of
                                            subordinated certificates (the
                                            "Class B Certificates" and, together
                                            with the Class A Certificates, the
                                            "Certificates") pursuant to a
                                            Pooling and Servicing Agreement to
                                            be dated as of _____________ (the
                                            "Agreement") among the Depositor,
                                            the Servicer and the Sponsor and the
                                            Trustee. Each Certificate will
                                            represent a fractional undivided
                                            interest in the assets of the Trust.
                                            The Class A Certificates will be
                                            issued in an initial aggregate
                                            principal amount of $________ (the
                                            "Original Class A Principal
                                            Balance") and will evidence in the
                                            aggregate an individual ownership
                                            interest in approximately __% of the
                                            Trust (the "Class A Percentage").
                                            The Class B Certificates will be
                                            issued in an initial aggregate
                                            principal amount of
                                            $_________________ (the "Original
                                            Class B Principal Balance") and will
                                            evidence in the aggregate an
                                            undivided ownership interest in
                                            approximately ____% of the Trust
                                            (the "Class B Percentage"). The
                                            Class B Certificates will be
                                            subordinated to the Class A
                                            Certificates to the extent described
                                            herein. See "Risk
                                            Factors--Subordination of the Class
                                            B Certificates" and "The
                                            Certificates--Subordination of the
                                            Class B Certificates" herein.

Registration of the Certificates............The Certificates will be available for purchase in
                                            denominations of $1,000 and integral
                                            multiples thereof and will be
                                            available in book-entry form only.
                                            Certificateholders will not be
                                            entitled to receive a Definitive
                                            Certificate, except in the event
                                            that Definitive Certificates are
                                            issued in the limited circumstances
                                            described herein. Persons acquiring
                                            beneficial interests in the
                                            Certificates will hold their
                                            interests through DTC in the United
                                            States or Cedel or Euroclear in
                                            Europe. See "Certain Information
                                            Regarding the Securities--Definitive
                                            Certificates" in the Prospectus.

Trust Property.............................. The property of the
                                             Trust (the "Trust Property") will
                                             include (i) the Receivables; (ii)
                                             all monies received under the
                                             Receivables on and after the Cutoff
                                             Date, and, with respect to
                                             Receivables which are Actuarial
                                             Receivables, monies received
                                             thereunder prior to the Cutoff Date
                                             that are due on or after the Cutoff
                                             Date; (iii) the Collection Account,
                                             the Reserve Account, the Class A
                                             distribution account and the Class
                                             B distribution account, established
                                             and maintained by the Servicer;
                                             (iv) security interests in the
                                             vehicles securing the Receivables
                                             (the "Financed Vehicles"); (v) the
                                             rights of the Originators to
                                             receive proceeds from claims under
                                             certain insurance policies; (vi)
                                             the rights of the Trust under the
                                             Agreement; (vii) the rights of the
                                             Depositor under the Loan Purchase
                                             Agreement; (viii) the rights of the
                                             Originators to refunds for the
                                             costs of extended service contracts
                                             and to refunds of unearned premiums
                                             with respect to credit life and
                                             credit accident and health
                                             insurance policies covering the
                                             Financed Vehicles or the retail
                                             purchasers of, or other persons
                                             owing payments on, the Financed
                                             Vehicles (the "Obligors"); (ix) all
                                             right, title and interest of the
                                             Originators (other than with
                                             respect to any Dealer commission)
                                             with respect to the Receivables
                                             under the related Dealer
                                             Agreements; and (x) all proceeds of
                                             the foregoing. The Reserve Fund
                                             will be maintained for the benefit
                                             of the Certificateholders, but will
                                             not be part of the Trust.


The Receivables.............................The Receivables arise from retail installment sale
                                            contracts originated indirectly by
                                            motor vehicle dealers (the
                                            "Dealers") and purchased by certain
                                            wholly-owned direct and indirect
                                            subsidiaries of Barnett Bank, N.A.
                                            (each, an "Originator") pursuant to
                                            agreements with the Dealers ("Dealer
                                            Agreements") and other motor vehicle
                                            installment chattel paper originated
                                            directly by the Originators. On or
                                            prior to the date of issuance of the
                                            Securities (the "Closing Date"), the
                                            Depositor will buy the Receivables
                                            having an aggregate principal
                                            balance of $_____ as of the Cutoff
                                            Date from the Originators pursuant
                                            to a Loan Purchase Agreement (the
                                            "Loan Purchase Agreement") to be
                                            dated as of ________ __, 199_
                                            between the Depositor and the
                                            Originators. Immediately following
                                            such sale, the Trust will purchase
                                            such Receivables from the Depositor
                                            pursuant to a Pooling and Servicing
                                            Agreement to be dated as of
                                            _________ __, 199_ (as amended and
                                            supplemented from time to time, the
                                            "Agreement"), among the Trustee, the
                                            Depositor, the Servicer and the
                                            Sponsor. See "Description of the
                                            Certificates--Sale and Assignment of

                                            Receivables" herein and
                                            "Description of the Transfer and
                                            Servicing Agreements--Sale and
                                            Assignment of Receivables" in the
                                            Prospectus.

                                            The Receivables have been
                                            selected from the contracts owned by
                                            the Originators based on the
                                            criteria specified in the Pooling
                                            and Servicing Agreement and
                                            described herein. As of the Cutoff
                                            Date, the weighted average annual
                                            percentage rate (the "APR") of the
                                            Receivables was approximately
                                            _____%, the weighted average
                                            remaining maturity of the
                                            Receivables was approximately _____
                                            months and the weighted average
                                            original maturity of the Receivables
                                            was approximately _____ months. As
                                            of the Cutoff Date, no Receivable
                                            has a scheduled maturity later than
                                            _______ __, ____ (the "Final
                                            Scheduled Maturity Date").
                                            Approximately _____% of the
                                            aggregate principal balance of the
                                            Receivables as of the Cutoff Date
                                            represents financing of new
                                            vehicles; the remainder represents
                                            financing of used vehicles. As of
                                            the Cutoff Date, approximately
                                            _____%, _____%, and _____% of the
                                            aggregate principal balance of the
                                            Receivables have Obligors with
                                            billing addresses in the state
                                            _______, _____ and _______,
                                            respectively. Approximately _____%
                                            of the aggregate principal balance
                                            of the Receivables as of the Cutoff
                                            Date were Balloon Loans. See "The
                                            Receivables Pool" and "Risk
                                            Factors--Regional Economic
                                            Conditions" herein and "Risk
                                            Factors--Balloon Loans" herein and
                                            in the Prospectus.

                                            The "Pool Balance" at any
                                            time will represent the aggregate
                                            principal balance of the Receivables
                                            at the end of the preceding
                                            Collection Period, after giving
                                            effect to all payments (other than
                                            Payaheads) received from Obligors,
                                            Purchase Amounts and Advances to be
                                            remitted by the Depositor, the
                                            Servicer and the Sponsor, as the
                                            case may be, all for such Collection
                                            Period, all losses realized on
                                            Receivables that became Liquidated
                                            Receivables during such Collection
                                            Period and all Cram Down Losses for
                                            such Collection Period.

                                            "Collection Period"
                                            means, with respect to a
                                            Distribution Date, (i) in the case
                                            of the initial Distribution Date,
                                            the period from and including the
                                            Cutoff Date through and including
                                            _________ __, ____ and (ii)
                                            thereafter, the calendar month
                                            preceding the related Distribution
                                            Date.

Class A Pass-Through Rate................... _____% per annum, calculated on the basis of a 360-day
                                            year consisting of twelve 30-day
                                            months (the "Class A Pass-Through
                                            Rate").

Class B Pass-Through Rate................... _____% per annum, calculated on the basis of a 360-day
                                            year consisting of twelve 30-day
                                            months (the "Class B Pass-Through
                                            Rate").

Distribution Date.......................... Distributions of principal and interest will be made on the
                                            15th day of each month (or,
                                            if such 15th day is not a Business
                                            Day, the next succeeding Business
                                            Day) (each, a "Distribution Date"),
                                            commencing in

                                            __________. The final
                                            scheduled Distribution Date is the
                                            ____________ Distribution Date (the
                                            "Final Scheduled Distribution
                                            Date"). A "Business Day" is a day
                                            other than a Saturday, a Sunday or a
                                            day on which banking institutions or
                                            trust companies in New York, New
                                            York or ______, _______ are
                                            authorized by law, regulation,
                                            executive order or governmental
                                            decree to be closed.

Interest Payments........................   On each Distribution
                                            Date, the Trustee will distribute,
                                            to the extent of funds available
                                            therefor, first (i) pro rata to the
                                            holders of the Class A Certificates
                                            (the "Class A Certificateholders")
                                            as of the last day of the
                                            immediately preceding calendar month
                                            (each such date, a "Record Date"),
                                            interest in an amount equal to
                                            one-twelfth (or, in the case of the
                                            first Distribution Date, a fraction,
                                            the numerator of which is ____ and
                                            the denominator of which is 360) of
                                            the product of the Class A
                                            Pass-Through Rate and the Class A
                                            Principal Balance after giving
                                            effect to distributions of principal
                                            made on the preceding Distribution
                                            Date or, in the case of the first
                                            Distribution Date, the Original
                                            Class A Principal Balance (the
                                            "Class A Monthly Interest") plus any
                                            unpaid Class A Monthly Interest from
                                            any preceding Distribution Date that
                                            remains unpaid and interest on such
                                            amount to the extent permitted by
                                            law at the Class A Pass-Through Rate
                                            and then (ii) pro rata to the
                                            holders of record of the Class B
                                            Certificates (the "Class B
                                            Certificateholders" and, together
                                            with the Class A Certificateholders,
                                            the "Certificateholders") as of the
                                            Record Date, interest in an amount
                                            equal to one-twelfth (or, in the
                                            case of the first Distribution Date,
                                            a fraction, the numerator of which
                                            is ____ and the denominator of which
                                            is 360) of the product of the Class
                                            B Pass-Through Rate and the Class B
                                            Principal Balance after giving
                                            effect to all payments of principal
                                            made on the preceding Distribution
                                            Date, or, in the case of the first
                                            Distribution Date, the Original
                                            Class B Principal Balance (the
                                            "Class B Monthly Interest") plus any
                                            unpaid Class B Monthly Interest from
                                            any preceding Distribution Date that
                                            remains unpaid and interest on such
                                            amount to the extent permitted by
                                            law at the Class B Pass-Through
                                            Rate.

                                            The "Class A Principal
                                            Balance" on any date of
                                            determination shall equal the
                                            Original Class A Principal Balance
                                            reduced by all distributions
                                            actually made to the Class A
                                            Certificateholders and allocable to
                                            principal. The "Class B Principal
                                            Balance" on any date of
                                            determination shall equal the
                                            Original Class B Principal Balance
                                            reduced by all distributions
                                            actually made to the Class B
                                            Certificateholders and allocable to
                                            principal.

Principal...............................    On each Distribution
                                            Date, the Trustee will distribute,
                                            to the extent of funds available
                                            therefor, first (i) pro rata to
                                            Class A Certificateholders of record
                                            as of the related Record Date an
                                            amount equal to the sum of (x) the
                                            Class A Percentage of the Principal
                                            Distribution Amount, (y) the Class A
                                            Percentage of Realized Losses with
                                            respect to Receivables which became
                                            Liquidated Receivables during the
                                            related Collection Period (the sum
                                            of

                                            (x) and (y), the "Class A
                                            Monthly Principal") and (z) any
                                            unpaid Class A Monthly Principal
                                            with respect to any preceding
                                            Distribution Date and then (ii) pro
                                            rata to Class B Certificateholders
                                            of record as of the related Record
                                            Date an amount equal to the sum of
                                            (x) the Class B Percentage of the
                                            Principal Distribution Amount, (y)
                                            the Class B Percentage of Realized
                                            Losses with respect to Receivables
                                            which became Liquidated Receivables
                                            during the related Collection Period
                                            (the sum of (x) and (y), the "Class
                                            B Monthly Principal") and (z) any
                                            unpaid Class B Monthly Principal
                                            with respect to any preceding
                                            Distribution Date.

                                            A "Collection Period" means, with
                                            respect to any Distribution Date (i)
                                            in the case of the initial
                                            Distribution Date, the Period from
                                            and including the Cutoff Date
                                            through and including ________, 199_
                                            and (ii) thereafter, the calendar
                                            month preceding the related
                                            Distribution Date.

Optional Purchase.........................  The Certificates will be redeemed in whole, but not in part,
                                            on any Distribution Date on which
                                            the Depositor exercises its option
                                            to purchase the Receivables, which
                                            can occur after the Pool Balance
                                            declines to 10% or less of the
                                            Initial Pool Balance, at a
                                            redemption price equal to the unpaid
                                            principal amount of the then
                                            outstanding Certificates plus
                                            accrued and unpaid interest thereon
                                            at the applicable Pass-Through Rate.
                                            See "Description of the
                                            Certificates--Termination" herein.
                                            The "Initial Pool Balance" will
                                            equal the Pool Balance as of the
                                            Cutoff Date.

Auction Sale..............................  In the event that the
                                            Pool Balance has declined to 5% or
                                            less of the Initial Pool Balance,
                                            the Depositor has not exercised its
                                            optional redemption with respect to
                                            the Receivables, satisfactory bids
                                            are received as described herein and
                                            the assets of the Trust are sold
                                            pursuant to an auction (the "Auction
                                            Sale"), the Certificates will be
                                            redeemed at a redemption price equal
                                            to the unpaid principal amount
                                            herein of the then outstanding
                                            Certificates plus accrued and unpaid
                                            interest thereon at the applicable
                                            Pass-Through Rate. See "Description
                                            of the Certificates--Termination"
                                            herein.

Subordination of the Class B
 Certificates.............................. The rights of the Class B
                                            Certificateholders to receive
                                            distributions to which they would
                                            otherwise be entitled with respect
                                            to the Trust Property will be
                                            subordinated to the rights of the
                                            Class A Certificateholders, as more
                                            fully described under "Risk
                                            Factors--Subordination of the Class
                                            B Certificates" and "Description of
                                            the Certificates--Subordination of
                                            the Class B Certificates" herein.
                                            This subordination is intended to
                                            enhance the likelihood of timely
                                            receipt by Class A
                                            Certificateholders of the full
                                            amount of interest and principal
                                            required to be paid to them, and to
                                            afford such Class A
                                            Certificateholders limited
                                            protection against losses in respect
                                            of the Receivables.

                                            The protection afforded to the Class
                                            A Certificateholders by the
                                            subordination feature described
                                            above will be effected both by the
                                            preferential right of the Class A
                                            Certificateholders to receive, to
                                            the extent described below, current
                                            distributions from collections on or
                                            in respect of the Receivables and by
                                            the establishment of a segregated
                                            trust account held by the Collateral
                                            Agent for the benefit of the
                                            Certificateholders (the "Reserve
                                            Fund"). Amounts on deposit in the
                                            Reserve Fund will also be generally
                                            available to cover shortfalls in
                                            required distributions to the Class
                                            B Certificateholders, in respect of
                                            interest, after payment of interest
                                            on the Class A Certificates and, in
                                            respect of principal, after payment
                                            of interest and principal of the
                                            Class A Certificates and interest on
                                            the Class B Certificates. The
                                            Reserve Fund will be maintained for
                                            the benefit of the
                                            Certificateholders, but will not be
                                            part of the Trust.

                                            No interest distribution will be
                                            made to the Class B
                                            Certificateholders on any
                                            Distribution Date until the full
                                            amount of interest on the Class A
                                            Certificates payable on such
                                            Distribution Date has been
                                            distributed to the Class A
                                            Certificateholders. No principal
                                            distribution will be made to the
                                            Class B Certificateholders on any
                                            Distribution Date until the full
                                            amount of interest on and principal
                                            of the Class A Certificates and
                                            interest on the Class B Certificates
                                            payable on such Distribution Date
                                            has been distributed to the Class A
                                            Certificateholders and Class B
                                            Certificateholders, respectively.
                                            Distributions of interest on the
                                            Class B Certificates, to the extent
                                            of collections on or in respect of
                                            the Receivables allocable to
                                            interest and certain available
                                            amounts on deposit in the Reserve
                                            Fund, will not be subordinated to
                                            the payment of principal on the
                                            Class A Certificates.

Reserve Fund............................    Pursuant to the Agreement, a reserve
                                            fund (the "Reserve Fund") will be
                                            created for the purpose of providing
                                            funds for timely payment of
                                            principal of and interest
                                            on the Certificates in the
                                            event of shortfalls in the Trust's
                                            receipt of payments on the
                                            Receivables. The Reserve Fund will
                                            be initially funded by a deposit by
                                            the Depositor on the Closing Date of
                                            cash or Eligible Investments having
                                            a value of $____ (___% of the
                                            aggregate initial Certificate
                                            Balance). The amount deposited in
                                            the Reserve Fund on the Closing Date
                                            is referred to as the "Reserve Fund
                                            Initial Deposit." The Reserve Fund
                                            Initial Deposit will be augmented on
                                            each Distribution Date by the
                                            deposit in the Reserve Fund of
                                            amounts remaining after distribution
                                            of the Total Servicing Fee and
                                            amounts to be paid to Class A
                                            Certificateholders and Class B
                                            Certificateholders. Amounts in the
                                            Reserve Fund on any Distribution
                                            Date (after giving effect to all
                                            distributions to be made on such
                                            Distribution Date) in excess of the
                                            Specified Reserve Balance for such
                                            Distribution Date will be released
                                            to the Depositor, on such
                                            Distribution Date and upon such
                                            release, the Certificateholders will
                                            have no further rights in, or claims
                                            to, such amounts. The "Specified
                                            Reserve Balance" with respect to any

                                            Distribution Date generally will be
                                            equal to the greater of (a) _____%
                                            of the sum of the Class A Principal
                                            Balance and the Class B Principal
                                            Balance (after giving effect to all
                                            distributions on the Certificates on
                                            such Distribution Date) or (b)
                                            _____% of the sum of the Original
                                            Class A Principal Balance and the
                                            Original Class B Principal Balance.
                                            Funds will be withdrawn, to the
                                            extent available, from the Reserve
                                            Fund for distribution first to Class
                                            A Certificateholders to the extent
                                            of shortfalls in the amounts
                                            available to make required
                                            distributions of interest on the
                                            Class A Certificates and then to
                                            Class B Certificateholders to the
                                            extent of shortfalls in the amounts
                                            available to make required
                                            distributions of interest on the
                                            Class B Certificates. Thereafter,
                                            funds will be withdrawn from the
                                            Reserve Fund for distribution first
                                            to Class A Certificateholders to the
                                            extent of shortfalls in the amounts
                                            available to make required
                                            distributions of principal on the
                                            Class A Certificates and then to
                                            Class B Certificateholders to the
                                            extent of shortfalls in the amounts
                                            available to make required
                                            distributions of principal on the
                                            Class B Certificates. See
                                            "Description of the
                                            Certificates--Reserve Fund" herein.

The Agreement............................   Under the Agreement, the
                                            Depositor will sell the Receivables
                                            to the Trust. In addition, the
                                            Servicer will agree with the Trust
                                            to be responsible for servicing,
                                            managing, maintaining custody of and
                                            making collections on the
                                            Receivables. The Depositor has made
                                            certain representations and
                                            warranties relating to the
                                            Receivables for the benefit of the
                                            Certificateholders in the Agreement.
                                            The Trust will be entitled to
                                            require the Depositor or the
                                            Sponsor, jointly and severally, to
                                            purchase any Receivable if the
                                            interest of the Certificateholders
                                            is materially adversely affected by
                                            a breach of any representation or
                                            warranty made by the Depositor with
                                            respect to such Receivable, if such
                                            breach has not been cured by the
                                            applicable grace period.

                                            The Servicer shall receive a monthly
                                            fee (the "Servicing Fee"), payable
                                            on each Distribution Date (other
                                            than the initial Distribution Date),
                                            equal to one-twelfth (and in the
                                            case of the initial Distribution
                                            Date, _______________) of the
                                            product of ___% and the Pool Balance
                                            as of the first day of the related
                                            Collection Period. In addition, the
                                            "Servicing Fee" will include certain
                                            late fees, prepayment charges and
                                            other administrative fees or similar
                                            charges. See "Description of the
                                            Certificates-Servicing Compensation"
                                            herein and "Description of the
                                            Transfer and Servicing
                                            Agreements-Servicing Compensation
                                            and Payment of Expenses" in the
                                            Prospectus. The Servicer and the
                                            Trustee is obligated to provide to
                                            the other written notice upon the
                                            discovery of a breach by the
                                            Servicer of certain covenants made
                                            by the Servicer in the Agreement. If
                                            the breach is not cured, the
                                            Servicer will be obligated to
                                            purchase any Receivable materially
                                            and adversely affected by such
                                            uncured breach.

Tax Status..............................    In the opinion of Stroock
                                            & Stroock & Lavan LLP, special
                                            Federal tax counsel to the Trust,
                                            the Trust will be classified for
                                            Federal income tax purposes as a
                                            grantor trust and not as an
                                            association taxable as a
                                            corporation. Certificateholders must
                                            report their respective allocable
                                            shares of income earned on Trust
                                            assets (excluding certain amounts
                                            retained by the Depositor as
                                            described herein) and, subject to
                                            certain limitations applicable to
                                            individuals, estates and trusts, may
                                            deduct their respective allocable
                                            shares of reasonable servicing and
                                            other fees. See "Federal Income Tax
                                            Consequences" herein and in the
                                            Prospectus. Investors should consult
                                            their own tax advisors regarding
                                            state and local tax consequences.
                                            See "State and Local Tax
                                            Consequences" herein and in the
                                            Prospectus.

ERISA Considerations......................  The Class A Certificates
                                            may be purchased by or on behalf of
                                            an employee benefit plan or other
                                            retirement arrangement that is
                                            subject to the Employee Retirement
                                            Income Security Act of 1974, as
                                            amended ("ERISA"), or Section 4975
                                            of the Internal Revenue Code of
                                            1986, as amended (the "Code"), as
                                            well as any entity whose source of
                                            funds for the purchase of Class A
                                            Certificates includes plan assets by
                                            reason of a plan or account
                                            investing in such entity (each, a
                                            "Plan"), subject to the
                                            considerations described herein.
                                            Because the Class B Certificates are
                                            subordinated to the Class A
                                            Certificates, no Class B Certificate
                                            may be purchased by or on behalf of
                                            a Plan other than an "insurance
                                            company general account" as defined
                                            in, and which complies with the
                                            provisions of, Prohibited
                                            Transaction Exemption 95-60 which
                                            may be deemed to be holding Plan
                                            assets. See "ERISA Considerations"
                                            herein and in the Prospectus.

Rating....................................  It is a condition to the issuance of the Certificates that
                                            the Class A Certificates be rated
                                            __________ by at least two
                                            nationally recognized rating
                                            agencies (each, a "Rating Agency")
                                            and the Class B Certificates be
                                            rated at least "_" or its equivalent
                                            by each such Rating Agency. The
                                            ratings of the Certificates are
                                            based primarily on the
                                            creditworthiness of the Receivables
                                            and the availability of the Reserve
                                            Fund and, in the case of the Class A
                                            Certificates, on the subordination
                                            provided by the Class B
                                            Certificates. A security rating is
                                            not a recommendation to buy, sell or
                                            hold securities and may be revised
                                            or withdrawn at any time by the
                                            assigning Rating Agency. See "Risk
                                            Factors-Ratings of the
                                            Certificates; Possibility of
                                            Withdrawal or Downgrading" herein.

                                  RISK FACTORS

         Prospective investors should consider the following risk factors, in connection with the purchase of the Securities as well as the Risk Factors specified under the heading "Risk Factors" in the Prospectus.

LIMITED LIQUIDITY

         There is currently no secondary market for the Certificates. The Underwriter currently intends to make a market in the Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

[REGIONAL ECONOMIC CONDITIONS

         Economic conditions in the states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the billing addresses of the Obligors with respect to approximately _____%, _____%, and _____% by principal balance of the Receivables were located in _________, _________ and ________, respectively. _________, _________, and _________ have experienced economic downturns from time to time and no predictions can be made regarding future economic conditions in _________, _________ and ________, or in any of the other states where the Obligors are located. See "The Receivables Pool" herein.]

SUBORDINATION OF THE CLASS B CERTIFICATES

         Amounts on deposit in the Reserve Fund will be available on any Distribution Date first to cover shortfalls in distributions of interest on the Class A Certificates and then to cover shortfalls in distributions of interest on the Class B Certificates. As a result, shortfalls in distributions of interest on the Class B Certificates will he covered (to the extent of amounts available in the Reserve Fund after the payment of interest on the Class A Certificates) prior to the use of the Reserve Fund to cover shortfalls of principal on the Class A Certificates. After distributions of interest on both the Class A Certificates and the Class B Certificates have been made, amounts on deposit in the Reserve Fund will he available first to cover shortfalls in distributions of principal on the Class A Certificates and then to cover shortfalls in distributions of principal on the Class B Certificates. If the Reserve Fund is exhausted, the Trust will depend solely on current payments on the Receivables to make distributions on the Certificates.

          The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. However, distributions of interest on the Class B Certificates, to the extent of collections on the Receivables allocable to interest and the amount on deposit in the Reserve Fund available after the payment of interest on the Class A Certificates has been made, will not be subordinated to the payment of principal on the Class A Certificates. See "Description of the Certificates-Distributions on Certificates" herein.

 BALLOON LOANS

         As of the Cutoff Date, approximately _____% of the aggregate principal balance of the Receivables, constituting _____% of the number of Receivables, represent Balloon Loans. "Balloon Loans" are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Obligor will be required to make a balloon payment (a "Balloon Payment") which will be significantly larger than such Obligor's other scheduled monthly payments. See "Risk Factors--Balloon Loans" and "Maturity and Prepayment Considerations--Balloon Loans" in the Prospectus.

FEDERAL INCOME TAXATION

         It is expected that, for Federal income tax purposes, amounts otherwise payable to the Class B Certificate Owners that are paid to the Class A Certificate Owners pursuant to the subordination provisions described above under "--Subordination of the Class B Certificates" will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. Accordingly, the Class B Certificate Owners could be liable for taxes on amounts not actually received. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences-Trusts Treated as Grantor Trusts" in the Prospectus.


RATINGS OF THE CERTIFICATES; POSSIBILITY OF WITHDRAWAL OR DOWNGRADING

         It is a condition to the issuance of the Certificates that the Class A Certificates be rated ____________________ by at least two nationally recognized rating agencies (each a "Rating Agency"). It is a condition to the issuance of the Class B Certificates that they be rated at least "___" or its equivalent by each such Rating Agency. A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates are based primarily on the creditworthiness of the Receivables and the availability of the Reserve Fund and, in the case of the Class A Certificates, on the subordination provided by the Class B Certificates. The ratings of the Certificates address the likelihood of the receipt of distributions due on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. There can be no assurance as to whether any additional rating agency will rate the Certificates or, if one does, what rating would be assigned to either class of Certificates by such rating agency.

                             FORMATION OF THE TRUST


          BDFS, as Sponsor, will cause the Depositor to establish the Trust by selling and assigning the Receivables and the other Trust Property to the Trust in exchange for the Certificates. The Depositor will sell the Certificates to the Underwriters in exchange for cash. All references herein to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the Certificateholders. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. Upon formation, the Trust will not engage in any business activities other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon.


         The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Originator's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Risk Factors-Risks of Unperfected Security Interests in Financed Vehicles in Certain States" and "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

                               THE TRUST PROPERTY


          Each Certificate represents a fractional undivided interest in the Trust. The Trust Property will include the Receivables, which were originated indirectly by Dealers and purchased by the Originators pursuant to agreements with Dealers ("Dealer Agreements") and other motor vehicle installment chattel paper originated directly by the Originators. On the Closing Date, the Depositor will buy the Receivables from the Originators and the Depositor will sell the Receivables to the Trust. The Servicer will, directly or through subservicers, service the Receivables. The Trust Property also includes (i) all monies received under the Receivables on and after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date, (ii) such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Class A distribution account and the Class B distribution account established and maintained by the Servicer pursuant to the Agreement as described below, (iii) security interests in the Financed Vehicles,
(iv) the rights of the Originators to receive proceeds from claims under certain insurance policies, (v) the rights of the Trust under the Agreement; (vi) the rights of the Depositor under the Loan Purchase Agreement; (vii) the rights of the Originators to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors"); (viii) all right, title and interest of the Originators (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements and (ix) all proceeds of the foregoing.


         The Reserve Fund will be maintained for the benefit of the Certificateholders, but will not be part of the Trust.

                              THE RECEIVABLES POOL


POOL COMPOSITION

          The Receivables were selected from the Originators' portfolio by several criteria, including, as of the Cutoff Date, the following: each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date; each Receivable was originated in the United States of America; each Receivable has an original term to maturity of not more than __ months and a remaining term to maturity of __ months or less as of the Cutoff Date; each Actuarial Receivable provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payment); each Receivable is not more than __ days contractually past due as of the Cutoff Date and is not more than _______ months paid ahead; each Receivable has an outstanding principal balance between $ and $ ; and each Receivable has an APR of no less than _____%. As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than _____. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

         The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables as of the Cutoff Date are set forth in the tables below.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE


Weighted Average             Aggregate           Number of      Weighted Average      Weighted Average            Average
APR of Receivables       Principal Balance      Receivables      Remaining Term         Original Term         Principal Balance
     %                      $                      $              months                 months                   $






     DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE


Remaining Principal              Number of        Aggregate Principal           Percentage of Aggregate
Range of Balance               Receivables             Balance                     Principal Balance


Less than 30 months.......                               $                              %
30 to 35 months...........
36 to 41 months...........
42 to 47 months...........
48 to 53 months...........
54 to 59 months...........
60 to 65 months...........
66 to 71 months...........
72 to 77 months...........
78 to 89 months...........

Total.....................     --------                   ---------                       ---------
                                                                                          100.00%
                               ========                  $========                        =======

DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE


Annual Percentage                      Number of            Aggregate Principal               Percentage of Aggregate
  Rate Range                          Receivables                Balance                         Principal Balance
Less than 8.00%............                                      $                                           %
8.00% to 8.99%.............
9.00% to 9.99%.............
10.00% to 10.99%...........
11.00% to 11.99%...........
12.00% to 12.99%...........
13.00% to 13.99%...........
14.00% to 14.99%...........
15.00% to 15.99%...........
16.00% to 16.99%...........
17.00% to 17.99%...........
18.00% to 18.99%...........
19.00% to 19.99%...........
20.00% to 20.99%...........
21.00% to 21.99%...........
22.00% and above...........
                                      ----------                ----------                       -----------
Total......................                                                                       100.00%
                                       ==========                $=========                       =======

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE



                                 Number of          Aggregate Principal            Percentage of Aggregate
State(1)                         Receivables            Balance                        Principal Balance


- ------------.............                             $                                   %
- ------------.............
- ------------.............
- ------------.............
- ------------.............
- ------------.............
- ------------.............
- ------------.............
Others (2)...............        ----------            --------------                      -------

Total....................        ==========            $=============                      100.00%
                                                                                           =======


(1) Based on billing addresses of the Obligors as of the Cutoff Date, which may differ from the state of origination of the Receivable.

(2) Includes __ other states and Washington, D.C.. (none of which have a concentration of Receivables in excess of 5.00% of the aggregate principal balance).

               DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE
                        RECEIVABLES AS OF THE CUTOFF DATE


Remaining Principal                 Number of            Aggregate Principal          Percentage of Aggregate
Range of Balance                    Receivables               Balance                    Principal Balance

$ 2,500 to $ 4,999............                              $                            %
$ 5,000 to $ 7,499............
$ 7,500 to $ 9,999............
$10,000 to $12,499............
$12,500 to $14,999............
$15,000 to $17,499............
$17,500 to $19,999............
$20,000 to $22,499............
$22,500 to $24,999............
$25,000 to $27,499............
$27,500 to $29,999............
$30,000 to $32,499............
$32,500 to $34,999............
$35,000 to $37,499............
$37,500 to $39,999............
$40,000 to $41,499............
$42,500 to $44,999............
$45,000 to $47,499............
$47,500 to $49,999............
$50,000 to $52,499............
$52,500 to $54,999............     -------------              ------------                -------
                                                                                          100.00%
Total.........................     ============               $==========                 =======


          The receivables were originated by Originators located in ____ states.

          Approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, as of the Cutoff Date, represents financing of new vehicles; the remainder represents financing of used vehicles. As of the Cutoff Date, __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, were more than 30 days contractually past due. A Receivables is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

          As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under a Precomputed Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

          If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

          The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in the Prospectus.

DELINQUENCIES AND LOSS

          Set forth below is certain information concerning the historical delinquency and net loss experience of Barnett Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables originated by Barnett Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.

                            DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                              At                                                                 At December 31,
                    -------------------------------------------       --------------------------------------------------------
                                                                              1996                1995               1994
                    -------------------------------------------       --------------------------------------------------------
                    Dollars     Percent      Dollars     Percent      Dollars   Percent    Dollars   Percent  Dollars  Percent


Principal Amount
  Outstanding (2) ...   $------               $-----

Delinquencies (3)....

  30-59 Days.........              %                        %                      %                   %                  %
  60-89 Days.........              %                        %                      %                   %                  %
  90 Days or more....              %                        %                      %                   %                  %

Total Delinquencies as a
  Percentage of the Total
  Amount Outstanding..  $=====  ====%        $======    ====%          $====== =====%      $====== ====%       $=====  ====%


(1) Substantially all of the receivables consist of receivables originated by Barnett Bank, N.A. and certain of its subsidiaries other than Oxford Resources Corp. and its subsidiaries.


(2) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(3) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date. S-19

                          HISTORICAL LOSS EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)



                                For ------ Months Ended                                For Year Ended December 31,
                                                                              1996                 1995                   1994
                                ------------------ ---------------         ------------      -----------------       --------------

Principal Amount
     Outstanding(2)........        $--------           $--------

Average Principal Amount
     Outstanding(3)........        $--------           $--------

Number of Loans
     Outstanding...........

Average Number of Loans
     Outstanding(3)........

Gross Losses(4)..............        $--------           $--------

Recoveries(5)...............

Net Losses(6)

Net Losses as a Percent of
     Principal Amount
     Outstanding...........           -----              -------

Net Losses as a Percentage of
     Average Principal Amount
     Outstanding...........           -----              --------


  (1) Substantially all of the receivables consist of receivables originated by Barnett Bank, N.A. and certain of its subsidiaries other than Oxford Resources Corp. and its subsidiaries.


  (2) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

 (3) Average of the month-end balances for each of the twelve months in the applicable calendar year.

 (4) Gross losses is the aggregate remaining principal balance, including accrued but unpaid interest.

 (5) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.

 (6)      Net losses is equal to Gross Losses less Recoveries.


          Delinquencies and net charge-offs are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

[MDNA]

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Securities will be applied by the Trust to the purchase of the Receivables and the other Trust Property from the Depositor. The Depositor will use the net proceeds paid to it by the Trust to acquire the Receivables from the Originators and to make the Reserve Account Initial Deposit in the amount of $______ (____% of the aggregate initial Certificate Balance).

                          THE SERVICER AND THE SPONSOR


          As of _________________, BDFS serviced approximately [_____] retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck), receivables, representing an outstanding balance of approximately [_____] million. As of ________________, BDFS serviced approximately [_____] automobile leases equaling approximately [____] billion of automobile lease receivables. See "The Servicer and the Sponsor" in the Prospectus.


          BDFS is subsidiary of Barnett Banks, Inc. On August 29, 1997, Barnett Banks, Inc. announced a definitive agreement to merge with NationsBank Corporation. The merger, which is subject to the approval of the stockholders of both companies and of various regulatory authorities, is expected to close in the first quarter of 1998. Following the merger, the servicing of motor vehicle loans originated by subsidiaries of Barnett Banks, Inc. and NationsBank Corporation may be consolidated. In such event, temporary interruptions in servicing may occur.



                         DESCRIPTION OF THE CERTIFICATES


          The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement. Copies of the Agreement may be obtained by the Certificateholders upon written request to the Servicer as described under "Incorporation of Certain Documents by Reference" in the Prospectus. The following information summarizes all material provisions of the Certificates and the Agreement. The summary is subject to, and qualified in its entirety by reference to, the Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.


GENERAL

          The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of __% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of __% of the Trust.

SALE AND ASSIGNMENT OF THE RECEIVABLES

          Certain information regarding the conveyance of the Receivables by the Originators to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements-Sale and Assignment of Receivables."

ACCOUNTS

          [The assets of the Trust will not include a Pre-Funding Account.] All other Accounts referred to under "Description of the Transfer and Servicing Agreements-Accounts" in the Prospectus, will be established by the Servicer and maintained with the Trustee in the name of the Trustee on behalf of the Certificateholders. The Reserve Fund will be established by the Servicer as a segregated account with the Collateral Agent on behalf of the Certificateholders.

SERVICING COMPENSATION

          The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to ___% per annum (the "Servicing Fee Rate") of the Pool Balance as of the first day of the Collection Period. The "Servicing Fee" will also include amounts to be paid to the Servicer as described in the Prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Certificateholders. See "Description of the Transfer and Servicing Agreements-Servicing Compensation and Payment of Expenses" in the Prospectus.

PAYMENTS ON RECEIVABLES


          Prior to the issuance of the Certificates, BDFS will obtain a _________ from Barnett Bank, N.A. and it anticipates that it will make deposits into the Collection Account only on the business day preceding the related Distribution Date.


DISTRIBUTIONS ON CERTIFICATES

          Deposits to Collection Account. On or before the earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate Collections on the Receivables, the aggregate amount of Liquidated Receivables, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Fund and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Fund and paid to the Depositor, in each case, with respect to such Distribution Date and the aggregate Purchase Amount of Receivables to be repurchased by the Depositor or the Sponsor or to be purchased by the Servicer, in each case with respect to such Distribution Date.

         On or before each Distribution Date, the Servicer will cause the Trustee to withdraw from the Payahead Account and (i) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (ii) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. On or before each Distribution Date the Servicer will deposit any Advances for such Distribution Date into the Collection Account. On or before each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for such Distribution Date to be deposited into the Collection Account.

          "Collections" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

          "Interest Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from (the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period): (ii) all proceeds (other than any proceeds from any Dealer commission) of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, (iii) all Advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period; (iv) the Purchase Amount of each Receivable that was repurchased by the Depositor or the Sponsor or purchased by the Servicer during such Collection Period, to the extent attributable to accrued interest thereon; (v) all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect of Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries") and (vi) Investment Earnings for such Distribution Date; provided, however, that in calculating the Interest Collections, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Depositor or the Sponsor or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Agreement, shall all be excluded.

         "Principal Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period); (ii) Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures, with respect to such Liquidated Receivables; (iii) all Advances made by the Servicer or interest due on the Actuarial Receivables in respect to the preceding Collection Period; (iv) the Purchase Amount of each Receivable repurchased by the Depositor or the Sponsor or purchased by the Servicer during such Collection Period to the extent attributable to principal; and (v) partial prepayments on Receivables in respect of such Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premium, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; provided, however, that in calculating the Principal Collections, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Depositor or the Sponsor or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date, and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Agreement, shall all be excluded.

         The "Principal Distribution Amount" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection
Period: (i) (a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of (x) the amount of all scheduled payments allocable to principal due during the preceding Collection Period and (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period, in the case of both (a) and (b) without regard to any extensions or modifications thereof effected alter the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period; (ii) the principal balance of each Receivable that was repurchased by the Depositor or the Sponsor or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (i) above); (iii) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (i) above); (iv) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; and (v) the aggregate amount of Cram Down Losses during such Collection Period.

          Interest Collections and Principal Collections on any Distribution Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in Collections in a prior Collection Period.

          Monthly Withdrawals from the Collection Account. On each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

         (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods (to the extent not retained by the Servicer as described under "-Net Deposits" below);

         (ii) to the Class A Distribution Account, after the application of clause (i), the Class A Interest Distribution; and

         (iii) to the Class B Distribution Account, after the application of clauses (i) and (ii), the Class B Interest Distribution.

          On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses
(i), (ii) and (iii) above:

         (iv) to the Class A Distribution Account, the Class A Principal Distribution;

         (v) to the Class B Distribution Account, after the application of clause (iv), the Class B Principal Distribution; and

         (vi) to the Reserve Fund, any amounts remaining after the application of clauses (i) through (v).

         To the extent necessary to satisfy the distributions described above, the Servicer shall instruct the Trustee to withdraw from the Reserve Fund and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

         (i) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution
         Account:

         (ii) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

         (iii) an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

         (iv) an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

         On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

         "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

         "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

         "Class A Monthly Interest" means, with respect to any Distribution Date, the product of (i) one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to __ and the denominator of which is 360) of the Class A Pass-Through Rate and (ii) the Class A Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class A Principal Balance.

         "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of the Principal Distribution Amount for such Distribution Date plus the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

         "Class A Principal Balance" equals the Original Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

         "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

         "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

         "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

         "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

         "Class B Monthly Interest" means, with respect to any Distribution Date, the product of (i) one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to __ and the denominator of which is 360) of the Class B Pass-Through Rate and (ii) the Class B Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class B Principal Balance.

         "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of the Principal Distribution Amount for such Distribution Date plus the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

         "Class B Principal Balance" equals the Original Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

         "Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such preceding Distribution Date.

         "Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

         "Liquidated Receivables" means, Receivables (i) which have been liquidated by the Servicer through the sale of the related Financed Vehicle,
(ii) as to which all or a portion representing 10% or more of a scheduled payment due is 150 or more days delinquent or (iii) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Realized Losses" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

SUBORDINATION OF THE CLASS B CERTIFICATES

          The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to he paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

          No interest distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No principal distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal of the Class A Certificates.

RESERVE FUND

          In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "-Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Fund. Amounts on deposit in the Reserve Fund will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

         Pursuant to the Agreement, the Reserve Fund will be created with an initial deposit by the Depositor on the Closing Date in the amount of $_______ (___% of the Initial Pool Balance) (the "Reserve Fund Initial Deposit"), and will be augmented on each Distribution Date by deposit therein of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "--Distributions on Certificates." Amounts on deposit in the Reserve Fund will be released to the Depositor on each Distribution Date to the extent that the amount on deposit in the Reserve Fund exceeds the Specified Reserve Balance. Upon any such release to the Depositor of amounts from the Reserve Fund, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

         "Specified Reserve Balance" with respect to any Distribution Date generally means the greater of (a) ___% of the sum of the Class A Principal Balance and Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution Date), or (b) ___% of the sum of the Original Class A Principal Balance and Original Class B Principal Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Fund other than the Reserve Fund Initial Deposit to be made on the Closing Date.

         Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on such investment will be charged to the Reserve Fund. Any investment earnings (net of losses) will be paid to the Depositor.

         The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

         If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Fund is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Fund have been depleted, the protection afforded the Class B Certificates by the Reserve Fund will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

         None of the Class B Certificateholders, the Trustee, the Servicer, the Sponsor or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

TERMINATION

         The Depositor will be permitted, at its option, in the event that the Pool Balance as of the first day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon at the applicable Pass-Through Rate. The exercise of this right will effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements-Termination" in the Prospectus.

AUCTION SALE

         In the event of an Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate. See "Description of the Transfer and Servicing Agreements-Termination" in the Prospectus.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of such failure as specified in the Agreement.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

         ___________________, a ___________________, will act as Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. However, any such resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any such loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

          The Trustees Corporate Trust Office is located at
_________________________. The Depositor, the Servicer, Barnett Bank, N.A. and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

                         FEDERAL INCOME TAX CONSEQUENCES


          In the opinion of Stroock & Stroock & Lavan LLP, special tax counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Accordingly, each Certificate Owner will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust. Each Certificate Owner therefore must report on its federal income tax return the gross income from the portion of the assets of the Trust that is allocable to such Certificate and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such Certificate Owner if it had purchased and held directly an interest in such assets and received or accrued directly its share of the payments with respect to such assets and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.

          If the Class B Certificate Owners receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of their Certificates, it is believed that such Class B Certificate Owners would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts from certain funds in the Reserve Account. Under this treatment, Class B Certificate Owners would be required to accrue as current income any interest, original issue discount income, or (to the extent paid on the Trust's assets) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless, and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to a Class B Certificate

Owner because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. All Class B Certificate Owners should consult their tax advisers regarding the character and timing of loss deductions.

         Each Certificate Owner should see "Federal Income Tax Consequences" in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.


                        STATE AND LOCAL TAX CONSEQUENCES

         The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code.

         An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

          The DOL has issued an individual exemption, Prohibited Transaction Exemption ("PTE") _________________________________________________________,
___________, Exemption Application No. D-_______________, to ___________ (the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

          The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

         (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interest evidenced by other certificates of the Trust;

         (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities;

         (4) the Trustee is not an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Trustee, the Servicer, each subservicer, each insurer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties.

         (5) the sum of all payments made to and retained by the Underwriters in connection with the offering of the Class A Certificates represents not more than reasonable compensation for placing the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than the reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and


         (6) the Plan investing in the Class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission (the "Commission") under the Securities Act.


         Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a nationally recognized rating agency and thus the third general condition should be satisfied. The Depositor and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A

Certificates. A fiduciary of a Plan contemplating purchasing a Class A certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

         If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

         The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

         Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in
Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

         Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Class B Certificate may be purchased by or otherwise transferred to a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60 which may be deemed to be holding Plan assets. Furthermore, each purchaser of Class B Certificates will be deemed to have represented that it is not acquiring Class B Certificates, directly or indirectly, for or on behalf of a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60. If Definitive Certificates are issued, each transferee of a Class B Certificate will be required to deliver to the Trustee a certificate to such effect. Any purchaser whose source of funds for the purchase of Class B Certificates includes such assets of an insurance company general account should itself confirm that all applicable requirements set forth in PTE 95-60 will be satisfied, particularly the requirement (set forth in Section IV(c) of PTE 95-60) that neither the insurance company nor an affiliate thereof will be a party in interest or disqualified person in connection with the purchase and holding of Class B Certificates or the servicing, management and operation of the Trust.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to________ (the "Underwriter"), and the Underwriter has agreed to purchase, the Certificates.

          The Depositor has been advised by the Underwriter that it proposes to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession of _____% per Class A Certificate and _____% per Class B Certificate; that the Underwriter and such dealers may allow a discount of _____% per Class A Certificate and _____% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

          The Depositor has agreed to indemnify the several Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

          The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Accounts in Eligible Investments acquired from the Underwriter.

                                 LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                 INDEX OF TERMS


accredited investor................................................33
Agreement...........................................................4
APR.................................................................6
Auction Sale........................................................8
Balloon Loans......................................................13
Balloon Payment....................................................13
BDFS................................................................4
Business Day........................................................7
Cedel...............................................................2
Class...............................................................4
Class A Certificateholders..........................................7
Class A Certificates................................................1
Class A Interest Carryover Shortfall...............................26
Class A Interest Distribution......................................26
Class A Monthly Interest........................................7, 26
Class A Monthly Principal.......................................8, 27
Class A Pass-Through Rate...........................................6
Class A Percentage..................................................4
Class A Principal Balance.......................................7, 27
Class A Principal Carryover Shortfall..............................27
Class A Principal Distribution.....................................27
Class B Certificateholders..........................................7
Class B Interest Carryover Shortfall...............................27
Class B Interest Distribution......................................27
Class B Monthly Interest........................................7, 27
Class B Monthly Principal.......................................8, 27
Class B Pass-Through Rate...........................................6
Class B Percentage..................................................4
Class B Principal Balance.......................................7, 27
Class B Principal Carryover Shortfall..............................27
Class B Principal Distribution.....................................28
Closing Date........................................................5
Code...............................................................11
Collateral Agent....................................................4
Collection Period...................................................8
Collections........................................................23
Commission.........................................................33
Cram Down Loss......................................................6
Cutoff Date.........................................................1
Dealer Agreements...................................................5
Dealers.............................................................5
Depositor...........................................................4
Determination Date.................................................23
disqualified persons...............................................32
Distribution Date...................................................6
DOL................................................................32
DTC.................................................................2
equity interest....................................................32
ERISA..............................................................11
Euroclear...........................................................2
Excluded Plan......................................................34
Exemption..........................................................33
Final Scheduled Distribution Date...................................1
Final Scheduled Maturity Date.......................................6
Financed Vehicles...................................................5
insurance company general account..................................34
Interest Collections...............................................23
Issuer..............................................................4
Liquidated Receivables.........................................24, 28
Liquidation Proceeds...............................................24
Loan Purchase Agreement.............................................5
Obligors...........................................................14
Original Class A Principal Balance..................................4
Original Class B Principal Balance..................................4
Originator..........................................................5
parties in interest................................................32
Plan...............................................................11
Pool Balance........................................................6
PTE................................................................33
Rating Agency......................................................11
Realized Losses....................................................28
Receivables.........................................................1
Record Date.........................................................7
Recoveries.........................................................24
Regulation.........................................................32
Reserve Fund........................................................9
Restricted Group...................................................33
Servicer............................................................4
Simple Interest Receivables........................................18
Specified Reserve Balance...........................................9
Total Servicing Fee................................................23
Trust...............................................................1
Trust Property......................................................5
Trustee.............................................................4
Underwriter........................................................35
Underwriting Agreement.............................................35

                                   PROSPECTUS

                               BARNETT AUTO TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                                  ------------


                     BARNETT DEALER FINANCIAL SERVICES, INC.
                              SERVICER AND SPONSOR
                                  ------------


                         BARNETT AUTO RECEIVABLES CORP.
                                    DEPOSITOR
                                  ------------



          The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more clases of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into among Barnett Auto Receivables Corp., a wholly-owned indirect subsidiary of Barnett Auto Receivables Corp. (the "Depositor"), as seller, the trustee specified in the related Prospectus Supplement (the "Trustee") and an entity which will be specified in the related Prospectus Supplement (such entity, which may be the Depositor, as identified in the related Prospectus Supplement, the "Company"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and Barnett Dealer Financial Services, Inc., as sponsor (the "Sponsor" or "BDFS") and, as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper acquired by the Depositor (the "Receivables"), all monies received under the Receivables on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date and security interests in the vehicles securing the Receivables (the "Financed Vehicles"), all as described herein or in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee or the Indenture Trustee, as the case may be, which will be used to purchase additional motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper (the "Subsequent Receivables") from the Depositor from time to time during the period specified in the related Prospectus Supplement, not to exceed six months (the "Funding Period"). The aggregate principal balance of the Subsequent Receivables that may be transferred to any Trust will be specified in the related Prospectus Supplement but will not exceed 50% of the aggregate initial principal balance of the Notes and Certificates of the related series of Securities. Capitalized terms used in this Prospectus are defined herein on the pages indicated in the "Index of Terms" beginning on page 68 herein.


         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 12 HEREIN AND AS MAY BE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

         Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series.

          Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.


          EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY BARNETT BANK, N.A., BARNETT AUTO RECEIVABLES CORP., BARNETT DEALER FINANCIAL SERVICES, INC., THE ORIGINATORS, THE APPLICABLE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE SECURITIES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.


                               ------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                                 ---------------

                The date of this Prospectus is __________, 199__

                              AVAILABLE INFORMATION


         The Depositor, as creator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Servicer, on behalf of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. See "Certain Information Regarding the Securities-Reports to Securityholders." However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Servicer will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to BARNETT DEALER FINANCIAL SERVICES, INC., 10401 Deerwood Park Boulevard, Jacksonville, Fl 32256 Attention: Secretary. Telephone requests for such copies should be directed to BARNETT DEALER FINANCIAL SERVICES, INC., at (904) 987-2770.


                           REPORTS TO SECURITYHOLDERS

          Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. Securityholders may elect to hold their securities through any of DTC in the United States and Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") in Europe. DTC will forward such reports to Participants, Indirect Participants, Cedel Participants and Euroclear Participants. See "Certain Information Regarding the Securities--Book Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Commission such periodic reports as are required under the Exchange Act and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page 68 herein.


Issuer...............................   With respect to each series of
                                        Securities, the trust (the "Trust" or
                                        the "Issuer") to be formed pursuant to
                                        either a Trust Agreement (a "Trust
                                        Agreement") among the Depositor, the
                                        Company for such Trust and the Trustee
                                        for such Trust or a Pooling and
                                        Servicing Agreement (a "Pooling and
                                        Servicing Agreement") among the Trustee, the Depositor, the Servicer and the Sponsor.

Depositor............................   Barnett Auto Receivables Corp.
                                        (the "Depositor"), a wholly-owned
                                        indirect subsidiary of Barnett Bank,
                                        N.A. See "The Depositor."


Servicer.............................   Barnett Dealer Financial
                                        Services, Inc. (in such capacity, the
                                        "Servicer" or "BDFS"). See "The Servicer and the Sponsor."

Sponsor..............................    BDFS (in such capacity, the
                                        "Sponsor"), a wholly-owned subsidiary of
                                        Barnett Bank, N.A. See "The Servicer and the Sponsor."


Trustee..............................   With respect to each series of
                                        Securities, the Trustee specified in the related Prospectus Supplement.

Indenture Trustee....................   With respect to any applicable
                                        series of Securities, the Indenture
                                        Trustee specified in the related
                                        Prospectus Supplement.

The Notes............................   A series of Securities may
                                        include one or more classes of Notes,
                                        which will be issued pursuant to an
                                        Indenture between the Trust and the
                                        Indenture Trustee (an "Indenture"). The
                                        related Prospectus Supplement will
                                        specify which class or classes, if any,
                                        of Notes of the related series are being offered thereby.

                                        Payments of interest on and
                                        principal of the Notes will be payable
                                        on the dates specified in the related
                                        Prospectus Supplement (each, a "Payment
                                        Date").


                                        Unless otherwise specified in the
                                        related Prospectus Supplement, Notes
                                        will be available for purchase in
                                        denominations of $1,000 and integral
                                        multiples thereof and will be available
                                        in book-entry form only. Unless the
                                        related Prospectus Supplement specifies
                                        that the Notes are offered in definitive form, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-Definitive Securities."
                                        Unless otherwise specified in the
                                        related Prospectus Supplement, persons
                                        acquiring beneficial ownership interests in the Notes will hold their interests in the Notes through DTC in the United States and Cedel and Euroclear in Europe. See "Certain Information Regarding the Securities" and "Annex I" hereto.


                                        Each class of Notes will be
                                        secured by the assets of the related
                                        Trust (other than the Certificate
                                        Distribution Account) pursuant to the
                                        related Indenture.

                                        Each class of Notes will have
                                        a stated principal amount and will bear
                                        interest at a specified rate or rates
                                        (with respect to each class of Notes,
                                        the "Interest Rate"). Each class of
                                        Notes may have a different Interest
                                        Rate, which may be a fixed, variable or
                                        adjustable Interest Rate, or any
                                        combination of the foregoing. The
                                        related Prospectus Supplement will
                                        specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                                        With respect to a series that
                                        includes two or more classes of Notes,
                                        each class may differ as to the timing
                                        and priority of payments, seniority,
                                        allocations of losses, Interest Rate or
                                        amount of payments of principal or
                                        interest, or payments of principal or
                                        interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the pool of Receivables related to such series (each a "Receivables Pool"). See "Description of the Notes-Principal and Interest on the Notes."


                                        In addition, a series may
                                        include one or more classes of Notes
                                        ("Strip Notes") entitled to (i)
                                        principal payments with
                                        disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

The Certificates.....................   A series may include one or
                                        more classes of Certificates and may not include any Notes. The related
                                        Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                                        Payments in respect of the
                                        Certificates will be payable on the
                                        dates specified in the related
                                        Prospectus Supplement (each, a
                                        "Distribution Date").

                                        Unless otherwise specified in
                                        the related Prospectus Supplement,
                                        Certificates will be available for
                                        purchase in a minimum denomination of
                                        $1,000 and in integral multiples thereof and will be available in book-entry form only (other than the Certificates sold to the related Company, as described in the related Prospectus Supplement). Unless the related Prospectus Supplement specifies that the Certificates are offered in definitive form,
                                        Certificateholders will be able to
                                        receive Definitive Certificates only in
                                        the limited circumstances described
                                        herein or in the related Prospectus
                                        Supplement. See "Certain Information
                                        Regarding the Securities--Definitive
                                        Securities." Unless otherwise specified
                                        in the related Prospectus Supplement,
                                        persons acquiring beneficial ownership
                                        interests in the Certificates will hold
                                        their interests in the Certificates
                                        through DTC. See "Certain Information
                                        Regarding the Securities."

                                        Each class of Certificates
                                        will have a stated Certificate Balance
                                        specified in the related Prospectus
                                        Supplement (the "Certificate Balance")
                                        and will accrue interest on such
                                        Certificate Balance at a specified rate
                                        (with respect to each class of
                                        Certificates, the "Pass-Through Rate").
                                        Each class of Certificates may have a
                                        different Pass-Through Rate, which may
                                        be a fixed, variable or adjustable
                                        Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates or the method for determining the Pass-Through Rate.



                                        With respect to a series that
                                        includes two or more classes of
                                        Certificates, each class may differ as
                                        to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the Receivables related to such series. See "Description of the
                                        Certificates--Distributions of Principal and Interest."

                                        In addition, a series may
                                        include one or more classes of
                                        Certificates ("Strip Certificates," and, together with Strip Notes, "Strip Securities") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                        If a series of securities
                                        includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

Cutoff  Date.........................   With respect to each
                                        receivable, as specified in the related
                                        Prospectus Supplement (the "Cutoff
                                        Date").


The Trust Property...................   The property of each Trust
                                        will include: (i) a pool of motor
                                        vehicle retail installment sale
                                        contracts and other motor vehicle
                                        installment chattel paper (the
                                        "Receivables"); (ii) all monies received under the related Receivables on and after the Cutoff Date, as specified in the related Prospectus Supplement, and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date;
                                        (iii) the Collection Account, Reserve
                                        Account, if any, Note Distribution
                                        Account and/or Certificate Distribution
                                        Account established and maintained by
                                        the Servicer; (iv) security interests in the vehicles securing the Receivables
                                        (the "Financed Vehicles"); (v) the
                                        rights of the Originators to receive
                                        proceeds from claims under certain
                                        insurance policies; (vi) the rights of
                                        the Trust under the related Sale and
                                        Servicing Agreement among the Depositor, the Sponsor, the Servicer and the Trust
                                        (a "Sale and Servicing Agreement") or
                                        Pooling and Servicing Agreement, as
                                        specified in the related Prospectus
                                        Supplement; (vii) the rights of the
                                        Depositor under the related Loan
                                        Purchase Agreement; (viii) the rights of the Originators to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles
                                        (the "Obligors"); (ix) all right, title
                                        and interest of the Originators (other
                                        than with respect to any Dealer
                                        commission) with respect to the
                                        Receivables under the related Dealer
                                        Agreements; and (x) all proceeds of the
                                        foregoing. On the Closing Date specified in the related Prospectus Supplement with respect to a Trust, the Depositor will, if so specified in such Prospectus
                                        Supplement, sell or transfer Receivables
                                        (the "Initial Receivables") having an
                                        aggregate principal balance specified in the related Prospectus Supplement as of the dates specified therein (the
                                        "Initial Cutoff Date") to such Trust
                                        pursuant to either a Sale and Servicing
                                        Agreement or the related Pooling and
                                        Servicing Agreement. The property of
                                        each Trust will include amounts on
                                        deposit in certain trust accounts,
                                        including the related Collection
                                        Account, any Pre-Funding Account, any
                                        Reserve Account and any other account
                                        identified in the applicable Prospectus
                                        Supplement.


                                        To the extent provided in the
                                        related Prospectus Supplement, the
                                        Depositor will be obligated (subject
                                        only to the availability thereof) to
                                        sell, and the related Trust will be
                                        obligated to purchase (subject to the
                                        satisfaction of certain conditions
                                        described in the applicable Sale and
                                        Servicing Agreement or Pooling and
                                        Servicing Agreement), additional
                                        Receivables (the "Subsequent
                                        Receivables") from time to time (as
                                        frequently as daily) during the period
                                        specified in the related Prospectus
                                        Supplement, not to exceed six months
                                        (the "Funding Period"), having an
                                        aggregate principal balance
                                        approximately equal to the amount on
                                        deposit in the Pre-Funding Account (the
                                        "Pre-Funded Amount") on such Closing
                                        Date. The aggregate principal balance of the Subsequent Receivables that may be transferred to any Trust will be specified in the related Prospectus Supplement but will not exceed 50% of the aggregate initial principal balance of the Notes, if any, and Certificates of the related series.

                                        The Receivables arise or will
                                        arise from retail installment sale
                                        contracts originated directly or
                                        indirectly by motor vehicle dealers (the
                                        "Dealers") and purchased by certain
                                        wholly-owned direct or indirect
                                        subsidiaries of Barnett Bank, N.A.
                                        (each, an "Originator") pursuant to
                                        agreements with the Dealers (the "Dealer
                                        Agreements") and other motor vehicle
                                        installment chattel paper originator
                                        directly by the related Originator. On
                                        or prior to the Closing Date, the
                                        Depositor will buy the Receivables of
                                        the related series from the Originators
                                        pursuant to a Loan Purchase Agreement
                                        dated as of the Cutoff Date among the
                                        Originators and the Depositor (a "Loan
                                        Purchase

                                        Agreement"). Immediately
                                        following such sale, the Trust will
                                        purchase such Receivables from the
                                        Depositor pursuant to a Sale and
                                        Servicing Agreement or Pooling and
                                        Servicing Agreement, as the case may be.
                                        The Receivables for any given
                                        Receivables Pool will be selected from
                                        the contracts owned by the Originators
                                        based on the criteria specified in the
                                        Sale and Servicing Agreement or Pooling
                                        and Servicing Agreement, as applicable,
                                        and described herein and in the related
                                        Prospectus Supplement.


Balloon Loans........................   Certain of the Receivables in
                                        the related Trust may consist of Balloon
                                        Loans. "Balloon Loans" are originated
                                        with a stated maturity of less than the
                                        period of time of the corresponding
                                        amortization schedule. As a result, upon the maturity of most of the Balloon
                                        Loans, most of the Obligors will be
                                        required to make a balloon payment (a
                                        "Balloon Payment") which will be
                                        significantly larger than such Obligor's other scheduled monthly payments. The ability of such an Obligor to repay a Balloon Loan at maturity frequently will be affected by a number of factors, including the prevailing available automobile interest rates at the time, the value of the related Financed
                                        Vehicle, the financial condition of the
                                        Obligor, and the general economic
                                        conditions at the time. See "Risk
                                        Factors--Risk Associated with Balloon
                                        Loans." See also "Maturity and
                                        Prepayment Assumptions Balloon Loans"
                                        for a discussion of the maturity and
                                        prepayment assumptions of Balloon Loans.


Credit and Cash Flow
Enhancement..........................   If and to the extent specified
                                        in the related Prospectus Supplement,
                                        credit enhancement with respect to a
                                        Trust or any class or classes of
                                        Securities may include any one or more
                                        of the following: subordination of one
                                        or more other classes of Securities, a
                                        Reserve Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                                        Supplement.


Reserve Account......................   Unless otherwise specified in
                                        the related Prospectus Supplement, a
                                        Reserve Account will be created for each Trust with an initial deposit by the Depositor of cash or certain investments having a value equal to the amount specified in the related Prospectus
                                        Supplement. To the extent specified in
                                        the related Prospectus Supplement, funds in the Reserve Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution
                                        Date or Payment Date after making all
                                        other distributions required on such
                                        date and any amounts deposited from time to time from the Pre-Funding Account in connection with a purchase of Subsequent
                                        Receivables. Amounts in the Reserve
                                        Account may be available to cover losses on the Receivables, interest and or principal on the Securities and certain prepayment interest shortfalls to the extent funds are not available from excess interest collections on the
                                        Receivables. The related Prospectus
                                        Supplement will specify which of the
                                        foregoing uses will be made of funds on
                                        deposit in the Reserve Account and which classes of Securities will be entitled to receive such funds. Amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus
                                        Supplement) will not be available for
                                        distribution to Securityholders. See
                                        "Description of the Transfer and
                                        Servicing Agreements--Credit and Cash
                                        Flow Enhancements--Reserve Account."


Transfer and Servicing
Agreements...........................   The rights and benefits of any
                                        Trust under a Sale and Servicing
                                        Agreement and of the Depositor under the Loan Purchase Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series. The

                                        Servicer will agree with such Trust to
                                        be responsible for servicing, managing,
                                        maintaining custody of and making
                                        collections on the Receivables.


                                        Under a Pooling and Servicing
                                        Agreement or a Sale and Servicing
                                        Agreement, the Depositor will make
                                        representations and warranties relating
                                        to the Receivables for the benefit of
                                        the Securityholders, including
                                        representations and warranties relating
                                        to (i) the schedule of Receivables, (ii) physical damage insurance, (iii) rights of rescission, (iv) perfection, (v) compliance with laws and (vi) liens. Unless otherwise provided in the related Prospectus Supplement, if the breach is not cured, the Depositor and the Sponsor, jointly and severally, will be obligated to repurchase any Receivable in which the interests of the applicable Securityholders are materially adversely affected if such breach has not been cured by the applicable grace period. See "Description of the Transfer and Servicing Agreements--Sale and
                                        Assignment of Receivables."

                                        Unless otherwise specified in
                                        the related Prospectus Supplement, the
                                        Servicer will be entitled to receive a
                                        fee for servicing the Receivables of
                                        each Trust equal to a specified
                                        percentage of the aggregate principal
                                        balance of the related Receivables Pool, as set forth in the related Prospectus Supplement. In addition, the "Servicing Fee" will include certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements-Servicing
                                        Compensation and Payment of Expenses"
                                        herein and in the related Prospectus
                                        Supplement. The Servicer or the Trustee
                                        is obligated to provide to the other and to the Indenture Trustee, if applicable, written notice upon the discovery of a breach by the Servicer of covenants relating to extensions and security interests in the Financed Vehicles made by the Servicer in the Sale and Servicing Agreement or the Pooling and Servicing Agreement as the case may be. If the breach is not cured, the Servicer will be obligated to purchase any Receivable materially and adversely affected by such uncured breach. See "Description of the Transfer and Servicing Agreements-Sale and Assignment of Receivables."



Revolving Period and
Amortization Period;
Retained Interest....................   If the related Prospectus
                                        Supplement so provides, there may be a
                                        period commencing on the date of
                                        issuance of a class or classes of Notes
                                        or Certificates of a series and ending
                                        on the date set forth in the related
                                        Prospectus Supplement (the "Revolving
                                        Period") during which no principal
                                        payments will be made to one or more
                                        classes of Notes or Certificates of the
                                        related series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be
                                        (i) utilized by the Trust during the
                                        Revolving Period to acquire additional
                                        Receivables which satisfy the standards
                                        described in the second paragraph under
                                        "Description of the Transfer and
                                        Servicing Agreements--Sale and
                                        Assignment of Receivables" herein and
                                        the criteria required by the related
                                        Rating Agencies and credit enhancer, if
                                        any, (ii) held in an account and
                                        invested in Eligible Investments for
                                        later distribution to Securityholders,
                                        (iii) applied to those Notes or
                                        Certificates for such series or another, if any, specified in the related
                                        Prospectus Supplement as then are in
                                        amortization.


                                        An "Amortization Period" is
                                        the period during which an amount of
                                        principal is payable to holders of a
                                        series of Securities which, during the
                                        Revolving Period, were not entitled to
                                        such payments. If so specified in the
                                        related Prospectus Supplement, during an
                                        Amortization Period all or a portion of
                                        principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes
                                         or Certificates. The related Prospectus
                                         Supplement will set forth the
                                         circumstances which will result in the
                                         commencement of an Amortization Period.

                                         Each Trust which has a Revolving Period
                                         may also issue to the Depositor a
                                         certificate evidencing an undivided
                                         beneficial interest (the "Retained
                                         Interest") in the Trust not represented
                                         by the other Securities issued by such
                                         Trust. As further described in the
                                         related Prospectus Supplement, the
                                         value of such Retained Interest will
                                         fluctuate as the amount of Trust
                                         property fluctuates and the amount of
                                         Notes and Certificates of the related
                                         series of Securities outstanding is
                                         reduced.


Advances.............................    Unless otherwise specified in the
                                         related Prospectus Supplement, the
                                         Servicer will advance scheduled
                                         payments of interest and principal
                                         under each Actuarial Receivable which
                                         shall not have been timely made (each,
                                         an "Advance"), to the extent that the
                                         Servicer, in its sole discretion,
                                         expects to recoup such Advance from
                                         subsequent payments on or with respect
                                         to such Receivable or from other
                                         Actuarial Receivables. The Servicer
                                         shall be entitled to reimbursement of
                                         Advances from subsequent payments on or
                                         with respect to the Receivables to the
                                         extent described herein and in the
                                         related Prospectus Supplement. See
                                         "Description of the Transfer and
                                         Servicing Agreements--Advances."

Optional Purchase....................    The Depositor may purchase all the
                                         Receivables on any Distribution Date as
                                         of which the Pool Balance of such
                                         series is 10% or less of the Initial
                                         Pool Balance of a series at a purchase
                                         price determined as described under
                                         "Description of the Transfer and
                                         Servicing Agreements--Termination."


Auction Sale.........................    Unless otherwise provided in the
                                         related Prospectus Supplement, in the
                                         event that the Pool Balance has
                                         declined to 5% or less of the Initial
                                         Pool Balance of a series, satisfactory
                                         bids are received as described herein
                                         and in the related Prospectus
                                         Supplement and the assets of the
                                         related Trust are sold pursuant to an
                                         auction (the "Auction Sale"), the
                                         Notes, if any and the Certificates of
                                         the related series will be redeemed as
                                         described under "Description of the
                                         Transfer and Servicing
                                         Agreements--Termination."

Mandatory
Prepayment...........................    If any Pre-Funded Amount remains on
                                         deposit in the Pre-Funding Account at
                                         the end of the Funding Period, such
                                         amount, in the amounts and in the
                                         manner specified in the related
                                         Prospectus Supplement, will be used to
                                         prepay some or all classes of the Notes
                                         and/or Certificates. In the event of
                                         such prepayment, the Securityholders
                                         may be entitled to receive a prepayment
                                         premium in the amount and to the extent
                                         provided in the related Prospectus
                                         Supplement. See "Description of the
                                         Transfer and Servicing
                                         Agreements--Mandatory Prepayment."


Prepayment
Considerations.......................    If the Depositor exercises its option
                                         to purchase the Receivables of a Trust
                                         (or, if not and, if and to the extent
                                         provided in the related Prospectus
                                         Supplement, satisfactory bids for the
                                         purchase of such Receivables are
                                         received), in the manner and on the
                                         respective terms and conditions
                                         described under "Description of the
                                         Transfer and Servicing
                                         Agreements-Termination," the
                                         outstanding Notes will be redeemed as
                                         set forth in the related Prospectus
                                         Supplement. In addition, if the related
                                         Prospectus Supplement provides that the
                                         property of a Trust will include a
                                         Pre-Funding Account (as such term is
                                         defined in the related Prospectus
                                         Supplement, the "Pre-Funding Account"),
                                         one or more classes of the outstanding
                                         Notes will be subject to partial
                                         redemption on or immediately following
                                         the end of the Funding Period in an
                                         amount and manner specified in the
                                         related Prospectus Supplement. [In the
                                         event of such partial redemption, the
                                         Noteholders may be entitled to receive
                                         a prepayment premium from the Trust, in
                                         the amount and to the extent provided
                                         in the related Prospectus Supplement.]

Federal Tax Status...................   Unless the Prospectus
                                        Supplement specifies that the related
                                        Trust will be treated as a grantor trust and, except as otherwise provided in such Prospectus Supplement, upon the issuance of the related series of Securities, Federal Tax Counsel is of the opinion, as of the date hereof, that, for federal income tax purposes:
                                        (i) any Notes of such series will be
                                        characterized as debt and (ii) such
                                        Trust will not be characterized as an
                                        association (or a publicly traded
                                        partnership) taxable as a corporation.
                                        In respect of any such series, each
                                        Noteholder, by the acceptance of a Note
                                        of such series, will agree to treat such Note as indebtedness, and each
                                        Certificateholder, by the acceptance of
                                        a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes, or if there is a single
                                        Certificateholder, to disregard the
                                        Trust as an entity separate from its
                                        owner. Alternative characterizations of
                                        such Trust and such Certificates are
                                        possible, but would not result in
                                        materially adverse tax consequences to
                                        Certificateholders.


                                        If the Prospectus Supplement
                                        specifies that the related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related series of Certificates, Federal Tax Counsel is of the opinion, as of the date hereof, that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See "Federal Income Tax Consequences." Investors should consult their own tax advisors regarding state and local tax consequences. See "State and Local Tax Consequences." A tax opinion of Federal Tax Counsel to the related Trust will be filed in a current report on Form 8-K with respect to each Trust.

ERISA Considerations.................    Subject to the considerations discussed
                                         under "ERISA Considerations" herein and
                                         in the related Prospectus Supplement,
                                         and to the extent specified in the
                                         related Prospectus Supplement, any
                                         Notes of a series will be eligible for
                                         purchase by employee benefit plans or
                                         other retirements arrangements that are
                                         subject to either Title I of the
                                         Employee Retirement Income Security Act
                                         of 1974, as amended ("ERISA") or
                                         Section 4975 of the Internal Revenue
                                         Code of 1986, as amended (such plans or
                                         arrangements, "Plans"), Certain
                                         Certificates may be eligible for
                                         purchase by Plans as specified in the
                                         related Prospectus Supplement. See
                                         "ERISA Considerations" herein and in
                                         the related Prospectus Supplement.

Risk Factors........................     Investors should consider the factors
                                         set forth under "Risk Factors" in
                                         connection with a purchase of
                                         securities.


Ratings..............................    As a condition of issuance, the offered
                                         Securities of each series will be rated
                                         an investment grade, that is, in one of
                                         its four highest rating categories, by
                                         at least one nationally recognized
                                         rating agency (a "Rating Agency") as
                                         specified in the related Prospectus
                                         Supplement. Ratings on the offered
                                         Securities of each series address the
                                         likelihood of receipt by the related
                                         Securityholders of all distributions on
                                         the underlying Receivables. These
                                         ratings address the structural, legal
                                         and issuer-related aspects associated
                                         with the Securities of such series, the
                                         nature of the underlying Receivables of
                                         such series, the subordination and any
                                         credit enhancement provided therefor,
                                         including the credit quality of the
                                         third party credit enhancement
                                         provider, if any. Ratings on offered
                                         Securities of each series do not
                                         represent any assessment of the
                                         likelihood of principal prepayments by
                                         Obligors or of the degree by which
                                         prepayments might differ from those
                                         originally anticipated. As a result,
                                         the related Securityholders might
                                         suffer a lower than anticipated yield,
                                         and, in addition, holders of Strip
                                         Securities in extreme cases might fail
                                         to recoup their underlying investments.
                                         Each security rating should be
                                         evaluated independently of any other
                                         security rating. A security rating is
                                         not a recommendation to buy, sell or
                                         hold securities. There is no assurance
                                         that the ratings initially assigned to
                                         the Securities will not be subsequently
                                         lowered or withdrawn by the Rating
                                         Agencies. In the event the rating
                                         initially assigned to any Securities is
                                         subsequently lowered for any reason, no
                                         person or entity will be obligated to
                                         provide any credit enhancement unless
                                         otherwise specified in the related

                                         Prospectus Supplement. The ratings of
                                         any Securities with respect to which a
                                         prepayment premium may be payable do
                                         not evaluate such prepayment premium
                                         payable to such Securityholders or the
                                         likelihood that such prepayment premium
                                         will be paid. See "Ratings."

Liquidity............................    The related Prospectus Supplement will
                                         specify whether a Series of Securities
                                         will be listed on an exchange. If a
                                         Series is not so registered, the
                                         liquidity of the related Securities may
                                         be adversely affected. See "Risk
                                         Factors--Limited Liquidity of
                                         Securities."

                                  RISK FACTORS

LIMITED LIQUIDITY OF SECURITIES

     There is currently no market for the Securities of any series. There can be no assurance that a secondary market for the Securities will develop or, if such a market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities. See "Plan of Distribution."

RISK OF UNPERFECTED SECURITY INTEREST IN RECEIVABLES


     Pursuant to the Loan Purchase Agreement, each Originator will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Depositor in its purchase of the related Receivables in accordance with the requirements of the Uniform Commercial Code in effect in the State of New York or any other applicable state law (the "UCC"), which each Originator will represent in the Loan Purchase Agreement is its principal place of business. Pursuant to the Sale and Servicing Agreement, the Depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Trust in its purchase of the Receivables in accordance with the requirements of the UCC, and the Servicer will hold the related Receivables, either directly or through subservicers, as custodian for the Trust following the sale and assignment of the related Receivables to the applicable Trust. The related Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the applicable Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the related Receivables for new value in the ordinary course of business and takes possession of the related Receivables without actual knowledge of such Trust's interest, the purchaser (or secured party) will acquire an interest in the related Receivables superior to the interest of such Trust, the Trust will not be able to realize any liquidation proceeds on the related Receivables and Securityholders may suffer a loss.


RISKS OF UNPERFECTED SECURITY INTERESTS IN FINANCED VEHICLES IN
CERTAIN STATES


     Each Originator will assign its security interests in the related Financed Vehicles along with the sale and assignment of the related Receivables to the Depositor. The Depositor will assign its security interests in the related Financed Vehicles along with the sale and assignment of the related Receivables to a Trust, and the Servicer will hold the certificates of title or ownership or other documents evidencing the notation of the Originator's lien on the certificates of title or ownership relating to the related Financed Vehicles, either directly or through subservicers, as custodian for such Trust following the sale and assignment of the related Receivables to such Trust. Due to the administrative burden and expense, the certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the applicable Originator, the Servicer or the Depositor or administrative error by state or local agencies, the notation of the applicable Originator's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or the related Indenture Trustee as the new secured party on the certificate of title that the security interest of the Trust or related Indenture Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the retail purchasers of, or other persons owing payments on the related Financed Vehicle (the "Obligors"), a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest in the Financed Vehicle or a bankruptcy trustee of such holder. Accordingly, in such event, there is a risk that the Trust, if it elects to attempt to seek to repossess the related Financed Vehicles, will not be able to realize any liquidation proceeds on such Financed Vehicles and, as a result, Securityholders may suffer a loss.


INSOLVENCY RISKS


     The Depositor intends that the sale of the Receivables by it to such Trust is a valid sale and assignment of the Receivables to such Trust. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the Depositor or the Depositor itself were to take the position that the sale of Receivables by the Depositor to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of a Receivable to such Trust may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors.

     In a recent case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Depositor, however, even if the transfer of Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

     With respect to each Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the related Company, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, the Payahead Account, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements Insolvency Event."

LIMITED OBLIGATIONS OF THE SPONSOR, THE ORIGINATORS, BARNETT
BANK, N.A. AND THE SERVICER


     None of the Sponsor, the Depositor, the Originators, Barnett Bank, N.A. or the Servicer (other than with respect to any Advances) is obligated to make any payments in respect of any Notes, Certificates or the Receivables of a given Trust. In addition, if BDFS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.


POSSIBLE CONFLICTS OF INTEREST


     In connection with the sale of Receivables by the Depositor to a given Trust, the Depositor makes representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, the Depositor and the Sponsor, jointly and severally, are required to repurchase Receivables with respect to which such representations and warranties have been breached. If the Servicer fails to cure certain breaches of the covenants made by it with respect to a Receivable, the Servicer may be required to purchase the affected Receivable. Because the Servicer is initially BDFS and the Depositor, the Servicer and the Sponsor are affiliates, certain conflicts of interest may arise with respect to such obligations. For example, the Servicer may discover a breach of one of the representations that would cause the Depositor (or itself) to have to repurchase a Receivable. Since both the Depositor and the Servicer are obligated to give notices of any breaches of representations to the related Trustee or Indenture Trustee, failure by the Servicer to give such notice could give rise to an Event of Default. Neither the Depositor, the Sponsor nor the Servicer is otherwise obligated with respect to any Receivables, Notes or Certificates. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables" and "Servicing--Procedures."


SUBORDINATION OF THE CERTIFICATES


     To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to principal and interest due on the Notes, if any, of such series or one or more classes of Certificates of such series to the extent described below.


LIMITED ASSETS


     Each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Collection Account, a Payahead Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by BDFS, the Sponsor, the Depositor, the Servicer, the related Company, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), a Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. Amounts to be deposited in a Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the Pool Balance is reduced. In addition, funds in a

Reserve Account will first be made available to cover shortfalls in distributions of interest and principal on the Notes, if any, of a series. If a Reserve Account is exhausted, the Trust will depend solely on payments with respect to the Receivables to make payments on the Notes, if any, and distributions on the Certificates of the related series. See "Description of the Transfer and Servicing Agreements." Any credit enhancement will not cover all contingencies, and losses in excess of such coverage will be required to be borne directly by the affected Securityholders.


PREPAYMENTS ON RECEIVABLES AFFECT ON YIELD


     The weighted average life of the Securities of the related series will be reduced by full or partial prepayments on the related Receivables. All the Receivables are prepayable at any time. For this purpose the term "prepayments" includes prepayments by the Obligors in full or in part, certain partial prepayments relating to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables purchased or repurchased pursuant to the terms of a Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the related Financed Vehicle securing a Receivable without the consent of the secured party which generally results in the repayment of the remaining principal balance of the related Receivable. In addition, under certain circumstances, the Depositor and the Sponsor, jointly and severally, will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Depositor's option to purchase the Receivables of a given Receivables Pool and regarding an Auction Sale of a given Receivables Pool by the Applicable Trustee and "--Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the applicable Company occurs. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "Maturity and Prepayment Assumptions."


RISK OF SERVICER COMMINGLING FUNDS


     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each a "Collection Period") into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that BDFS satisfies certain requirements for monthly remittances and none of the related Rating Agencies, after 10 days prior notice, shall have notified the Depositor, the Servicer, the related Trustee or the Indenture Trustee in writing that monthly deposits by the Servicer in and of itself will result in a reduction or withdrawal of the then-current ratings of the Securities of a series, then for so long as BDFS is the Servicer, and provided that (i) there exists no Servicer Default and (ii) each other condition to making monthly deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a guaranty, letter of credit, surety bond or other security, from Barnett Bank, N.A. or otherwise, for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


LIMITED RIGHTS OF CERTIFICATEHOLDERS UPON SERVICER DEFAULT


     Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default," may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. Moreover, only the Indenture Trustee or the Noteholders, and not the Certificateholders, with respect to such series will have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults."

INABILITY OF INDENTURE TRUSTEE TO LIQUIDATE RECEIVABLES

     Although each Trust will covenant to sell the related Receivables if directed to do so by the related Indenture Trustee in accordance with the related Indenture following an acceleration of the related Notes upon an Event of Default or in connection with an Insolvency Event, there is no assurance that the market value of such Receivables will at any time be equal to or greater than the aggregate outstanding principal of the related Notes. Therefore, upon an Event of Default with respect to the related Notes or the occurrence of an Insolvency Event, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of the related Notes of a series may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

RISK ASSOCIATED WITH BALLOON LOANS


     Certain of the Receivables in the related Trust may consist of Balloon Loans. "Balloon Loans" are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of most of the Balloon Loans, most of the Obligors will be required to make a balloon payment (a "Balloon Payment") which will be significantly larger than such Obligor's other scheduled monthly payments. The ability of such an Obligor to repay a Balloon Loan at maturity frequently will depend on such Obligor's ability to refinance the Receivables. The ability of an Obligor to refinance such a Receivable will be affected by a number of factors, including the prevailing available automobile interest rates at the time, the value of the related Financed Vehicle, the financial condition of the Obligor, and the general economic conditions at the time. Under certain of the Balloon Loans, the Obligor may be able to return the related Financed Vehicle to the related Originator in satisfaction of the Balloon Loan.


     Although a low interest rate environment may facilitate the refinancing of a Balloon Payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Receivables. Conversely, a high interest rate environment may make it more difficult for the Obligor to accomplish a refinancing and may result in delinquencies or defaults. See "Maturity and Prepayment Assumptions Balloon Loans."

EFFECT OF BOOK-ENTRY REGISTRATION


     Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities-Book-Entry Registration" and "--Definitive Securities."


                                   THE TRUSTS

     With respect to each series of Securities, the Sponsor will cause a separate Trust to be formed by the Depositor pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper which were or will be originated either directly by one of the Originators or indirectly by the Dealers and purchased by one of the Originators pursuant to the Dealer Agreements and all monies received thereunder on and after the Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date"), and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date. On or prior to the Closing Date, the Originators will sell the Receivables of the applicable Receivables Pool to the Depositor pursuant to a Loan Purchase Agreement. On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as described herein and in the related Prospectus Supplement; (ii) security interests in the vehicles securing the Receivables (the "Financed Vehicles"); (iii) the rights of the Originators to receive proceeds from claims under certain insurance policies; (iv) the rights of the Trust under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as specified in the related Prospectus Supplement; (v) the rights of the Depositor under a Loan Purchase Agreement; (vi) the rights of the Originators to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors"); (vii) all right, title and interest of the Originators (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements; and (viii) all proceeds (within the meaning of the UCC) of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.


     The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Risk Factors Risks of Unperfected Security Interests in Financed Vehicles in Certain States," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

     If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements Distributions," "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables." The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.


     If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a "financial asset securitization investment trust" (a "FASIT"). The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates of such series on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. See "Federal Income Tax Consequences FASIT Legislation."

THE TRUSTEE


     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes legally unable to act, is judged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                      THE PORTFOLIO OF MOTOR VEHICLE LOANS

MOTOR VEHICLE LENDING


     The Receivables will consist of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper owned by the Originators. On or prior to the Closing Date, the Depositor will buy the Receivables from the Originators pursuant to the Loan Purchase Agreement.

     Each of the Originators has at least one program for the origination of new and used automobiles (including passenger cars, minivans, sport utility vehicles and light trucks (the "Motor Vehicle Loans"). The Originators purchase Motor

Vehicle Loans derived from motor vehicle sales from Dealer-owned motor vehicle inventories (as described below) in their indirect program (the "Indirect Program"). Certain subsidiaries of Barnett Bank, N.A. are engaged in the business of leasing new and used automobiles to individuals and businesses, servicing such leases, and remarketing the automobiles upon expiration of the leases. Consequently, certain of the Originators originate a portion of the Motor Vehicle Loans through sales of certain of Barnett Bank, N.A.'s subsidiaries own automobiles at the termination of the leases, either by sales to the lessees or related parties (the "Off-Lease Program" or by consignment sales through Dealers (the "Consignment Program," and, together with the Indirect Program and the Off Lease Program, the "Programs"). Uniform credit underwriting criteria are utilized on behalf of each of the Originators under each of the Programs. See "--Underwriting."

DEALER AGREEMENTS

     The Originators generally purchase through Dealers motor vehicle retail installment sales contracts and other installment chattel paper secured by Motor Vehicle Loans. The Originators purchase Motor Vehicle Loans in accordance with their respective established underwriting procedures and subject to the terms of the Dealer Agreements. A Dealer Agreement, among other things, obligates a Dealer to repurchase any Motor Vehicle Loan for its outstanding principal balance (including accrued but unpaid interest) if the Dealer breaches the representations and warranties contained therein. The representations and warranties typically relate to the origination of the Motor Vehicle Loan and the security interest in the related Financed Vehicle and not to the collectability of the Motor Vehicle Loan or the creditworthiness of the Obligor thereunder.

     The Originators audit the Dealers with varying frequencies depending on performance and stability. However, the Originators audit all transactions with new Dealers. While the Originators do not have financial requirements for new Dealers, most of the Dealers consist of manufacturer franchised dealerships and the related manufacturers do have financial requirements. The Originators have the right to audit the books and records of all Dealers.

UNDERWRITING

     All of the Motor Vehicle Loans will be underwritten or, in the case of bulk purchases, re-underwritten to the Originators' underwriting standards. The underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness, based on employment and residential stability, as well as the asset value of the motor vehicle that secures the Motor Vehicle Loan. Although the Originators do not have minimum policy requirements on the length of time an applicant has been an employee of a particular employer or resident at a particular address, generally, an applicant must be employed for not less than one year with the same employer or have established comparable stability in a particular field. The Originators look favorably on applicants with three years of employment with the same employer and on applicants with three years at the same residence. Applicants without employment and/or residential stability may require greater levels of authority for approval.

     Each Originator's credit review process takes into account factors such as credit bureau information, past analogous borrowing experience, income requirements and a ratio of total debt to income. Prior to the purchase of a Motor Vehicle Loan, the related Originator reviews the credit application from each applicant, including information about each obligor's income, credit obligations, and other personal information. Upon receipt of an application, the related Originator obtains a credit report from an independent credit bureau, including a Fair, Issaac Auto Enhanced bureau score, which the related Originator reviews to determine the applicant's current credit status and past credit performance. Where necessary, the related Originator may obtain more than one credit report. The Originators consider the following information contained in the credit report: length of time in file, number of trade lines, level of obligations maintained, breadth of credit experience, previous automobile financing experience and other credit. The Originator then compares the amount requested to be financed in the application to the applicant's credit history. Generally, the Originators require an applicant to have a minimum of three years history in the file and comparable borrowing experience (like amount of installment and/or revolving credit) for a minimum of 18 months. The Originators do not have minimum income qualification requirements. Instead, they consider, the source of the income, the likelihood that the income stream will continue and outstanding obligations listed on the credit report. The maximum allowed payment to income ratio ranges from 15% to 25%, depending on the income and level of outstanding debt of an applicant. The maximum allowed total debt to income ratio ranges from 40% to 60% depending on all of the characteristics of an applicant.

     The Originators utilize credit scoring systems to assist in the processing of the applications. While BDFS uses the Fair, Issaac Auto Enhanced bureau score in determining credit scores, other of Barnett Bank, N.A. subsidiaries utilize a custom built scorecards derived from the Fair, Issaac Auto Enhanced bureau score. The credit scores are used to increase the productivity of the underwriters, automatically approve and decline applications, recommend approve or reject decisions and to route applications to more experienced underwriters. Applications identified by score as less creditworthy may either be automatically declined or routed to more experienced underwriters for their concurrence before an approval is rendered to the Dealer. Conversely, applications identified by score as creditworthy may either be automatically approved or routed to less experienced underwriters for their concurrence before an acceptance is rendered to the Dealer. Applications scoring below the establishes score guidelines, regardless of other circumstances, require senior management concurrence/approval.

     The Originator may also conduct an additional investigation, which may consist of some or all of the following steps: requiring written proof of employment (on all applicants with curent employer for less than one year), and income, direct telephone verification of an applicant's employment, and discussions with the applicant and originating Dealer to resolve concerns about the applicant's creditworthiness. The Originator then analyzes the application under its underwriting criteria, and, for those applications that are approved, determines the amount and terms of the financing the applicable Originator will offer in the Motor Vehicle Loan. Once the decision to approve or disapprove an application is made, the Originators assign a maximum advance rate based on credit score. Underwriters are allowed to override the assigned advance rate with the concurrence of a more senior underwriter or manager. All overrides are monitored for performance and reported to management on a regular basis. The decision is communicated to the Dealer. In the case of a declined application, the Originators' practice is to explain the reason for the declination to the Dealer and send a declination letter to the applicant.

     The Originator determines the asset value of a motor vehicle based on the manufacturer's suggested retail price, if the vehicle is new, or the National Automobile Dealers Association Guide on Retail and Wholesale Values if the vehicle is used. The amount that the applicable Originator will advance against the value of the vehicle ranges from 90-130% of the vehicle's asset value plus service and warranty contracts, plus any premium for credit life and credit accident and health insurance obtained in connection with such Motor Vehicle Loan, and depends on the creditworthiness of the applicant, the terms of the Motor Vehicle Loan and the age of the related motor vehicle. Generally, the Originators employ the following ratio of advance rates to the Fair, Issac Auto Enhanced bureau scores: less than 600, 90%; 600-639, 100%; 640-679%, 110%;
680-719, 120%; greater than 720, 130%. Underwriters are allowed to override the assigned advance rate with the concurrence of a more senior underwriter or manager. All overrides are monitored for performance and reported to management on a regular basis. Underwriters override the indicated advance rate on approximately 20% of applications. The decision is communicated to the Dealer. In the case of a declined application, the Originator's practice to explain the reason for the declination to the Dealer and send a declination letter to the applicant.

     The maximum term for a Motor Vehicle Loan on new cars is 84 months. The maximum term for used vehicles ranges from 84 months to 36 months, with shorter terms for older vehicles.


     Exceptions to the above credit parameters are made at the discretion of the underwriter and/or credit manager with the appropriate decision authority. In considering any exception, the Originators look for compensating factors in the borrower's credit such as a higher credit score, lower advance rate or lower debt-to-income ratio than would otherwise be required to approve such loan if the borrower had otherwise satisfied each of the underwriting criteria. The Originator's exceptions policy is designed to ensure that the credit quality of the loan subject to any such exception is consistent with the credit quality of the Originator's other loans. Underwriters are assigned specific dollar and decision (policy) authority based on experience, performance results and position. The greater the deviation from established policy, the higher the level of authority required. Caps are placed on all policy rules where no one carries override authority except the senior credit policy officer.


     The interest rate charged on each Motor Vehicle Loan reflects the related Originator's evaluation of the applicant's creditworthiness and relative risk associated with an individual's application.

CONTRACT MODIFICATION

     The Servicer will follow specific procedures with respect to contract extensions and modifications. Extensions may be granted to a current or delinquent customer to cure a short term cash flow problem and an extension fee may be charged. Extensions are granted on an individual basis and are reported and monitored closely. Generally, the extension policy includes: (i) at least six monthly payments must be made before an account is eligible for extension,
(ii) one extension is allowed for every 12 month period, (iii) extensions will not be granted if the loan is deemed to be uncollectible and (iv) extensions will not be granted if the obligor has not made at least one payment in the last 30 days. Approval by the collection's supervisor must be obtained before any extension is granted.

     The Servicer may also change a payment date once during the term of the Motor Vehicle Loan as an accommodation to the obligor if the new payment date is within 20 days of the original scheduled payment date. Such change of payment date is not deemed to be an extension and no extension fee is charged.

     The Sale and Servicing Agreement prohibits BDFS, except as provided or required under applicable law, from making modifications to the Motor Vehicle Loans that (i) reduce the original rates of interest on the Motor Vehicle Loans,
(ii) reduce the amount of the regularly scheduled payments on the Motor Vehicle Loans or (iii) extend the final payment dates on such Motor Vehicle Loans beyond the Collection Period relating to the Certificate Final Scheduled Distribution Date.


INSURANCE

     Each Motor Vehicle Loan requires the obligor to obtain physical damage insurance covering loss or damage to the motor vehicle naming the related Originator as loss payee, with a maximum deductible amount of $500.00. As a prerequisite to acquiring a Motor Vehicle Loan, the obligor must provide the related Originator with evidence of insurance acceptable to the related Originator, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. The Servicer will not force place insurance. However, in the event that an obligor's insurance coverage lapses, the Servicer may foreclose on the Motor Vehicle Loan.

SERVICING AND COLLECTION


     BDFS, as the Servicer, either directly or through subservicers, will be responsible for managing, administering, servicing and making collections on the Receivables held by the Trust. Although a 10-day grace period is provided before the assessment of a late charge, BDFS considers a Motor Vehicle Loan delinquent when the obligor fails to make a contractual payment by the due date. BDFS's policy is to begin collection activities with respect to delinquent Motor Vehicle Loans on the sixth day following the due date, at which time a system-generated notification prompts a collection representative to make telephone contact with the obligor to request payment whether a collector attempts to contact the delinquent obligor by telephone or by letter is determined by the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor's references. Repossession procedures begin when all other collection efforts are exhausted.

     BDFS follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and direct sales to Dealers.

     The current policy of BDFS is to write-off a Motor Vehicle Loan on or before the date on which the contract becomes 150 days delinquent. If the motor vehicle securing the Motor Vehicle Loan is repossessed, BDFS's current policy is to write-off the contract amount upon the earlier of the sale of the motor vehicle or before the date on which the contract becomes 150 days delinquent. Any deficiencies remaining after the full write-off of the related Motor Vehicle Loan or deficiencies remaining after repossession and sale of the related motor vehicle are pursued by BDFS, when practicable and legally permitted. Collection officers generally continue to contact the obligors to establish repayment schedules or to repossess until a final resolution is achieved.


DELINQUENCIES AND LOSSES

     Certain information concerning the historical delinquency and net loss experience of Barnett Bank, N.A. and its subsidiaries pertaining to retail new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables originated by Barnett Bank, N.A. and its subsidiaries will be set forth below and may be supplemented as set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                            DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN MILLIONS)



                                                     At December 31,
                                   1996                    1995                 1994
                              Dollars  Percent       Dollars  Percent     Dollars   Percent

Principal Amount
   Outstanding(2).......      $5,671                 $5,086               $4,784


Delinquencies(3)
   30-59 Days...........      78.93     1.39%         58.07    1.14%       42.00    0.88%
   60-89 Days...........      15.39     0.27%         10.36    0.20%        7.87    0.16%
   90 Days or more......       8.66     0.15%          6.03    0.12%        5.65    0.12%


Total Delinquencies as a
   Percentage of the Total
   Amount Outstanding         $102.98   1.82%       $ 74.46    1.46%     $55.52     1.16%

     ----------------------------------
(1)  Substantially all of the receivables consist of receivables originated by
     Barnett Bank, N.A. and certain of its subsidiaries other than Oxford
     Resources Corp.  or  its subsidiaries.
(2)  Principal Amount Outstanding is the aggregate remaining principal balance of all receivables serviced, net of unearned interest.

(3) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.


                        HISTORICAL LOSS EXPERIENCE(1)
                          (DOLLAR AMOUNTS IN MILLIONS)


                                                  For Year Ended December 31,

                                                  1996        1995       1994


Principal Amount Outstanding(2)..........        $5,671       $5,086     $4,784
Average Principal Amount
     Outstanding(3)......................        $5,419       $4,858     $4,590
Number of Loans Outstanding..............        567,841     538,596    533,351

Gross Losses(4)............................      $68.93      $55.61      $47.05
Recoveries(5)..............................      $17.87      $12.38      $12.27
Net Losses(6)..............................      $51.06      $43.23      $34.78
Net Losses as a Percent of
Principal Amount Outstanding.............        0.90%         0.85%      0.73%
Net Losses as a Percentage of
     Average Principal Amount
     Outstanding.........................        0.94%         0.89%      0.76%



- ---------------------------------------



(1) Substantially all of the receivables consist of receivables originated by Barnett Bank, N.A. and certain of its subsidiaries other than Oxford Resources Corp. or its subsidiaries.
(2) Principal Amount Outstanding is the aggregate remaining principal balance of all receivables serviced, net of unearned interest.
(3) Average of the month-end balances for each of the twelve months in the applicable calendar year.

(4) Gross Losses is the aggregate remaining principal balance, including accrued but unpaid interest.

(5) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.
(6) Net Losses is Gross Losses less Recoveries.



                              THE RECEIVABLES POOLS

General


    The Receivables to be held by each Trust will be selected from each Originator's portfolio of Motor Vehicle Loans for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payments), (iv) is a Actuarial Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.


     No Trust's assets will include (i) 5% or more of Receivables that are between 30 and 60 days delinquent as of the related Cutoff Date or (ii) any Receivables that are greater than 60 days delinquent as of the related Cutoff Date.

     "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate (the "APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under a Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.


     In the event of the prepayment in full (voluntarily or by acceleration) of an Actuarial Receivable, with minor variations based upon state law, the Actuarial Receivable requires that a "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate on an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.


     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Assumptions."


     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Actuarial Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

                       MATURITY AND PREPAYMENT ASSUMPTIONS

General

     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the Receivables are prepayable at any time without penalty to the Obligor. For this purpose, the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as proceeds received from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of a Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. The rate of prepayments on the related Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in repayment of the remaining principal balance of the related Receivable. In addition, under certain circumstances, the Depositor and the Sponsor, jointly and severally, will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." See also "Description of the Transfer and Servicing Agreements Termination" regarding the Depositor's option to purchase the Receivables from a given Trust or regarding the Auction Sale of the Receivables by the Applicable Trustee if so specified in the related Prospectus Supplement if satisfactory bids for the purchase of Receivables are received and "--Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Company applicable to such Trust occurs.


     There can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. In addition, the extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield. See "Risk Factors-- Prepayments on Receivables Affect on Yield."

PAID-AHEAD RECEIVABLES


     If an Obligor on a Simple Interest Receivable pays more than one scheduled payment at a time, the entire amount of the additional payment will be treated as a principal prepayment and distributed as part of the principal collections in the month following the month of receipt and the Originators do not generally require the Obligor on a Simple Interest Receivable to make any scheduled payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). Although the terms of the retail installment contract require the Obligor on a Simple Interest Receivable to make its next scheduled payments, the Obligor's Receivable is not considered delinquent for purposes of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, during the Paid-Ahead Period and, interest will continue to accrue on the principal balance of the Receivable, as reduced by the application of the early payment. When the Obligor on a Simple Interest Receivable pays the next required payment, although such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor on a Simple Interest Receivable, the Obligor's Receivable would be considered to be current. This situation will continue until the installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Simple Interest Receivable. Depending on the principal balance and the APR of the related Simple Interest Receivable and on the number of installments that were paid early, there may be extended periods of time during which Simple Interest Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Receivables.


     Paid-Ahead Receivables will affect the weighted average life of the Notes and Certificates of any series. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Notes and Certificates of any series. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of such Notes and Certificates may be extended.

     The Originators' portfolio of Motor Vehicle Loans has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.


     The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

BALLOON LOANS

     Under certain of the Balloon Loans, the Obligor may be able to return the related Financed Vehicle to the related Originator in satisfaction of the Balloon Loan, subject to certain charges. The ability of Obligors to make Balloon Payments, if any, will normally depend on the Obligor's ability to obtain refinancing of their Balloon Loans. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, the value of the related motor vehicle, the Obligor's financial situation, prevailing automobile loan interest rates and general economic conditions. The Originators sometimes provide refinancing of Balloon Loans and in certain limited circumstances must at the option of the Obligor refinance the related Receivable. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the principal balance of the Notes and the Certificate Balance is reduced to zero, and may increase the weighted average lives of such Notes and Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest environment may make it more difficult for the Obligor to accomplish a refinancing and may result in delinquencies or defaults. See "Risk Factors--Balloon Loans."


     BDFS believes that the experience of certain of its affiliates in the automobile leasing business enables the Originators to (i) establish Balloon Payments approximating what the value of the related motor vehicle will be at the time the Balloon Payment becomes due and (ii) obtain the optimal price for any repossessed motor vehicles through its vehicle remarketing strategies.


                      POOL FACTORS AND TRADING INFORMATION


     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.


     Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Noteholders, if any, and the Certificateholders will receive monthly reports pursuant to the Indenture, the Trust Agreement or the Pooling and Servicing Agreement, as the case may be, concerning payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-Reports to Securityholders.

                                 USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust to the purchase of the Receivables and other Trust property from the Depositor. The Depositor will use the net proceeds paid to it by the Trust to acquire the Receivables from the Originators to make the Reserve Account Initial Deposit, if any, and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any.

                                  THE DEPOSITOR


     The Depositor is a wholly-owned indirect subsidiary of Barnett Dealer Financial Services, Inc., a wholly-owned subsidiary of Barnett Bank, N.A. The Depositor was incorporated in the State of Nevada on August 27, 1997. The principal executive offices of the Depositor are located at 3800 Howard Hughes Parkway, Suite 1560, Las Vegas, Nevada 89109, and its telephone number is
(702) 735-1811.


     The Depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by any Originator under Insolvency Laws will not result in consolidation of the assets and liabilities of the Depositor with those of any Originator. These steps include the creation of the Depositor as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business and a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Depositor would not result in a court's concluding that the assets and liabilities of the Depositor should be consolidated with those of any Originator in a proceeding under any Insolvency Law. See "Risk Factors--Insolvency Risk."


     In addition, the Indenture Trustee, the Trustee, all Noteholders and all Certificateholders of each Trust will covenant that they will not at any time institute against the Depositor any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

     Each of the Originators is a subsidiary of Barnett Bank, N.A. The Receivables have been originated by the related Originator as described under "Motor Vehicle Portfolio."

                          THE SERVICER AND THE SPONSOR


     Barnett Dealer Financial Services, Inc., a wholly-owned subsidiary of Barnett Bank, N.A. , is engaged in the business of leasing new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks) to individuals and businesses, servicing such leases during their term and remarketing the automobiles upon the expiration of the leases. Barnett Dealer Financial Services, Inc. services motor vehicle retail installment sales contracts secured by new and used motor vehicles originated indirectly by certain of the Originators as described in the related Prospectus Supplement. Barnett Dealer Financial Services, Inc.'s executive offices are located at 10401 Deerwood Park Boulevard, Jacksonville, Fl 32256 and its telephone number is (904) 987-2770.

         As of June 30, 1997, BDFS serviced approximately 602,693 retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck), receivables, representing an outstanding balance of approximately $6.2 billion. As of June 30, 1997, BDFS serviced approximately 16,528 automobile leases equaling approximately $0.4 billion of automobile lease receivables.

                            DESCRIPTION OF THE NOTES

General

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of the Notes and the Indenture but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the related Prospectus Supplement all the provisions of the Notes and the Indenture.


     Unless otherwise specified in the related Prospectus Supplement, the Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Notes will hold their interests in the Notes through DTC in the United States and Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") in Europe. See "Certain Information Regarding the Securities" and "Annex I" hereto.

Unless the related Prospectus Supplement specifies that the Notes are offered in definitive form, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities Book--Entry Registration" and "--Definitive Securities."


PRINCIPAL AND INTEREST ON THE NOTES


     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities-Fixed Rate Securities" and "-Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.


     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date," which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements Distributions" and "-- Credit and Cash Flow Enhancement."

     With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally, the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.


THE INDENTURE

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note when the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in aggregate principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable
Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited from the applicable Collection Account (including amounts deposited therein from the Reserve Account, if any) in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, either require the applicable Trust to sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from directing the Trust to sell the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the collections on Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes then outstanding. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in the applicable Reserve Account, if any, will be available to first pay interest on and principal of the Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in aggregate principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such aggregate proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days after its receipt of such written request failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes. Notwithstanding the foregoing, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Depositor, the related Company or the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor the Sponsor, the Depositor, the related Company, the Originators nor the Servicer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.


     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate or merge with or into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the related Indenture, (iii) no Event of Default shall have occurred and is continuing immediately after such transaction, (iv) neither of the Rating Agencies, after 10 days' prior notice, shall have notified the Depositor, the Sponsor, the Servicer or such Trust in writing that such transaction will result in a reduction of withdrawal of the then current ratings of any class of Notes of such series, (v) such Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal or state tax consequence to such Trust or to any Certificateholder or Noteholder, (vi) any action necessary to maintain the lien and security interest created by the related Indenture has been taken and (vii) that such Trust has delivered to the related Indenture Trustee an officers' certificate of such Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with such Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).


     Also, the related Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless (i) the entity that acquires the assets of such Trust (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of the related Noteholders, (B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless such Trust against and from any loss, liability or expense arising under or related to the applicable Indenture and the Notes of such series, (C) expressly agrees to make all filings with the Commission and any other appropriate entity) required by the Exchange Act in connection with the Notes of such series and (D) is organized under the laws of the United States, any state, or the District of Columbia; and (ii) the criteria specified in clauses (ii) through (vii) of the preceding paragraph have been complied with.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement, the applicable Sale and Servicing Agreement or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for such Notes, (iii) except as contemplated in the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for such Notes, or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents or (vi) permit the lien of the applicable Indenture not to constitute a valid first priority security interest in the collateral for the related Receivables.

     No Trust may engage in any activity other than financing, purchasing, owning, selling and managing the related Receivables, in each case as contemplated by the Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.


     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.


     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.


     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the related Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes of such series or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Depositor or an affiliate of any of them or any obligor on such Notes; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; (vii) modify any of the provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note of such series on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the related Noteholders to the benefit of any provision for the mandatory redemption of the Notes of such series contained in the related Indenture; or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.


     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee adversely affect in any material respect the interest of any such Noteholder.

     The Indenture Trustee. The Indenture Trustee for any series of Notes will be specified in the related Prospectus Supplement.

     Trust Indenture Act. The related Indenture will comply with the applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of each Trust Agreement and Pooling and Servicing Agreement but does not purport to be complete and is subject to, and is qualified in its entirety by reference to the related Prospectus Supplement and all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the applicable Company, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless the related Prospectus Supplement specifies that Certificates are offered in definitive form and except for the Certificates, if any, of a given series purchased by the applicable Company, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only (other than the Certificates sold to the Depositor, as described in the related Prospectus Supplement). The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the related Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "-- Definitive Securities."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities-Fixed Rate Securities" and "-Floating Rate Securities." Distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.


     With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Certificates of a series dictate the applicable specified events with respect to such series.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes-Principal and Interest on the Notes" and "Description of the Certificates -Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"),
(iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "Cds (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

           Money Market Yield =  D X 360 X  100
                                 ---------------
                                 360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(5l9) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

         (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

         (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities - Treasury bills - auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the

"Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); or (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.


     Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement. Investors should carefully evaluate the Index related to each Indexed Security since the return of principal and the payment of interest on the related Indexed Securities is based on such Index. One Index might move in a favorable direction to investors while another could move in the opposite direction. The related Prospectus Supplement will contain the material risks of the applicable Index related to each Indexed Security, if any.


BOOK-ENTRY REGISTRATION


     Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of each series (other than the related Company ) may hold their interests through DTC in the United States or, in the case of any series of Notes, Cedel or Euroclear in Europe. Each Class of Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes and, if the related Prospectus Supplement so provides, the Certificates on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see "Annex I" hereto.


     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Securityholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Securityholders will receive all distributions of principal of, and interest on, the Securities, from the applicable Trustee or any Indenture Trustee, as applicable (the "Applicable Trustee"), through DTC and Participants. Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

     Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede (other than the related Company, as described in the related Prospectus Supplement) as nominee of DTC. Securityholders will not be recognized by the Applicable Trustee as Certificateholders or as Noteholders, as the case may be, as those terms are used in the Related Documents. Securityholders will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

     With respect to any series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Securityholders have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Notes and, if the related Prospectus Supplement so provides, Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons directly holding Notes and, if the related Prospectus Supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

     With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Securityholders, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) the Depositor advises the applicable Trustee or Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its sole option has advised any Trustee or the applicable Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises any Trustee or the applicable Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Securityholders, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with any Trustee or the applicable Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

     DTC has advised the Depositor that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Depositor that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions with respect to Notes and, if the related Prospectus Supplement so provides, Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related Prospectus Supplement so provides, Certificates under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.


     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related Prospectus Supplement so provides, the Certificates among Direct Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     NEITHER THE TRUST, THE SPONSOR, BARNETT BANK, N.A., THE DEPOSITOR, THE SERVICER, THE RELATED COMPANY, ANY OF THE ORIGINATORS, THE APPLICABLE TRUSTEE, ANY INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATES,
(3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, CERTIFICATEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATEHOLDER.

DEFINITIVE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series (other than the Certificates sold to the related Company, as described in the related Prospectus Supplement will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Trust will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to the Indenture Trustee and Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to the Trustee and Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

         (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

         (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

         (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

         (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (vi) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

         (vii) the amount of the aggregate realized losses, net of Recoveries, if any, for such Collection Period;


         (viii)the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement under "Description of the Transfer and Servicing Agreements" or "Description of the Certificates", as the case may
               be), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;


          (ix) the aggregate Purchase Amounts paid by the Depositor, the Sponsor or the Servicer in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

         (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of

               Subsequent Receivables and is being passed through as payments of principal on the Securities of such series;

         (xiii)the amounts collected by the Servicer;

         (xiv) the amounts received by the related Trust from the Servicer; and

         (xv) delinquency information relating to Receivables which are 30, 60 or 90 days delinquent.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.


     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables and each Trust Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will be created and Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the related Prospectus Supplement and all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Originators will, if so specified in such Prospectus Supplement, sell and assign to the Depositor, without recourse, pursuant to a Loan Purchase Agreement, their respective interest in the Initial Receivables of the related Receivables Pool, including their respective security interests in the related Financed Vehicles and all collections received or to be received on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date, and the Depositor will, if so specified in such Prospectus Supplement, transfer and assign to such Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables of the related Receivables Pool, including its security interests in the related Financed Vehicles and all collections received or to be received with respect thereto on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date. Each such Receivable will be identified in a schedule, as may be amended to reflect any Subsequent Receivables, appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such sale and assignment, execute and deliver the related Notes and/or Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Depositor and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account and certain amounts in the Reserve Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").


     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) as of the related Cutoff Date, the information provided in the related Schedule of Receivables is correct in all material respects and the computer tape supplied to the Applicable Trustee describing certain characteristics of the related Receivables is correct in all material respects as of the related Cutoff Date; (ii) the Obligor on each related Receivable has obtained physical damage insurance covering the Financed Vehicle in accordance with the related Originator's normal requirements; (iii) at the Closing Date, or with respect to any Subsequent Receivables, the applicable Subsequent Transfer Date, no right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any related Receivable; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, as applicable, each of such Receivables is or will be secured by a validly perfected priority first security interest in favor of the applicable Originator or appropriate action has been taken to obtain the same; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws;
(vi) as of the related Cutoff Date, there are no liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable that are or may be prior to or equal to the lien granted by such Receivable; and (vii) any other representations and warranties with respect to the related Receivables that may be set forth in the related Prospectus Supplement.


     If the related Prospectus Supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the related Funding Period, pursuant to the related Loan Purchase Agreement, the Depositor will be obligated to purchase from the related Originator and, pursuant to the Pooling and Servicing Agreement or the Sale and Servicing Agreement, sell to the Trust the related Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that the related Originator anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related series. On each Subsequent Transfer Date, the related Originator will sell and assign to the Depositor, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to such Subsequent Receivables executed on such date by the related Originator and the Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Depositor a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Cutoff Date, which price the Depositor will pay to the related Originator. The purchase price will be withdrawn form the Pre-Funding account and paid to the Depositor for payment to the related Originator so long as the representations and warranties set forth in the preceding paragraph and under "The Receivables Pools General" apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. The related Originator will convey Subsequent Receivables to the Depositor on each such Subsequent Transfer Date pursuant to the Loan Purchase Agreement and the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement") executed by the related Originator and the Depositor on the Subsequent Transfer date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Pooling and Servicing Agreement or the Sale and Servicing Agreement and the applicable Subsequent Transfer Assignment (each, a "Subsequent Transfer Assignment") executed by the Depositor and the Applicable Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.


     Any conveyance of Subsequent Receivables will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the second preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related Prospectus Supplement;
(ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust; (iii) neither the related Originator nor the Depositor will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders;
(iv) the related Originators and the Depositor will deliver certain opinions of counsel to the Applicable Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (v) the Rating Agencies shall confirm that the ratings on the Securities of such series have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Applicable Trustee.

     Following the end of the Funding Period, a current report on Form 8-K containing a description of the Receivables, including the information with respect to the Subsequent Receivables represented in the tables under "The Receivables Pool" in the related Prospectus Supplement, acquired by the Trust as of their respective Cutoff Dates will be filed with the Commission. As described under "Certain Information Regarding the Securities--Reports to Securityholders," the monthly statement to Securityholders will disclose the remaining Pre-Funded Amount during any Funding Period and the remaining Pre-Funded Amount following the end of the Funding Period.

     Unless otherwise provided in the related Prospectus Supplement, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor, the Servicer or the applicable Trustee must promptly advise the others and the Indenture Trustee in writing upon a discovery of a breach of any of the Depositor's representations and warranties with respect to the related Receivables. Unless any such breach shall have been cured by the last day of the Collection Period following the discovery of such breach by the applicable Trustee or receipt by the applicable Trustee of written notice from the Depositor or the Servicer of such breach, the Depositor and the Sponsor, jointly and severally, will be obligated to repurchase any Receivable from the Trust in which the interests of the Securityholders are materially and adversely affected by such breach as of the last day of such Collection Period at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement to assure uniform quality in servicing the Receivables and to reduce administrative costs, the related Trust will appoint the Servicer as custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through one or more subservicers, on behalf of the Trust for the benefit of Certificateholders. The Servicer will covenant, among other things, that it grant extensions only in accordance with the Sale and Servicing Agreement or Pooling and Servicing Agreement and maintain the security interest in the related Financed Vehicles. The Servicer will be required to purchase the related Financed Vehicles for which such covenants are breached.


     The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer. The Depositor will cause the accounting records and computer systems used by the Depositor as a master record of the Receivables conveyed by it to the Trust to be marked to reflect the sale and assignment of the Receivables to the Trust, and will file UCC financing statements reflecting such sale and assignment with appropriate governmental authorities. Pursuant to the Loan Purchase Agreement, the Depositor will cause the accounting records and computer systems used by each Originator of the related Receivables conveyed by it to the Depositor to be marked to reflect the sale and assignment of the related Receivables to the Depositor, and will cause the Originators to file UCC financing statements reflecting such sale and assignment, with appropriate governmental authorities. The Obligors under the Receivables will not be notified of the sale and assignment of the Receivables to the Trust. See "The Trusts" and "Certain Legal Aspects of the Receivables."

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee on behalf of the Noteholders, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.


     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.


     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") and the Certificate Distribution Account will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution (including the Depositor or any affiliate of the Depositor) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (c) commercial paper (including commercial paper of the Depositor or any affiliate of the Depositor) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (d) investments in money market funds (including funds for which the Depositor, the Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's Structured Ratings Group of AAA-m or AAAm-G and from Moody's Investors Service, Inc. of Aaa; (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (g) any other investment which would not cause any Rating Agency to downgrade or withdraw its then current rating of the Securities of a series. Investments will consist of Eligible Investments only to the extent that the investments would not require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Depositor or its affiliates or trusts originated by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Trust Accounts or the Certificate Distribution Account. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts and the Certificate Distribution Account, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date or Payment Date and shall be treated as collections of interest on the related Receivables.


     The Trust Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either
(a) a segregated account with an Eligible Institution satisfying the criteria set forth in clause (b) of the definition thereof below or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Depositor or any affiliate of the Depositor) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (an "Eligible Trust Company"). "Eligible Institution" means, with respect to a Trust (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term senior unsecured debt rating acceptable to the Rating Agencies or (B) a short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES


     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, in a manner, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, apply such collection procedures as it follows with respect to other automobile retail installment sale contracts it services. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to certain limitations contained in any Sale and Servicing Agreement or Pooling and Servicing Agreement. Pursuant to any Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer or the applicable Trustee shall inform the other party and the Indenture Trustee in writing promptly upon the discovery of the breach by the Servicer of certain covenants made by it. If the Servicer fails to cure the breaches with respect to a related Receivable by the last day of the second Collection Period following such discovery (or, at the Servicer's option, the last day of the first following Collection Period), the Servicer shall purchase for the Purchase Amount any Receivable in which the interests of the Securityholders are materially and adversely affected by the breach. See "Certain Legal Aspects of the Receivables."


PAYMENTS ON RECEIVABLES

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source), other than any late fees, prepayment charges and other administrative fees or similar charges retained by the Servicer as part of its compensation, and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, in the event that BDFS satisfies certain requirements for monthly remittances and none of the related Rating Agencies, after 10 days prior notice, shall have notified the Depositor, the Servicer, the related Trustee or the Indenture Trustee in writing that monthly deposits by the Servicer in and of itself will result in a reduction or withdrawal of the then-current ratings of the Securities of a series, then for so long as BDFS is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making monthly deposits as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. In such event, BDFS will also deposit the aggregate Purchase Amount of Receivables repurchased by the Depositor or the Sponsor or purchased by the Servicer into the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the applicable Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a guaranty, letter of credit, surety bond or other security, from Barnett Bank, N.A. or otherwise, for the benefit of the related Trust to secure timely remittances of collections on the, related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


     Collections on an Actuarial Receivable made during a Collection Period shall be applied first to repay any outstanding Advances on Actuarial Receivables made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on Actuarial Receivables, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full. The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable (except in the case of a Balloon Loan to the extent of the Balloon Payment) and to provide interest at the APR of such Receivable.

ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, to the extent the collections of interest and principal on an Actuarial Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Sale and Servicing Agreement or Pooling and Servicing Agreement will require the Servicer to make an Advance in the amount of such shortfall. The Servicer will be obligated to make an Advance on an Actuarial Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Actuarial Receivables in the related Receivables Pool. The Servicer will deposit the Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Actuarial Receivables in the related Receivables Pool.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period, payable on each Distribution Date (other than the initial Distribution Date), in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates (the "Total Servicing Fee") will be paid solely to the extent of the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of the given series.

     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the "Servicing Fee" will also include any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain expenses. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.


     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons or coupon books to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

MANDATORY PREPAYMENT


     To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Payment Date or Distribution Date on which the Funding Period ends (or on the Payment Date or Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Payment Date or Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Payment Date or Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, if and to the extent specified in the related Prospectus Supplement, a limited recourse mandatory prepayment premium (the "Prepayment Premium") may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium, if any, will be specified in the related Prospectus Supplement. A Trust's obligation to pay the Prepayment Premium shall be limited to funds which are received from the Depositor under the Purchase Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.


DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

     If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a series and ending in the date set forth on the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more classes of Notes or Certificates of the related series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be
(i) utilized by the Trust during the Revolving Period to acquire additional Receivables which satisfy the criteria described in the second paragraph under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and the criteria required by the related Rating Agencies and credit enhancer, if any, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, or (iii) applied to those Notes or Certificates for such series or another, if any, specified in the related Prospectus Supplement as then are in amortization.


     An "Amortization Period" is the period during which an amount of principal is payable to holders of a series of Securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

     Each Trust which has a Revolving Period may also issue to the Depositor a certificate evidencing a Retained Interest in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and Certificates of the related series of Securities outstanding is reduced.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.


     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pool and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement under "Summary of Terms--Reserve Account" or "--Reserve Fund," as the case may be) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the applicable Company.


NET DEPOSITS

     As an administrative convenience, if the Servicer is not required to remit collections within two business days of receipt thereof (see "-Payments on Receivables" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities-Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, on or before October 31 of each year a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or, in the case of the first such certificate with respect to each Trust, the period from the applicable Closing Date to June 30 of such calendar year), with certain standards relating to the servicing of the Receivables under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Indenture Trustee or Trustee, as applicable, concurrently with the delivery of the statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months ended June 30 (or, in the case of the first such certificate, from the Closing Date to June 30 of such calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee at the address specified in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER


     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. Such resignation will become effective on the earlier of the date the Servicer is required by regulatory authorities to resign or the date on which the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.


     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     The Servicer may appoint one or more subservicers to perform all or any portion of its obligations under the Pooling and Servicing Agreement or Sale and Servicing Agreement; however, the Servicer shall remain obligated and be liable to the Trust, the related Trustee and any Indenture Trustee and the Securityholders for the servicing and administering of the related Receivables as if the Servicer alone were servicing and administering such Receivables.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice is received by the Servicer from the Applicable Trustee, or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer by the Applicable Trustee or
(2) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in aggregate outstanding principal amount of such Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than a majority of the aggregate outstanding principal balance of such Certificates may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor Servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement. If, however, a conservator or receiver has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such conservator or receiver may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS


     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in aggregate principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the aggregate outstanding Certificate Balance, in the case of any default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding, in the case of any default which does not adversely affect the related Trustee may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.


AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the Sponsor, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in aggregate principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the aggregate principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may
(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the aggregate outstanding principal balance of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

INSOLVENCY EVENT




     With respect to a Trust that is not a grantor trust, if specified in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the related Company, if any, as specified in the related Prospectus Supplement, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of the Certificates (other than such related Company) with respect to such Trust representing more than a majority of the aggregate outstanding principal amount of each such class (not including the principal amount of such Certificates held by such related Company), (ii) holders of each class of Notes, if any, with respect to such Trust representing more than a majority of the aggregate outstanding principal balance of each such class] to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to such related Company's, notice thereof is required to be given to such Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust (except in the circumstances described above) the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders will be reduced and some or all of such Noteholders and Certificateholders will incur a loss. See "Risk Factors--Insolvencey Risks."



     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of such Trust and the delivery to such Trustee by each such Certificateholder (including such Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights and duties of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

     Under each Trust Agreement, the applicable Company with respect to the related Trust will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company were a general partner.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the Sponsor, the related Company, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.


     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Depositor will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the initial Pool Balance (the "Initial Pool Balance"), all remaining related Receivables at a price equal to an amount which, when added to the amounts on deposit in the Collection Account for such series for such Distribution Date, equals the unpaid principal balances of the Securities of such series, plus accrued and unpaid interest thereon. The optional termination provision allows the Servicer administrative convenience. Once the outstanding principal balance of the Receivables are less than 10% of the Initial Pool Balance, it is often not economical for the Servicer to service the Receivables for the Trust.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than 5% of the Initial Pool Balance and the Depositor has not exercised its option to repurchase the Receivables, conduct an Auction sale by soliciting bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth below. An Auction sale could be included in the structure of a series in order to provide investors a more identifiable final maturity.


     In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Record date. Any purchaser of the Receivables must agree to the continuation of BDFS as Servicer on terms substantially similar to those in the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Any such sale will effect early retirement of the Securities. The Applicable Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for motor vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Receivables and must equal the greater of (a) the aggregate purchase price for the Receivables (including liquidated receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account for such series available for distribution to Securityholders for such second succeeding Determination Date would result in proceeds sufficient to distribute the amount of monthly principal and interest for such Distribution Dates, and the Total Servicing Fee payable on such final Distribution Date. The Applicable Trustee may consult with financial advisors, including any underwriter, to determine if the fair market value of such Receivables has been offered. Upon the receipt of such bids, the Applicable Trustee shall sell and assign such Receivables to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, the Applicable Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any future sale of Receivables remaining in the Trust. In such event, however, the Applicable Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.

     In the event that an Auction Sale is consummated, the Applicable Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of the Applicable Trustee specified for such purpose. Any funds remaining in the Trust, after the applicable Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Depositor.


     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES


     The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor will cause appropriate financing statements to be filed with the appropriate governmental authorities in the State of New York to perfect the interest of the Trust in its purchase of the Receivables from the Depositor and in the Depositor's purchase of the Receivables from the Originators.

     Pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Trust and Indenture Trustee following the sale and assignment of the Receivables to the Trust. The Depositor will take such action as is required to perfect the rights of the Trust and the Indenture Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

     Under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.


SECURITY INTERESTS IN THE FINANCED VEHICLES


     Generally, motor vehicle retail installment sale contracts such as the Receivables evidence loans to obligors to finance the purchase of such motor vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     Each Originator's practice is to take such action as is required in order to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If an Originator, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of an Originator's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. An Originator's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Depositor will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that an enforceable first priority perfected security interest with respect to each Financed Vehicle on the Closing Date has been created in favor of the related Originator, and that the Depositor and the Sponsor, jointly and severally, will be required to repurchase the related Receivable in the event of an uncured breach of such warranty in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement.


     Pursuant to the Loan Purchase Agreement, each related Originator will assign its respective security interest in any related Financed Vehicles, along with the sale and assignment of the related Receivables to the Depositor and pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust, and the Servicer will hold the certificates of title relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Trust following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust or the related Trustee or Indenture Trustee as the new secured party, however, because of the administrative burden and expense involved in connection therewith.


     In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by an Originator or administrative error by state or local agencies, the notation of such Originator's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust and the

Indenture Trustee, if applicable, as the new secured party on the certificate of title, that the security interest of the Trust or the Indenture Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

     The Depositor will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement as to each Receivable conveyed by it to the Trust that, on the Closing Date, the related Originator has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and such security interest will be assigned to the Depositor and, by the Depositor to the Trust and the Indenture Trustee, if applicable. In the event of an uncured breach of such warranty, the Depositor and the Sponsor, jointly and severally, will be required to repurchase such Receivable for its Purchase Amount in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement. This repurchase obligation will constitute the sole remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. The Depositor's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Depositor or the Sponsor.

     In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of most states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would learn of the re-registration through the notice from the applicable state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The related Originator would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the related Originator's lien.


     Under the laws of many states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority over a perfected security interest in the motor vehicle. The Depositor will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that, as of the Closing Date, the Depositor has not received notice that any such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interests of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust, the Depositor and the Sponsor, jointly and severally, will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a related Receivable would not give rise to a repurchase obligation on the part of the Depositor or the Sponsor.

REPOSSESSION

     In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Originators in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an obligor, many jurisdictions require that, absent a waiver, the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

NOTICE OF SALE; REDEMPTION RIGHTS


     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS


     The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, a defaulting Obligor may have very little capital or sources of income available following repossession. Other statutory provisions, including state and federal bankruptcy laws, may interfere with a lender's ability to enforce a deficiency judgment or to collect a debt owed or realize upon collateral. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.


     Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the Obligor.

CONSUMER PROTECTION LAWS


     Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, and other similar acts and regulations, state adoptions of the Uniform Consumer Credit Code and other similar laws, and state usury laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trust, to enforce secured loans such as the Receivables.

     The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting any assignee of the seller of the vehicle to all claims and defenses which the purchaser could assert against such seller of the vehicle. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule may be duplicated by state statutes or the common law in certain states. Although the Originators are not sellers of motor vehicles and are not subject to the jurisdiction of the FTC, the retail installment sale contracts evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Originators, the Depositor, and the Trust as holders of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

     Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Originators are not sellers of motor vehicles and are not subject to these laws, a violation thereof may form the basis for a claim or defense against the related Originator, the Depositor, the Trust and the Indenture Trustee as holders of the Receivables.


     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.


     Each Originator will warrant in the Loan Purchase Agreement as to each Receivable conveyed by it to the Depositor that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. The Depositor will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement as to each Receivable conveyed by it to the Trust that such Receivable complied at the time it was originated and as of the related Closing Date in all material respects with all requirements of applicable law. If, as of the related Cutoff Date, an Obligor had a claim against the Trust for violation of any law and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of the Depositor and the Sponsor, jointly and severally, to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust against the Depositor in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements-Sale and Assignment of Receivables."


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In such a case, the amount collected on the related Receivable and payable to the Securityholders on account thereof, may be less than the amount anticipated.


     The Depositor intends that the transfer of the Receivables by it to the Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement constitutes a valid sale and assignment of such Receivables. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in- bankruptcy of the Depositor or the Depositor itself were to take the position that the sale of the Receivables by the Depositor to the Trust should instead be treated as a pledge of Receivables to secure a borrowing of the Depositor, delays in payments or collections of Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by the Depositor to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of the Receivables to the Trust may have priority over the Trust's interest in such Receivables.


                         FEDERAL INCOME TAX CONSEQUENCES

     This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Seller ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with federal income tax consequences of special rules that are applicable to certain categories of holders. Furthermore, this summary does not deal with the tax consequences to individuals holding Securities directly or indirectly through partnerships, trusts, estates, or corporations. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.


     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to holders of Securities will vary depending on whether an election is made to treat the Trust as a partnership or division of its owner under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether the Trust is intended to be treated as a partnership or a division of its owner, or the Trust will be treated as a grantor trust.




OPINIONS

         Federal Tax Counsel is of the opinion, as of the date of this Prospectus, that:

              (i) If a Prospectus Supplement indicates that one or more classes of Notes of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Indenture are complied with, the Notes so designated will be considered indebtedness for federal income tax purposes;

             (ii) If a Prospectus Supplement indicates that a Trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Pooling and Servicing Agreement, (a) the Trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) an owner of the related Certificates (referred to herein as "Grantor Trust Certificates") will be treated for federal income tax purposes as the owner of an undivided interest in the Trust's assets;


            (iii) If a Prospectus Supplement indicates that a Trust is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Trust Agreement or Pooling and Servicing Agreement are complied with, such Trust will not be considered to be an association or publicly traded partnership taxable as a corporation;


             (iv) If a Prospectus Supplement indicates that one or more classes of Certificates of the related series are to be treated as indebtedness for federal income tax purposes, assuming all of the provisions of the applicable Pooling and Servicing Agreement are complied with, the Certificates so designated will be considered indebtedness for federal income tax purposes.

         Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.



TRUSTS CHARACTERIZED AS PARTNERSHIPS OR DIVISIONS


TAX CHARACTERIZATION OF THE TRUST


     If a Trust is intended to be a partnership for federal income tax purposes, the applicable Pooling and Servicing Agreement or Trust Agreement will provide that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities will be structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation and that no election will be made to treat the Trust as a corporation for federal income tax purposes. If the Trust has a single owner, it will be treated as a division of its owner, and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust as a corporation for federal income tax purposes.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct, that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes.


     Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to "original issue discount" within the meaning of Section 1273 of the Code ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 3% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.


     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed, but Federal Tax Counsel is unable to opine, that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.


     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.


     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.


     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES


     Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership, or if there is a single Certificateholder, to disregard the Trust as an entity separate from its owner. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, if any, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.


     For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.


     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.


     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the related documents). The related Trust Agreement or Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any amount of Trust income that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the related Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Substantially all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     Except as provided in the following paragraph the Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement or Pooling and Servicing Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.


     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.


     If a Certificateholder is required to recognize an aggregate amount of income over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.


     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The related Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.


     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.


     The related Company will be designated as the tax matters partner in the related Trust Agreement or Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.


     Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate is not suitable for any non-U.S. person which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. person.

     No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement or Pooling and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation. Also, in such cases, a non-U.S. Certificateholder that is a corporation may be subject to the branch profits tax. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.


     If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a U.S. income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "--Tax Consequences with respect to Holders of the Notes Foreign Holders." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a foreign person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A foreign holder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.


     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.



     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.


     The first two subsections below describe certain federal income tax consequences dependent on whether or not the stripped bond rules apply and the third subsection below describes certain federal income tax consequence which are not dependent on the applicability of the stripped rules.

TAXATION OF HOLDERS IF STRIPPED BOND RULES APPLY


     In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "-Original Issue Discount" herein. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Original Issue Discount. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. The daily portions of OID with respect to a Stripped Bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.


     With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

TAXATION OF HOLDERS IF STRIPPED BOND RULES DO NOT APPLY


     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivables relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. There is no law as to whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.


     If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.


     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.


     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

TAXATION OF HOLDERS REGARDLESS OF WHETHER STRIPPED BOND RULES
APPLY


     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).


     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding.


     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust other than a "foreign trust," as defined in Section 7701(a)(3) of the Code.



     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.



CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

         Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that, based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

         The Seller will express in the Trust Documents its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Receivables. The Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt
 Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Seller expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

         In general, whether for federal income tax purposes, a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

         While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."

TAXATION OF INCOME OF DEBT CERTIFICATEHOLDERS

         As set forth above, it is expected that Federal Tax Counsel will advise the Seller that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued By a Partnership."

         If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued By a Partnership"), a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as "qualified stated interest."

TAX CHARACTERIZATION OF TRUST

         Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then-current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR
AS AN ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Seller and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Seller currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

         If a transaction were treated as creating a partnership between the Seller and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

         If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN INVESTORS


          If the IRS were to contend successfully that the Debt Certificates are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a foreign investor and such foreign investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the foreign investor, the foreign investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Characterized as Partnerships or Divisions-Tax Consequences to Holders of the Certificates-Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a foreign investor in an entity characterized as a partnership.


         If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.



FASIT LEGISLATION

     In August, 1996, the United States Congress passed and President Clinton signed into law the "Small Business Job Protection Act of 1996," H.R. 3448 (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The effective date of the FASIT provisions of the Act is September 1, 1997. The Act enables certain arrangements similar to a Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Act a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a FASIT. The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. In addition, upon satisfying certain conditions set forth in the Transfer and Servicing Agreements, the Depositor, the Sponsor and Servicer will be permitted to amend the Transfer and Servicing Agreements in order to enable all or a portion of a Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to a "Description of the Transfer and Servicing Agreements--Amendment." However, there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend a Transfer and Servicing Agreement in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Notes or Certificates held by it, even though Federal Tax Counsel will deliver its opinion that a Note will be treated as debt for federal income tax purposes without regard to the election and the Note or Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to a Transfer and Servicing Agreement may have other tax and non-tax consequences to Securityholders. Accordingly, prospective Securityholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.


                              ERISA CONSIDERATIONS


     A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plans(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code. The Depositor, the related Trustee, the related Indenture Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust between the Depositor, the related Trustee, the related Indenture Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.


     With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III. B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III. B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments, (3) obligations secured by residential or commercial real property, (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or (6) an undivided fractional interest in any of the obligations listed in clauses (1) - (5) above.

     If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter"), (2) the Depositor, (3) the Servicer (or any other servicer), (4) the related Trustee or the related Indenture Trustee,
(5) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (6) any insurer and (7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

     If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

     If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust and the Trust Property.


     The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.


     The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.


         (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;


         (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust;


         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.
                  ("National Credit Rating Agencies");


         (4) Neither the Trustee or the related Indenture Trustee is an affiliate of any other member of the Restricted Group (as defined above);


         (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the Depositor pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer
                  represents not more than reasonable compensation   for
                  such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

         (7) The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;


         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust and the Trust Property as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers".

     Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related Prospectus Supplement.


     Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the related Trustee or the related Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.


     Investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance co. v. Harris Trust and Savings Bank, 114 S.Ct. 517
(1993). In Harris Trust, the Supreme Court ruled that assets held in an insurance company's general account may be deemed plan assets under certain circumstances. Accordingly, such insurance company general accounts would be subject to the same considerations under ERISA and would be eligible for the same relief under the Exemption that would apply to any other Plan investor. In the event the Exemption is not applicable to the purchase, holding and transfer of Securities and the operation, management and servicing of the Trust and Trust Property, PTCE 95-60 may be applicable depending on the circumstances.


     Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                     RATINGS


     As a condition of issuance, the offered Securities of each series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related Prospectus Supplement. Ratings on the offered Securities of each series address the likelihood of receipt by the related Securityholders of all distributions on the underlying Receivables. These ratings address the structural, legal and issuer-related aspects associated with the Securities of such series, the nature of the underlying Receivables of such series, the subordination and any credit enhancement provided therefor, including the credit quality of the third party credit enhancement provider, if any. Ratings on offered Securities of each series do not represent any assessment of the likelihood of principal prepayments by Obligors or of the degree by which prepayments might differ from those originally anticipated. As a result, the related Securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their underlying investments. Each security rating should be evaluated independently of any other security rating. A security rating is not a recommendation to buy, sell or hold securities. There is no assurance that the ratings initially assigned to the Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement. [The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.] See "Ratings."



                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the Underwriters named therein and in the related Prospectus Supplement (the "Underwriters"), and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several Underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, is, therefore unenforceable.


     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such Underwriters or from the Depositor.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of any series of Securities in Canada ("Canadian Securities") is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of any Canadian Securities are effected. Accordingly, any resale of any Canadian Securities must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of any Canadian Securities.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of any Canadian Securities who receives a purchase confirmation will be deemed to represent to the Depositor, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Canadian Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

     The Trust, the Originators, the Depositor, the related Company, the Sponsor, the Servicer, any Trustee, the applicable Indenture Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of any Canadian Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of any Canadian Securities acquired on the same date and under the same prospectus exemption.

                                 LEGAL OPINIONS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters relating to the issuance of the Securities of any series and the income tax consequences thereof will be passed upon for the Underwriters and the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

                                   PROCEDURES



     Except in certain limited circumstances, any globally offered series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT


     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.


     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock- up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING


     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.


     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


     Trading between DTC Depositor and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.


     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.


     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.


     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.


     Trading between Cedel or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.


     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;


         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION
REQUIREMENTS


     A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.


     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS


Act....................................................................65
Actuarial Receivables..................................................21
Advance.................................................................9
Amortization Period.....................................................9
Applicable Trustee.....................................................34
APR....................................................................21
Auction Sale............................................................9
Balloon Loans.......................................................7, 15
Balloon Payment.....................................................7, 15
Base Rate..............................................................30
BDFS....................................................................4
Calculation Agent......................................................30
Calculation Date.......................................................31
Canadian Securities....................................................69
CD Rate................................................................30
CD Rate Determination Date.............................................31
CD Rate Security.......................................................30
Cede................................................................3, 15
Cedel...................................................................3
Cedel Participants.....................................................36
Certificate Balance.....................................................5
Certificate Distribution Account.......................................41
Certificate Majority...................................................35
Certificate Pool Factor................................................23
Certificateholders.....................................................15
Certificates............................................................1
Closing Date...........................................................39
Code...................................................................54
Collection Account.....................................................41
Collection Period......................................................14
Commercial Paper Rate..................................................31
Commercial Paper Rate Determination Date...............................31
Commercial Paper Rate Security.........................................30
Commission..............................................................3
Commodity Indexed Securities...........................................34
Company.................................................................1
Composite Quotations...................................................30
Consignment Program....................................................17
Cooperative............................................................36
Currency Indexed Securities............................................34
Cutoff Date............................................................16
Dealer Agreements.......................................................6
Dealers.................................................................7
Definitive Certificates................................................35
Definitive Notes.......................................................35
Definitive Securities..................................................37
Depositor...............................................................1
Depositories...........................................................34
Distribution Date.......................................................5
DOL....................................................................66
DTC.....................................................................3
DTC's Nominee..........................................................15

Eligible Deposit Account...............................................42
Eligible Institution...................................................42
Eligible Trust Company.................................................42

Equity Interest........................................................70

ERISA..................................................................10
ERISA Considerations...................................................10
Euroclear...............................................................3
Euroclear Operator.....................................................36
Euroclear Participants.................................................36
Events of Default......................................................26
Exchange Act............................................................3
Excluded Plan..........................................................66
Exemption..............................................................66
Face Amount............................................................34
FASIT..................................................................16
Federal Funds Rate.....................................................30
Federal Funds Rate Determination Date..................................32
Federal Funds Rate Security............................................30
Financed Vehicles.......................................................1
Fixed Rate Securities..................................................30
Floating Rate Securities...............................................30
FTC Rule...............................................................53
Funding Period..........................................................1
Global Securities......................................................71
H.15(519)..............................................................30
Indenture...............................................................4
Indenture Trustee.......................................................1
Index..................................................................33
Index Maturity.........................................................30
Indexed Commodity......................................................34
Indexed Currency.......................................................33
Indexed Principal Amount...............................................33
Indexed Securities.....................................................33
Indirect Participants..................................................34
Indirect Program.......................................................17
Initial Cutoff Date.....................................................6
Initial Pool Balance...................................................49
Initial Receivables.....................................................6
Insolvency Event.......................................................47
Interest Rate...........................................................4
Interest Reset Date....................................................30
Interest Reset Period..................................................30
Investment Earnings....................................................42
IRS....................................................................54
Issuer..................................................................4
LIBOR..................................................................32
LIBOR Determination Date...............................................32
LIBOR Security.........................................................30
Loan Purchase Agreement.................................................6
London Banking Day.....................................................32
Money Market Yield.....................................................31
Motor Vehicle Loans....................................................17
National Credit Rating Agencies........................................67
Note Distribution Account..............................................41
Note Pool Factor.......................................................23
Noteholders............................................................13
Notes...................................................................1

Obligors...............................................................12
Off-Lease Program......................................................17
OID....................................................................55
OID Regulations........................................................55
Originators.............................................................7
Paid-Ahead Period......................................................22
Paid-Ahead Receivable..................................................22
Participants...........................................................25
Pass-Through Rate.......................................................5
Payahead Account.......................................................41
Payaheads..............................................................43
Payment Date...........................................................25
Plan Assets Regulation.................................................66
Plans..................................................................10
Pool Balance...........................................................23
Pooling and Servicing Agreement.........................................4
Pre-Funded Amount.......................................................6
Pre-Funding Account.....................................................1
Prepayment Premium.....................................................44
Prospectus Supplement...................................................1

PTCE...................................................................70

Purchase Amount........................................................40
Rating Agency......................................................11, 68
Receivable File........................................................41
Receivables.............................................................1
Receivables Pool........................................................5
Registration Statement..................................................3
Related Documents......................................................27
Related Person.........................................................56
Resale Restrictions....................................................69
Reserve Account........................................................45
Restricted Group.......................................................66
Retained Interest.......................................................9
Reuters Screen LIBO Page...............................................32
Revolving Period........................................................8
Rules..................................................................35
Sale and Servicing Agreement............................................6
Schedule of Receivables................................................39
Section 1286 Treasury Regulations......................................60
Securities..............................................................1
Securities Act..........................................................3
Securityholders........................................................15
Servicer................................................................1
Servicer Default.......................................................47
Servicing Fee..........................................................44
Servicing Fee Rate.....................................................43
Short-Term Note........................................................55
Simple Interest Receivables............................................21
Spread.................................................................30
Spread Multiplier......................................................30
Stock Index............................................................34
Stock Indexed Securities...............................................34

Strip Notes............................................................71
Stripped Bond..........................................................71

Subsequent Receivables..................................................1
Subsequent Transfer Date...............................................39
Terms and Conditions...................................................36
Total Servicing Fee....................................................44
Transfer and Servicing Agreements......................................39
Treasury Bills.........................................................33
Treasury Rate..........................................................33
Treasury Rate Determination Date.......................................33
Treasury Rate Security.................................................30
Trust...................................................................1
Trust Accounts.........................................................41
Trust Agreement.........................................................4
Trustee.................................................................1
U.S. Person............................................................73
UCC....................................................................12
Underwriter............................................................66
Underwriters...........................................................68
Underwriting Agreements................................................68

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.


                                TABLE OF CONTENTS
                           PROSPECTUS SUPPLEMENT                    PAGE
Summary of Terms....................................................S-
Risk Factors........................................................S-
Formation of  the Trust.............................................S-
The Trust Property..................................................S-
The Receivables Pool................................................S-
Weighted Average Life of the Securities.............................S-
Use of Proceeds.....................................................S-
The Servicer and the Sponsor ........................................
Description of the Notes............................................S-
Description of the Certificates.....................................S-
Description of the Transfer and Servicing
  Agreements........................................................S-
Federal Income Tax Consequences.....................................S-
State and Local Tax Consequences....................................S-
ERISA Considerations................................................S-
Underwriting........................................................S-
Legal Opinions......................................................S-
Index of Terms......................................................S-

                                   PROSPECTUS

Available Information.....................................................
Incorporation of Certain Documents by
  Reference...............................................................
Reports to Securityholders................................................
Summary of Terms..........................................................
Risk Factors..............................................................
The Trusts................................................................
The Portfolio of Motor Vehicle Loans .....................................
The Receivables Pools.....................................................
Maturity and Prepayment Assumptions.......................................
Pool Factors and Trading Information......................................
Use of Proceeds...........................................................
The Depositor.............................................................
The Servicer and the Sponsor..............................................
Description of the Notes..................................................
Description of the Certificates...........................................
Certain Information Regarding the Securities..............................
Description of the Transfer and Servicing
  Agreements..............................................................
Certain Legal Aspects of the Receivables..................................
Federal Income Tax Consequences...........................................
 State and Local Tax Consequences.........................................
ERISA Considerations......................................................
Ratings...................................................................
Plan of Distribution......................................................
Notice to Canadian Residents..............................................
Legal Opinions............................................................
Annex I...................................................................
Index of Terms............................................................

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               BARNETT AUTO TRUST
                                     199_-_

                                    [FORM 1]

                                  $------------

                                 $-------------
                            ____% ASSET BACKED NOTES


                                   $----------
                         ____% ASSET BACKED CERTIFICATES

                     BARNETT DEALER FINANCIAL SERVICES, INC.
                            SERVICER AND THE SPONSOR


                         BARNETT AUTO RECEIVABLES CORP.
                                    DEPOSITOR
                               ------------------


                              PROSPECTUS SUPPLEMENT

                               ------------------



                             Dated _______________

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.


                                TABLE OF CONTENTS
                                PROSPECTUS SUPPLEMENT             PAGE
Summary of Terms....................................................S-
Risk Factors........................................................S-
Formation of  the Trust.............................................S-
The Trust Property..................................................S-
The Receivables Pool................................................S-
Use of Proceeds.....................................................S-
The Servicer and the Sponsor.........................................
Description of the Certificates.....................................S-
Federal Income Tax Consequences.....................................S-
State and Local Tax Consequences....................................S-
ERISA Considerations................................................S-
Underwriting........................................................S-
Legal Opinions......................................................S-
Index of Terms......................................................S-
                                   PROSPECTUS
Available Information.....................................................
Incorporation of Certain Documents by
  Reference...............................................................
Reports to Securityholders................................................
Summary of Terms..........................................................
Risk Factors..............................................................
The Trusts................................................................
The Portfolio of Motor Vehicle Loans .....................................
The Receivables Pools.....................................................
Maturity and Prepayment Assumptions.......................................
Pool Factors and Trading Information......................................
Use of Proceeds...........................................................
The Depositor.............................................................
The Servicer and the Sponsor..............................................
Description of the Notes..................................................
Description of the Certificates...........................................
Certain Information Regarding the Securities..............................
Description of the Transfer and Servicing
  Agreements..............................................................
Certain Legal Aspects of the Receivables..................................
Federal Income Tax Consequences...........................................
State and Local Tax Consequences..........................................
ERISA Considerations......................................................
Ratings...................................................................
Plan of Distribution......................................................
Notice to Canadian Residents..............................................
Legal Opinions............................................................
Annex I...................................................................
Index of Terms............................................................


UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               BARNETT AUTO TRUST
                                     199_-_

                                    [FORM 2]

                                  ------------


                                   $---------
                      CLASS A __% ASSET BACKED CERTIFICATES

                                   $----------
                      CLASS B __% ASSET BACKED CERTIFICATES


                     BARNETT DEALER FINANCIAL SERVICES, INC.
                             SPONSOR AND THE SPONSOR


                         BARNETT AUTO RECEIVABLES CORP.
                                    DEPOSITOR

                               ------------------




                              PROSPECTUS SUPPLEMENT

                               ------------------



                             Dated _______________

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.



    SEC Registration Fee........................................    $227,272.73
    Printing and Engraving......................................    $ 60,000.00
    Trustee's Fees..............................................    $ 10,000.00
    Legal Fees and Expenses.....................................    $200,000.00
    Blue Sky Fees and Expenses..................................    $ 30,000.00
    Accountant's Fees and Expenses..............................    $ 50,000.00
    Rating Agency Fees..........................................    $190,000.00
    Miscellaneous Fees and Expenses.............................    $  7,712.27
                                                                     ----




    Total Expenses..............................................    $765,000.00






ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


Article 12 of the Articles of Incorporation of the Depositor provides for the indemnification of any person who is or was an officer or director of the Depositor with respect to actions taken or omitted by such person in any capacity in which such person serves or served the Issuer, to the full extent authorized or permitted by the Nevada Private Corporation Law. Reference is made to the Articles of Incorporation filed as an exhibit to this Registration Statement for the complete text of Article 12 of the Articles of Incorporation.



The Registrant maintains liability insurance policies such that each of the directors and officers of the Registrant is insured against certain liabilities which they might incur in their capacity as a director or officer.


The Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification by the Underwriters of the Registrant and its directors, officers and controlling persons for certain liabilities arising under the Securities Act of 1933 or otherwise.

The general effect of any statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified against liability when acting on behalf of the Registrant is to reduce the deterrent effect for such indemnified individuals for violating the Securities Act of 1933.

The Registrant is aware that the Securities and Exchange Commission takes the position that indemnification of directors and officers is against public policy and is therefore unenforceable.


ITEM 16.  EXHIBITS

         1.1.     Form of Underwriting Agreement**

         3.1.     Articles of Incorporation Barnett Auto Receivables
                  Corp.

         3.2.     By-laws of Barnett Auto Receivables Corp.

         4.1.     Form of Pooling and Servicing Agreement**

         4.2.     Form of Certificate (included as part of Exhibit 4.1)**

         4.3      Form of Indenture**

         4.4      Form of Trust Agreement**

         5.1. Opinion of Stroock & Stroock & Lavan LLP with respect to legality


         8.1. Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1)


         10.1     Form of Sale and Servicing Agreement**

         10.2     Form of Loan Purchase Agreement**

         23.1.    Consent of Stroock & Stroock & Lavan LLP
                  (contained in Exhibit 5.1)

         24.1. Powers of Attorney (included as part of signature page)**

         24.2     Amended Powers of Attorney

         25.1     Statement of Eligibility and Qualification of
                  Indenture Trustee (Form T-1)**

- -------------------------
**Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (5) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (7) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Barnett Auto Receivables Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Nevada on August 29, 1997.


                                   BARNETT AUTO RECEIVABLES CORP.



                                   By: ________________* /s/ Gerald G. Robinson
                                       Name:  Gerald G. Robinson
                                       Title: President


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                       DATE




     *                        President and Director
/s/ Gerald G. Robinson        (principal executive,
Gerald G. Robinson            financial and accounting
                              officer)                    August 29, 1997

     *
_____________________         Director                             , 1997

     *
/s/ Bryan Buchholz            Director                    August 29, 1997
Bryan Buchholz

                                INDEX TO EXHIBITS


Exhibit
NUMBER         EXHIBIT                                                  PAGE


1.1.           Form of Underwriting Agreement**

3.1.           Articles of Incorporation of Barnett Auto
               Receivables Corp.

3.2.           By-laws of Barnett Auto Receivables Corp.

4.1.           Form of Pooling and Servicing Agreement**

4.2. Form of Certificate (included as part of Exhibit 4.1)**

4.3.           Form of Indenture**

4.4            Form of Amended and Restated Trust Agreement**

5.1. Opinion of Stroock & Stroock & Lavan LLP with respect to legality

8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters
               (contained in Exhibit 5.1)

10.1           Form of Sale and Servicing Agreement**

10.2           Form of Loan Purchase Agreement**

23.1.          Consent of Stroock & Stroock & Lavan LLP
               (contained in Exhibit 5.1)

24.1.          Powers of Attorney (included as part of
               signature page)**

24.2           Amended Powers of Attorney

25.1. Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)**


- ---------------------
**Previously filed.